                                                           EXHIBIT 4



                                                                  EXECUTION COPY

================================================================================


                    STRUCTURED ASSET SECURITIES CORPORATION,
                                   Depositor,


                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                      Master Servicer and Special Servicer,


                             LASALLE NATIONAL BANK,
                                    Trustee,


                                       and


                               ABN AMRO BANK N.V.,
                                  Fiscal Agent


                        ---------------------------------


                         POOLING AND SERVICING AGREEMENT

                          Dated as of October 11, 1997

                        ---------------------------------


                  Commercial Mortgage Pass-Through Certificates

                                Series 1997-LL I


==============================================================================

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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.   Defined Terms................................................3
SECTION 1.02.   Certain Calculations........................................50
SECTION 1.03.   Certain Constructions.......................................51

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.   Conveyance of Mortgage Loans; Assignment of Loan
                Sale Agreement..............................................52
SECTION 2.02.   Acceptance by Custodian and the Trustee.....................55
SECTION 2.03.   Representations and Warranties of the Depositor.............56
SECTION 2.04.   Representations, Warranties and Covenants of the
                Master Servicer and Special Servicer........................68
SECTION 2.05.   Execution and Delivery of Certificates; Issuance
                of Lower-Tier Regular Interests.............................70
SECTION 2.06.   Miscellaneous REMIC and Grantor Trust Provisions............71

                                   ARTICLE III

                       ADMINISTRATION AND SERVICING OF THE
                                 MORTGAGE LOANS

SECTION 3.01.   Master Servicer to Act as Master Servicer;
                Special Servicer to Act as Special Servicer;
                Administration of the Mortgage Loans........................72
SECTION 3.02.   Liability of the Master Servicer and Special
                Servicer....................................................74
SECTION 3.03.   Collection of Certain Mortgage Loan Payments................75
SECTION 3.04.   Collection of Taxes, Assessments and Similar
                Items; Escrow Accounts......................................75
SECTION 3.05.   Collection Account; Upper-Tier Distribution
                Account; Lower-Tier Distribution Account; Class T
                Distribution Account; and Excess Interest
                Distribution Account........................................77
SECTION 3.06.   Permitted Withdrawals from the Collection Account...........89
SECTION 3.07.   Investment of Funds in the Collection Account,
                the REO Account, the Interest Reserve Account,
                the Borrower Accounts, and Other Accounts...................81


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

SECTION 3.08.   Maintenance of Insurance Policies and Errors and
                Omissions and Fidelity Coverage.............................83
SECTION 3.09.   Enforcement of Due-On-Sale Clauses; Assumption
                Agreements; Defeasance Provisions...........................86
SECTION 3.10.   Realization Upon Defaulted Mortgage Loans...................89
SECTION 3.11.   Trustee to Cooperate; Release of Mortgage Files.............94
SECTION 3.12.   Servicing Fees, Trustee Fees and Special
                Servicing Compensation......................................95
SECTION 3.13.   Reports to the Trustee; Collection Account
                Statements..................................................97
SECTION 3.14.   Annual Statement as to Compliance..........................101
SECTION 3.15.   Annual Independent Public Accountants' Servicing
                Report.....................................................102
SECTION 3.16.   Access to Certain Documentation............................102
SECTION 3.17.   Title and Management of REO Properties.....................103
SECTION 3.18.   Sale of Specially Serviced Mortgage Loans and REO
                Properties.................................................106
SECTION 3.19.   Additional Obligations of the Master Servicer;
                Inspections; Successor Manager.............................109
SECTION 3.20.   Reports to the Securities and Exchange
                Commission; Available Information..........................110
SECTION 3.21.   Lock-Box Accounts, Escrow Accounts and Reserve
                Accounts...................................................115
SECTION 3.22.   Property Advances..........................................115
SECTION 3.23.   Appointment of Special Servicer............................116
SECTION 3.24.   Transfer of Servicing Between Master Servicer and
                Special Servicer; Record Keeping...........................117
SECTION 3.25.   Interest Reserve Account...................................118
SECTION 3.26.   Limitations on and Authorizations of the Master
                Servicer and Special Servicer with Respect to
                Specific Mortgage Loans....................................119
SECTION 3.27.   Modifications..............................................122

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 4.01.   Distributions..............................................125
SECTION 4.02.   Statements to Certificateholders; Available
                Information; Information Furnished to Financial
                Market Publisher...........................................132
SECTION 4.03.   Compliance with Withholding Requirements...................138
SECTION 4.04.   REMIC Compliance...........................................138
SECTION 4.05.   Imposition of Tax on the Trust Fund........................141
SECTION 4.06.   Remittances; P&I Advances..................................142
SECTION 4.07.   Grantor Trust Reporting....................................144


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

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.   The Certificates...........................................145
SECTION 5.02.   Registration, Transfer and Exchange of
                Certificates...............................................149
SECTION 5.03.   Mutilated, Destroyed, Lost or Stolen Certificates..........157
SECTION 5.04.   Appointment of Paying Agent................................157
SECTION 5.05.   Access to Certificateholders' Names and Addresses..........157
SECTION 5.06.   Actions of Certificateholders..............................158
SECTION 5.07.   Authenticating Agent.......................................158
SECTION 5.08.   Appointment of Custodians..................................159

                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER
                            AND THE SPECIAL SERVICER

SECTION 6.01.   Liability of the Depositor, the Master Servicer
                and the Special Servicer...................................161
SECTION 6.02.   Merger or Consolidation of the Master Servicer.............161
SECTION 6.03.   Limitation on Liability of the Depositor, the
                Master Servicer and Others.................................161
SECTION 6.04.   Limitation on Resignation of the Master Servicer
                or Special Servicer........................................162
SECTION 6.05.   Rights of the Depositor and the Trustee in
                Respect of the Master Servicer and Special
                Servicer...................................................163
SECTION 6.06.   Master Servicer or Special Servicer as Owner of a
                Certificate................................................164

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.   Events of Default..........................................166
SECTION 7.02.   Trustee to Act; Appointment of Successor...................170
SECTION 7.03.   Notification to Certificateholders.........................171
SECTION 7.04.   Other Remedies of Trustee..................................172
SECTION 7.05.   Waiver of Past Events of Default; Termination..............172

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.   Duties of Trustee..........................................174
SECTION 8.02.   Certain Matters Affecting the Trustee......................176
SECTION 8.03.   Trustee Not Liable for Certificates or Mortgage
                Loans......................................................178
SECTION 8.04.   Trustee May Own Certificates...............................180
SECTION 8.05.   Payment of Trustee Fees and Expenses;
                Indemnification............................................180


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

SECTION 8.06.   Eligibility Requirements for Trustee.......................182
SECTION 8.07.   Resignation and Removal of the Trustee.....................182
SECTION 8.08.   Successor Trustee and Fiscal Agent.........................184
SECTION 8.09.   Merger or Consolidation of Trustee.........................185
SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee..............185
SECTION 8.11.   Fiscal Agent Appointed; Concerning the Fiscal
                Agent......................................................186

                                   ARTICLE IX

                       TERMINATION; OPTIONAL MORTGAGE LOAN
                                    PURCHASE

SECTION 9.01.   Termination; Optional Mortgage Loan Purchase...............188

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01.  Counterparts...............................................192
SECTION 10.02.  Limitation on Rights of Certificateholders.................192
SECTION 10.03.  Governing Law..............................................193
SECTION 10.04.  Notices....................................................193
SECTION 10.05.  Severability of Provisions.................................194
SECTION 10.06.  Notice to the Depositor and Each Rating Agency.............195
SECTION 10.07.  Amendment..................................................196
SECTION 10.08.  Confirmation of Intent.....................................198
SECTION 10.09.  No Intended Third-Party Beneficiaries......................199


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



                                TABLE OF EXHIBITS

Exhibit A-1   Form of Class A-1 Certificate
Exhibit A-2   Form of Class A-2 Certificate
Exhibit A-3   Form of Class A-3 Certificate
Exhibit A-4   Form of Class X-1 Certificate
Exhibit A-5   Form of Class B Certificate
Exhibit A-6   Form of Class C-1 Certificate
Exhibit A-7   Form of Class C-2 Certificate
Exhibit A-8   Form of Class X-2 Certificate
Exhibit A-9   Form of Class D Certificate
Exhibit A-10  Form of Class E Certificate
Exhibit A-11  Form of Class F Certificate
Exhibit A-12  Form of Class T Certificate
Exhibit A-13  Form of Class R Certificate
Exhibit A-14  Form of Class LR Certificate
Exhibit B     Mortgage Loan Schedule
Exhibit C-1   Form of Transferee Affidavit
Exhibit C-2   Form of Transferor Letter
Exhibit D-1   Form of Investment Representation Letter
Exhibit D-2   Form of ERISA Representation Letter
Exhibit E     Form of Request for Release
Exhibit F     Securities Legend
Exhibit G     Loan Sale Agreement
Exhibit H     Form of Monthly Distribution Statement
Exhibit I     Form of Comparative Financial Status Report
Exhibit J     Form of Delinquent Loan Status Report
Exhibit K     Form of Historical Loan Modification Report
Exhibit L     Form of Historical Loss Estimate Report
Exhibit M     Form of REO Status Report
Exhibit N     Form of Watch List
Exhibit O     Form of NOI Adjustment Worksheet
Exhibit P     Form of Operating Statement Analysis
Exhibit Q     Schedule of Exceptions to Representations and Warranties


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



            Pooling and Servicing Agreement, dated as of October 10, 1997, among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent.

                              PRELIMINARY STATEMENT
                 (Terms used but not defined in this Preliminary
                        Statement shall have the meanings
                         specified in Article I hereof)

            The Depositor intends to sell pass-through certificates issued hereunder in multiple classes which in the aggregate evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that the Trust Fund, exclusive of the Lock-Box Accounts, Reserve Accounts, the Default Interest, the Class T Distribution Account, the Excess Interest and the Excess Interest Distribution Account (such portion of the Trust Fund, the "Trust REMICs"), be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively). The Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E and Class F Certificates represent "regular interests" in the Upper-Tier REMIC. The Class R Certificates constitute the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions. There are also nine classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC-1, Class LC-2, Class LD, Class LE and Class LF Interests), each of which constitutes a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests are held by the Trustee as assets of the Upper-Tier REMIC. The parties intend that the portions of the Trust Fund representing assets of the Grantor Trust, including the Net Default Interest, the Class T Distribution Account, the Excess Interest and the Excess Interest Distribution Account, be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, that the Class T Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Default Interest and the Class T Distribution Account, subject to the obligation to pay certain amounts as set forth in Section 3.05(c), and that the Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class C-2, Class D, Class E and Class F Certificates represent undivided beneficial interests in specified portions of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

            The following table sets forth the designation and initial Certificate Principal Amount (or, with respect to the Class X-1 and Class X-2 Certificates, Notional Amount) for each Class of Certificates (other than the Class R, Class LR and Class T Certificates).

                                           Initial Certificate
                                           Principal Amount or
             Class                         Notional Amount
             -----                         ---------------
             Class A-1....................   $612,000,000
             Class A-2....................   $204,000,000
             Class A-3....................   $168,434,000
             Class X-1(1).................   $1,376,717,068
             Class B......................   $114,138,000
             Class C-1....................   $49,870,000
             Class C-2....................   $50,000,000
             Class X-2(2).................   $50,000,000
             Class D......................   $114,137,000
             Class E......................   $42,802,000
             Class F......................   $71,336,068

            (1) The initial Notional Amount of the Class X-1 Certificates is equal to the initial Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class D, Class E and Class F Certificates.

            (1) The initial Notional Amount of the Class X-2 Certificates is equal to the initial Certificate Principal Amount of the Class C-2 Certificates.

            The Class T, Class R and Class LR Certificates do not have Certificate Principal Amounts or Notional Amounts. The Certificate Principal Amount of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Principal Amount thereof are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01. As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to $ ____________.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01.     Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "Act": The Securities Act of 1933, as it may be amended from time to time.

            "Additional Trust Fund Expenses": (i) Unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, indemnities and expense reimbursements to the Master Servicer, the Special Servicer and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund and (ii) any other default-related or unanticipated expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

            "Advance": Any P&I Advance or Property Advance.

            "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through the date of reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance; provided, that, with respect to a P&I Advance, in the event that the related Borrower makes payment of the amount in respect of which such P&I Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Master Servicer, the Trustee, the Special Servicer or the Fiscal Agent shall be paid (i) first from the amount of Default Interest paid by the Borrower and
(ii) to the extent such amounts are insufficient therefor, from amounts on deposit in the Collection Account.

            "Advance Rate": A per annum rate equal to the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date), compounded monthly, as of each Master Servicer Remittance Date.

            "Adverse REMIC Event":  As defined in Section 4.04(b)

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and

"controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

            "Affiliated Person": Any Person involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

            "Agent Member": Members of, or participants in, the Depository.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Allocated Loan Amount": With respect to each Mortgaged Property as of any date of determination, the portion of the principal balance of the related Mortgage Loan then allocated to such Mortgaged Property in accordance with the terms of the applicable Mortgage or Loan Agreement.

            "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.14 hereof and an annual report of an Independent accountant required pursuant to Section 3.15 hereof.

            "Anticipated Repayment Date": With respect to each Mortgage Loan (other than the DDR/DRA Loan, which has no Anticipated Repayment Date), the date set forth below opposite such Mortgage Loan:

            Courtyard Loan............................     April 10, 2012
            Worldwide Plaza Loan......................      July 10, 2004
            Prentiss Loan.............................  February 26, 2007
            Arden Loan................................      June 11, 2004
            Villa Marina Loan.........................   October 10, 2006
            Valley View Loan..........................   October 10, 2006
            Sun Communities Loan...................... September 10, 2007

            "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

            "Applicable Scheduled Payment": As defined in Section 4.06.

            "Applicable Procedures": As defined in Section 5.02(c)(iii).

            "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by Updated Appraisals obtained by the Master Servicer (the cost of which shall be advanced by the Master Servicer as a Property

Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances, with interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents, if applicable, and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance by the Master Servicer, the Trustee or the Fiscal Agent, as applicable). If no Updated Appraisal has been obtained within the 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Master Servicer shall estimate the value of the related Mortgaged Properties (the "Master Servicer's Appraisal Estimate") and such estimate shall be used for purposes of determining the Appraisal Reduction Amount for such Distribution Date. If the GMAC Commercial Mortgage Corporation is no longer the Special Servicer, the out of pocket expenses, including the reasonable allocation of internal expenses, which shall in no event exceed 0.015% of the then outstanding principal balance of the related Mortgage Loan, incurred in connection with such estimate, shall be reimbursable to the Master Servicer as a Property Advance. Within 30 days after the Master Servicer receives notice or is otherwise aware of the Appraisal Reduction Event, the Master Servicer shall obtain an independent MAI appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance; provided, however, that with respect to the Appraisal Reduction Event enumerated in clause (v) in the definition of Appraisal Reduction Event, in the event that the Master Servicer is diligently proceeding to obtain an independent MAI appraisal but cannot do so within such 30-day period, the Master Servicer will have an additional 30 days to obtain an independent MAI appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Master Servicer shall adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Master Servicer's Appraisal Estimate). Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Updated Appraisal and annual letter updates, as of the date of each such subsequent Updated Appraisal or letter update. Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Scheduled Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Scheduled Payments on the Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver in respect of the related Mortgaged Property has been appointed, (v) immediately after a Borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

            "Arden Loan": The Mortgage Loan identified as No. 5 on the Mortgage Loan Schedule.

            "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the state in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same state, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian and the Master Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

            "Assumption Fees": Any fees collected by the Master Servicer or Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Borrower thereunder permitted to be executed under the provisions of this Agreement.

            "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 5.07.

            "Available Funds": For a Distribution Date and either Loan Group, the sum of (i) all Scheduled Payments, Extended Scheduled Payments, Balloon Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b)) on or in respect of the Mortgage Loans in such Loan Group received by the Master Servicer in the Collection Period relating to such Distribution Date, (ii) all other amounts received by the Master Servicer in such Collection Period and required to be placed in the Collection Account by the Master Servicer pursuant to Section 3.05 allocable to the Mortgage Loans in such Loan Group, and including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date and any interest or other income earned on funds in the Interest Reserve Account, (iii) with respect to the Group 1 Loans, for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Sections 3.25 and 4.06(b), and (iv) any late payments of Scheduled Payments received with respect to the Mortgage Loans in such Loan Group after the end of the Collection Period relating to such Distribution Date but prior to the related Master Servicer Remittance Date but excluding the following:

            (a) amounts permitted to be used to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described in Section 3.06(ii);

            (b) those portions of each payment of interest which represent the applicable Servicing Fee and an amount representing any applicable Special Servicing Compensation with respect to such Distribution Date;

            (c) all amounts in the nature of late fees (subject to Section 3.12 hereof), loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, and reinvestment earnings on Investment Accounts which the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation;

            (d) all amounts representing Scheduled Payments due after the related Due Date;

            (e) that portion of Net Liquidation Proceeds or Net Insurance Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation, to which the Master Servicer, Trustee and the Special Servicer, respectively, are entitled;

            (f) all amounts representing expenses specifically reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 and including any indemnities provided for herein), including interest thereon as provided in this Agreement;

            (g) any interest or investment income on funds on deposit in the Collection Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Class T Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, any Lock-Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested;

            (h) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts with respect to the DDR/DRA Loan, the Prentiss Loan, the Arden Loan, the Villa Marina Loan and the Sun Communities Loan to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to Sections 2.03(d), 3.18 or 9.01 during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

            (j) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

            (k) Prepayment Premiums;

            (l) Default Interest; and

            (m) Excess Interest.

            "Balloon Payment": With respect to the DDR/DRA Loan, the Villa Marina Loan and the Valley View Loan, the payments due on their respective stated maturity dates.

            "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

            "Borrower": With respect to any Mortgage Loan, any obligor or obligors on any related Note or Notes.

            "Borrower Account": As defined in Section 3.07(a).

            "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal offices of the Master Servicer or Special Servicers are located, or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law, executive order or governmental decree to be closed.

            "Cash Deposit": An amount equal to all cash payments of principal and interest received by the related Originator in respect of the Mortgage Loans prior to or on the Closing Date that are due after the Cut-Off Date.

            "Certificate": Any Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

            "Certificate Custodian": Initially, LaSalle National Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            "Certificate Interest Rate": Any of the Class A-1 Certificate Interest Rate, the Class A-2 Certificate Interest Rate, the Class A-3 Certificate Interest Rate, the Class X-1 Certificate Interest Rate, the Class B Certificate Interest Rate, the Class C-1 Certificate Interest

Rate, the Class C-2 Certificate Interest Rate, the Class X-2 Certificate Interest Rate, the Class D Certificate Interest Rate, the Class E Certificate Interest Rate and the Class F Certificate Interest Rate. The Class T, Class R and Class LR Certificates do not have Certificate Interest Rates.

            "Certificate Principal Amount": With respect to any Class of Certificates (other than the Class X-1, Class X-2, Class T, Class R and Class LR Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Principal Amount of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class of Certificates on the Distribution Date immediately prior to such date of determination, after actual distributions of principal thereon and allocation of Realized Losses thereto on such prior Distribution Date; provided that for purposes of determining Voting Rights, the Certificate Principal Amount of each of the Class B, Class C-1, Class C-2, Class D, Class E, and Class F Certificates shall be deemed to have been reduced by the amount of any Appraisal Reduction Amounts allocated thereto pursuant to Section 4.01(k). With respect to any Class of Lower-Tier Regular Interest, (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Principal Amount of the Class of Related Certificates with respect thereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class on the Distribution Date immediately prior to such date of determination, after distribution of principal thereon and allocation of Realized Losses thereto on such prior Determination Date in accordance with
Section 4.01(a).

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": With respect to any Certificate, the Person whose name is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a manager of a Mortgaged Property, a mortgagor or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that (i) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, provided, that, such amendment does not relate to compensation of the Master Servicer or the Special Servicer or benefit the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding; and (ii) for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an Affiliate thereof shall be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. For purposes of obtaining the consent of Certificateholders to any action with respect to a particular Mortgage Loan proposed to be taken by the Master Servicer or Special Servicer, any Certificates beneficially owned by the Affiliates of the related Borrower, the related Manager, or Affiliates of the related Manager shall not be deemed to be outstanding.

            Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Fiscal Agent or other such Person may rely, without limitation, on a participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a participant in the Depository to such Person indicating that such Person beneficially owns Certificates.

            "Class": With respect to the Certificates, all of the Certificates bearing the same alphabetical and numerical class designation, and with respect to the Lower-Tier Regular Interests, each interest bearing the applicable alphabetical and numerical designation set forth in the Preliminary Statement hereto.

            "Class A Certificates": Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates.

            "Class A-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

            "Class A-1 Certificate Interest Rate": A per annum rate equal to
[ ]%.

            "Class A-1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Certificate Principal Amount of the Class A-1 Certificates.

            "Class A-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

            "Class A-2 Certificate Interest Rate": A per annum rate equal to
[ ]%.

            "Class A-2 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Certificate Principal Amount of the Class A-2 Certificates.

            "Class A-3 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

            "Class A-3 Certificate Interest Rate": A per annum rate equal to
[ ]%.

            "Class A-3 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Certificate Principal Amount of the Class A-3 Certificates.

            "Class B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

            "Class B Certificate Interest Rate": A per annum rate equal to [ ]%.

            "Class B Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Certificate Principal Amount of the Class B Certificates.

            "Class C-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

            "Class C-1 Certificate Interest Rate": A per annum rate equal to
[ ]%.

            "Class C-1 Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Certificate Principal Amount of the Class C-1 Certificates.

            "Class C-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

            "Class C-2 Certificate Interest Rate": A per annum rate equal to (i) for each Distribution Date through and including the Distribution Date in July 2004, LIBOR plus [ ]% and (ii) for each Distribution Date thereafter, the Net Mortgage Rate of the Worldwide Plaza LIBOR Component.

            "Class D Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

            "Class D Certificate Interest Rate": A per annum rate equal to [ ]%.

            "Class D Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Certificate Principal Amount of the Class D Certificates.

            "Class E Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

            "Class E Certificate Interest Rate": A per annum rate equal to the lesser of (i) the Group 1 WAC Rate and (ii) [ ]%.

            "Class E Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Certificate Principal Amount of the Class E Certificates.

            "Class F Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

            "Class F Certificate Interest Rate": A per annum rate equal to the lesser of (i) the Group 1 WAC Rate and (ii) [ ]%.

            "Class F Component": With respect to the Class X-1 Certificates, at any date of determination, that portion of the Notional Amount of the Class X-1 Certificates equal to the Certificate Principal Amount of the Class F Certificates.

            "Class LA-1 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LA-2 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LA-3 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LB Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LC-1 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LC-2 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LD Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LE Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LF Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

            "Class LR Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto. The Class LR Certificates have no Certificate Interest Rate, Certificate Principal Amount or Notional Amount.

            "Class T Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto and entitled to the distributions payable thereto pursuant to Section 4.01(d). The Class T Certificates have no Certificate Interest Rate, Certificate Principal Amount or Notional Amount. The Class T Certificates represent a beneficial ownership interest in the Default Interest, subject to the obligation to pay certain amounts as set forth in
Section 3.05(c).

            "Class T Distribution Account": The account or accounts created and maintained as a separate account or accounts by the Trustee pursuant to Section 3.05(c), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Class T Certificateholders, Class T Distribution Account" and which must be an Eligible Account. The Class T Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Class R Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto. The Class R Certificates have no Certificate Interest Rate, Certificate Principal Amount or Notional Amount.

            "Class X-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

            "Class X-1 Certificate Interest Rate": A per annum rate equal to the weighted average of the Certificate Interest Rates on the Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class B Component, the Class C-1 Component, the Class D Component, the Class E Component and the Class F Component, weighted on the basis of the Certificate Principal Amount of their respective related Class of Certificates. The Certificate Interest Rate on the Class A-1 Component is a per annum rate equal to the Group 1 WAC Rate minus the Class A-1 Certificate Interest Rate. The Certificate Interest Rate on the Class A-2 Component is a per annum rate equal to the Group 1 WAC Rate minus the Class A-2 Certificate Interest Rate. The Certificate Interest Rate on the Class A-3 Component is a per annum rate equal to the Group 1 WAC Rate minus the Class A-3 Certificate Interest Rate. The Certificate Interest Rate on the Class B Component is a per annum rate equal to the Group 1

WAC Rate minus the Class B Certificate Interest Rate. The Certificate Interest Rate on the Class C-1 Component is a per annum rate equal to the Group 1 WAC Rate minus the Class C-1 Certificate Interest Rate. The Certificate Interest Rate on the Class D Component is a per annum rate equal to the Group 1 WAC Rate minus the Class D Certificate Interest Rate. The Certificate Interest Rate on the Class E Component is a per annum rate equal to the Group 1 WAC Rate minus the Class E Certificate Interest Rate. The Certificate Interest Rate on the Class F Component is a per annum rate equal to the Group 1 WAC Rate minus the Class F Certificate Interest Rate.

            "Class X-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

            "Class X-2 Certificate Interest Rate": A per annum rate equal to the Net Mortgage Rate on the Worldwide Plaza LIBOR Component minus the Class C-2 Certificate Interest Rate.

            "Closing Date": October 14, 1997.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

            "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a), which shall be entitled "GMAC Commercial Mortgage Corporation in trust for LaSalle National Bank, as Trustee, in trust for Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Collection Account" and which must be an Eligible Account.

            "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs and ending at the close of business on the Due Date in the month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Comparative Financial Status Report": A report substantially containing the content described in Exhibit I attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgaged Property for each of the following three periods (to the extent such information is available): (i) the most current available trailing twelve months, which information shall be updated only once per quarter, (ii) the previous two full fiscal years, which information shall be updated within 45 days of the of receipt of the annual information provided by the related Borrowers and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date). For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-Off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller.

            "Corporate Trust Office": The principal office of the Trustee located at 135 South LaSalle Street, Chicago, Illinois 60674-4107, Attention:
Asset Backed Securities Trust Services Group-1997-LL I, or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

            "Courtyard Loan": The Mortgage Loan identified as No. 2 on the Mortgage Loan Schedule.

            "Cross-over Date": The Distribution Date on which the Certificate Principal Amount of each Class of Subordinate Certificates has been reduced to zero.

            "Custodial Agreement": The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "Custodian": Any Custodian appointed pursuant to Section 5.08 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Depositor or any Affiliate thereof.

            "Cut-Off Date": With respect to each of the Mortgage Loans, October 11, 1997.

            "DCR": Duff & Phelps Credit Rating Co., or its successor in interest.

            "DDR/DRA Loan": The Mortgage Loan identified as No. 1 on the Mortgage Loan Schedule.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended one-year period for which data is available from the related Borrower, before payment of any scheduled payments of principal and interest on such Mortgage Loan but after funding of required reserves and "normalized" by the Master Servicer pursuant to
Section 3.13, by the annual debt service required by such Mortgage Loan. Annual debt service shall be calculated by multiplying the Scheduled Payment in effect on such date of determination for such Mortgage Loan by 12.

            "Default Interest": With respect to any Mortgage Loan or Worldwide Component, interest accrued on such Mortgage Loan or Worldwide Component at the excess of the related Default Rate over the sum of the related Mortgage Rate plus, if applicable, the Excess Rate for such Mortgage Loan. The Default Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Default Rate": With respect to each Mortgage Loan or Worldwide Component, the per annum rate at which interest accrues on such Mortgage Loan or Worldwide Component following any event of default on such Mortgage Loan or Worldwide Component, including a default in the payment of a Scheduled Payment, as such rate is set forth on the Mortgage Loan Schedule.

            "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit J attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 or more days or more, current but specially serviced, or were in foreclosure but were not REO Property.

            "Denomination": As defined in Section 5.01.

            "Depositor": Structured Asset Securities Corporation, a Delaware corporation, and its successors and assigns.

            "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

            "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Discount Rate": With respect to each Mortgage Loan or Worldwide Component, the discount rate used to calculate the Prepayment Premium pursuant to the terms of such Mortgage Loan.

            "Discount Rate Fraction": As defined in Section 4.01(c).

            "Directing Class": As defined in Section 3.27.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10 percent of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Non-U.S. Person": With respect to a Class R or Class LR Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code
Section 521), (d) rural electric and telephone cooperatives described in Code
Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            "Distribution Date": The second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November, 1997.

            "Due Date": With respect to any Mortgage Loan, the day each month set forth in the related Note on which the Scheduled Payment is due and payable, and with respect to any Distribution Date, the Due Date occurring in the month in which such Distribution Date occurs.

            "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

            "Effective Servicing Fee Rate" means, with respect to the Worldwide Plaza LIBOR Component (i) for Collection Periods commencing in the months of April, June,

September, November and (for years preceding a non-leap year) December, the Servicing Fee Rate and (ii) for Collection Periods, commencing in the months of January, February, March, May, July, August, October and (for years preceding a leap year) December, the rate per annum (which may be higher or lower than the Servicing Fee Rate) at which the Servicing Fee (which is calculated on a 30/360 basis) would have to accrue on the Stated Principal Balance of the Worldwide Plaza LIBOR Component during the related Collection Period in order to produce an amount equal to the Servicing Fee to be paid with respect to the Worldwide Plaza LIBOR Component with respect to such Collection Period.

            "Eligible Account": Either (i) (A) an account or accounts maintained with either a federal or state chartered depository institution or trust company the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies no less than one rating category less than the rating of the highest-rated Class of Certificates, but in no event less than "A" or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies which rates such depository institution in a rating category lower than that required by clause (A) that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency, would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicer; provided, however, that accounts held at Banc One of Texas and Bank of New York (DE) shall be Eligible Accounts for so long as there is no downgrade, qualification or withdrawal of the rating of such institutions from their ratings as of the Cut-Off Date. Eligible Accounts may bear interest.

            "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, or (ii) an Institutional Accredited Investor.

            "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Originator in connection with the origination of the related Mortgage Loan.

            "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

            "Escrow Account": As defined in Section 3.04(b).

            "Escrow Payment": Any payment made by any Borrower to the Master Servicer pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, ground rents and similar items in respect of the related Mortgaged Property.

            "Event of Default": A Master Servicer Event of Default or Special Servicer Event of Default, as applicable.

            "Excess Interest": With respect to each Mortgage Loan and each Worldwide Component (other than the DDR/DRA Loan), interest accrued on such Mortgage Loan at the related Excess Rate plus interest thereon to the extent permitted by applicable law at the related Revised Mortgage Rate. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts by the Trustee pursuant to Section 3.05(d), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Excess Interest Distribution Account" and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Prepayment Interest Shortfall": With respect to either Loan Group and any Distribution Date, the aggregate amount by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Collection Period with respect to such Loan Group exceeds the aggregate Servicing Fee (minus the Trustee Fee) available to be paid to the Master Servicer with respect to such Loan Group for such Distribution Date.

            "Excess Rate": With respect to each Mortgage Loan (other than the DDR/DRA Loan) and each Worldwide Component is the excess of the related Revised Mortgage Rate over the related Mortgage Rate or, with respect to the Worldwide Plaza LIBOR Component, the excess of the related Revised Mortgage Rate over 7.920% per annum.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exchange Act Report": A Form 8-K, Form 10-K, Form 10-Q or Form 12b-25 to be filed with the Commission, under cover of the related form required by the Exchange Act.

            "Extended Scheduled Payment": With respect to any extension of a Mortgage Loan as to which any principal balance and accrued interest remains unpaid on its Maturity Date (such unpaid amount, a "Balance"), an amount equal to (a) a deemed principal portion of a revised monthly payment (which will be calculated based on an amortization schedule which would fully amortize the applicable Balance over a term that does not extend past the date occurring two years prior to the Rated Final Distribution Date (commencing on the Maturity Date of such Mortgage Loan) and an interest rate no less than the Mortgage Rate with respect to such Mortgage Loan), and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Extended Scheduled Payments may include interest at a rate lower than the related Default Rate (but, except as otherwise provided herein, not lower than the related Mortgage Rate).

            "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

            "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Final Recovery Determination": With respect to any Specially Serviced Mortgage Loan or any Mortgage Loan subject to repurchase by the Depositor in accordance with Section 2.03(d), the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Master Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Custodian (and the Master Servicer, if the certificate is from the Special Servicer), expects to be finally recoverable. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Master Servicer hereunder and the transfer of such records to a successor Master Servicer and (ii) five years following the termination of the Trust Fund.

            "Financial Market Publisher": Bloomberg Financial Service.

            "Financial Report": A Form 8-K including as exhibits under Item 7 of Form 8-K the financial statements and other financial information required to be filed as described in Sections 3.20.

            "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

            "Fixed Voting Rights Percentage": As defined in the definition of "Voting Rights."

            "FNMA": The Federal National Mortgage Association, or any successor thereto.

            "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

            "Form 10-K": An Annual Report in Form 10-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

            "Form 10-Q": A Quarterly Report in Form 10-Q under the Exchange Act, or such successor form as the Commission may specify from time to time.

            "Form 12b-25": A Notification of Late Filing required by Rule 12b-25 under the General Rules and Regulations under the Exchange Act.

            "Form 15": As defined in Section 3.20(a) herein.

            "Global Certificates": The Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E and Class F Certificates.

            "GMACCM": GMAC Commercial Mortgage Corporation, a California corporation.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Default Interest, Excess Interest and amounts held from time to time in the Class T Distribution Account and the Excess Interest Distribution Account.

            "Group 1 Certificates": The Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class D, Class E and Class F Certificates.

            "Group 1 Loans": All of the Mortgage Loans and Worldwide Components other than the Worldwide Plaza LIBOR Component.

            "Group 1 Realized Loss": With respect to any Distribution Date shall mean the amount, if any, by which (i) the aggregate Certificate Principal Amount of all Classes of Group 1 Certificates, after giving effect to distributions made on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance of the Group 1 Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date.

            "Group 1 WAC Rate": With respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Rates in effect for the Group 1 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Dates.

            "Group 2 Certificates": The Class C-2 and Class X-2 Certificates.

            "Group 2 Loan": The Worldwide Plaza LIBOR Component.

            "Group 2 Realized Loss": with respect to any Distribution Date shall mean the amount, if any, by which (i) the aggregate Certificate Principal Amount of the Class C-2 Certificates, after giving effect to distributions made on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance of the Worldwide Plaza LIBOR Component after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Loan Modification Report": A report substantially containing the content described in Exhibit K attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and
(ii) since the Cut-Off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit L attached hereto, setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

            "Holder": With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest, the Trustee.

            "Indemnified Party": As defined in Section 8.05(c).

            "Indemnifying Party": As defined in Section 8.05(c).

            "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Borrower or any Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Individual Certificate": Any Certificate in definitive, fully registered form without interest coupons.

            "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

            "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08).

            "Interest Accrual Amount": With respect to any Distribution Date and any Class of P&I Certificates, an amount equal to interest for the related Interest Accrual Period at the Certificate Interest Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions in reduction of Certificate Principal Amount or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and the Class X-1 and Class X-2 Certificates, an amount equal to interest for the related Interest Accrual Period at the Certificate Interest Rate for such Class for such Interest Accrual Period on the Notional Amount of such Class (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Calculations of interest due in respect of the Group 1 Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months. Calculations of interest due in respect of the Group 2 Certificates shall be made based on the actual number of days in such Interest Accrual Period and a 360-day year.

            "Interest Accrual Period": With respect to any Distribution Date and with respect to each Class of Group 1 Certificates, the period which commences on the tenth day of the month preceding the month in which such Distribution Date occurs and ends on the ninth day of the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days. With respect to the Group 2 Certificates, the Interest Accrual Period with respect to any Distribution Date is the period commencing on and including the 12th day of the month preceding the month in which such Distribution Date occurs and ending on and including the eleventh day of the month in which such Distribution Date occurs.

            "Interest Distribution Amount": With respect to any Distribution Date and each Class of Regular Certificates, an amount equal to (A) the sum of
(i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to
Section 4.01(h).

            "Interest Rate Cap Agreement": That certain interest rate cap agreement entered into between the Borrowers under the Worldwide Plaza Loan and SBCM Derivative Products Limited.

            "Interest Rate Cap Provider": SBCM Derivative Products Limited, in its capacity as the interest rate cap provider, or any successor thereto, pursuant to the Interest Rate Cap Agreement.

            "Interest Reserve Account": The account created and maintained by the Trustee pursuant to Section 3.25, which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Interest Reserve Account" and which shall be an Eligible Account.

            "Interest Shortfall": With respect to any Distribution Date for any Class of Regular Certificates, the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Excess Interest) made with respect to such Class on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X-1 and Class X-2 Certificates, one month's interest on any such excess at the Certificate Interest Rate applicable to such Class for the current Distribution Date, (ii) in the case of the Class X-1 Certificates, one month's interest on any such excess at the Group 1 WAC Rate for such Distribution Date, and (iii) in the case of the Class X-2 Certificates, one month's interest on any such excess at the Mortgage Rate of the Worldwide Plaza LIBOR Component.

            "Interested Person": As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Borrower, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "Investment Account": As defined in Section 3.07(a).

            "Investment Representation Letter": As defined in Section 5.02(c)(i)(A).

            "IRS": The Internal Revenue Service.

            "LIBOR" shall mean, with respect to each Interest Accrual Period for the Class C-2 Certificates, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on such LIBOR Determination Date, the Master Servicer shall request the principal London Office of any four major reference banks in the London interbank market selected by the Master Servicer to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such LIBOR Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Master Servicer shall request any three major banks in New York City selected by the Master Servicer to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable LIBOR Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by the Master Servicer or its agent.

            "LIBOR Business Day": Any day on which dealings in foreign currencies and exchange are carried on in London, England and in New York, New York.

            "LIBOR Determination Date": means, with respect to each Interest Accrual Period, the date that is two LIBOR Business Days prior to the tenth day of the month in which such Interest Accrual Period commences.

            "Liquidation Expenses": Expenses incurred by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent in connection with the liquidation of any Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such property including interest on the related Property Advances at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

            "Liquidation Fee": With respect to any Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated, an amount equal to 0.75% of the amount equal to

(a) the Liquidation Proceeds of such Mortgage Loan or REO Property (other than any such proceeds specified in clause (i) of the definition of Liquidation Proceeds) minus (b) any broker's commission and related brokerage referral fees.

            "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) a sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or Section 9.01.

            "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

            "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or subsequently added to the related Mortgage File.

            "Loan Group": Either of the Loan Group 1 or Loan Group 2.

            "Loan Group 1": The loan group consisting of all of the Mortgage Loans other than the Worldwide Plaza LIBOR Component.

            "Loan Group 2": The loan group consisting of the Worldwide Plaza LIBOR Component.

            "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

            "Loan Sale Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of the Cut-Off Date, by and between the Depositor and the Mortgage Loan Seller, a copy of which is attached hereto as Exhibit G.

            "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive rental or other income generated by the Mortgaged Property. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon.

            "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box or other similar agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

            "Lock-out Period": With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Borrower are prohibited.

            "Lower-Tier Distribution Account": The account or accounts created and maintained as a separate account or accounts by the Trustee pursuant to
Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Lower-Tier Distribution Account" and which must be an Eligible Account.

            "Lower-Tier Regular Interests": The Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC-1, Class LC-2, Class LD, Class LE and Class LF Interests.

            "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Default Interest and Excess Interest), collections thereon, any REO Property acquired in respect thereof and all proceeds of such REO Property, other property of the Trust Fund related thereto, and amounts held in respect thereof from time to time in the Collection Account, the Interest Reserve Account and the Lower-Tier Distribution Account.

            "MAI": Member of the Appraisal Institute.

            "Management Agreement": With respect to any Mortgage Loan, the management agreement, if any, by and between the Manager and the related Borrower, or any successor management agreement between such parties.

            "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

            "Master Servicer": GMACCM or its successor in interest, or any successor Master Servicer appointed as herein provided.

            "Master Servicer Event of Default": As defined in Section 7.01(a).

            "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicer Remittance Report": A report prepared by the Master Servicer in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02 and containing such additional information as the Master Servicer and the Trustee may from time to time agree.

            "Master Servicer's Appraisal Estimate": As defined in the definition of Appraisal Reduction Amount.

            "Maturity Date": With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule.

            "Monthly Distribution Statement": As defined in Section 4.02(a).

            "Moody's": Moody's Investors Service, Inc., or its successor in interest.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

            "Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(i) through (xv) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date. Such term shall include any REO Mortgage Loan or defeased Mortgage Loan.

            "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

            (a) the Borrower's name;

            (b) the Scheduled Payment in effect as of the Cut-Off Date;

            (c) the Mortgage Rate (separately identifying the Default Rate);

            (d) the Net Mortgage Rate in effect at the Cut-Off Date;

            (e) the original principal balance;

            (f) the original term to stated maturity, remaining term to stated maturity, and Maturity Date;

            (g) the original and remaining amortization terms;

            (h) the Stated Principal Balance as of the Cut-Off Date;

            (i) the loan-to-value ratio as of the Cut-Off Date;

            (j) the applicable Loan Number; and

            (k) the number of Mortgaged Properties securing such Mortgage Loan.

            The Mortgage Loan Schedule shall also set forth the total of the amounts described under clause (b) and (e) above for all of the Mortgage Loans.

            "Mortgage Loan Seller": Lehman Brothers Holdings Inc.

            "Mortgage Rate": With respect to any Mortgage Loan or Worldwide Component, the per annum rate at which interest accrues on such Mortgage Loan or Worldwide Component as stated in the related Note, in each case without giving effect to the Excess Rate or the Default Rate with respect to any Mortgage Loan or Worldwide Component. Notwithstanding the foregoing, for purposes of calculating Certificate Interest Rates of the Group 1 Certificates, the Mortgage Rates of the Group 1 Loans for any one-month period preceding a related Due Date shall be deemed to be a per annum rate equal to the Mortgage Rate thereof multiplied by a fraction, the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30; provided, however, that with respect to the DDR/DRA Loan, the Prentiss Loan, the Arden Loan, the Villa Marina Loan and the Sun Communities Loan, (i) the Mortgage Rate for the Collection Period preceding the Due Dates in January and February in each year that is not a leap year or in February only in each year that is a leap year will be determined net of the Withheld Amounts with respect to each such Mortgage Loan and (ii) the Mortgage Rate for the Collection Period preceding the Due Date in each March will be determined after taking into account the addition of the Withheld Amount with respect to such Mortgage Loan.

            "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

            "Net Default Interest": As defined in Section 3.05(c).

            "Net Income": With respect to any REO Property, all income received in connection with such REO Property, less any operating expenses, including, but not limited to, utilities, real estate taxes, property management fees, insurance premiums, leasing commission fees, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property and permitted to be incurred under this Agreement.

            "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

            "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged

Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

            "Net Mortgage Rate": With respect to any Group 1 Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Worldwide Component minus the Servicing Fee Rate. The Net Mortgage Rate of the Worldwide Plaza LIBOR Component is a per annum rate equal to the Mortgage Rate thereof in effect from time to time minus the Effective Servicing Fee Rate. For purposes of calculating any Certificate Interest Rate, the Net Mortgage Rate of such Mortgage Loan or Worldwide Component shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan or Worldwide Component, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or similar proceeding involving the related Borrower.

            "Net REO Proceeds": With respect to each REO Property and any related REO Mortgage Loan, REO Proceeds with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

            "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Master Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit O attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit O to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee with each annual operating statement for a Mortgaged Property pursuant to Section 3.13(d).

            "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and which, in the good faith business judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. The judgment or determination by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced in the case of the Master Servicer or Special Servicer, by a certificate of a Servicing Officer delivered to the Trustee, the Fiscal Agent, the Depositor, each Rating Agency and, in the case of the Special Servicer, to the Master Servicer, and in the case of the Trustee or the Fiscal Agent, by a certificate of a Responsible Officer of the Trustee or Fiscal Agent, as applicable, delivered to the Depositor (and the Trustee if the certificate is from the Fiscal Agent), which in each case sets forth such judgment or determination and the procedures and considerations of the Master Servicer, Special Servicer, Trustee or Fiscal Agent, as applicable, forming the basis of such determination (including, but not limited to, information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspections, Master Servicer, Special Servicer, Trustee or Fiscal Agent inquiries, third party engineering and environmental reports, and an appraisal conducted by an MAI appraiser in accordance with MAI standards or any Updated Appraisal thereof conducted within the past 12 months; copies of such documents to be included with the certificate of a Responsible Officer). Any determination of non-recoverability made by the Master Servicer may be made without regard to any value determination made by the Special Servicer other than pursuant to an Updated Appraisal.

            "Non-U.S. Person": A person that is not a U.S. Person.

            "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

            "Notice of Termination": Any of the notices given to the Trustee by the Master Servicer, the Depositor or any Holder of a Class LR Certificate pursuant to Section 9.01(c).

            "Notional Amount": For any date of determination, (i) with respect to the Class X-1 Certificates, a notional principal amount equal to the aggregate of the Certificate Principal Amounts of the Group 1 Certificates (other than the Class X-1 Certificates) as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution
Date) plus the amount of any unpaid Interest Shortfalls on such Classes or, in the case of the first Distribution Date, as of the Closing Date, and (ii) with respect to the Class X-2 Certificates, through and including the Distribution Date in July 2004, a notional principal amount equal to the Certificate Principal Amount of the Class C-2 Certificates as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution
Date) plus the amount of any unpaid Interest Shortfalls on such Class or, in the case of the first Distribution Date, as of the Closing Date. Unless the Notional Amount of the Class X-2 Certificates has been reduced to zero prior to such date, the Class X-2 Certificates shall be retired following the distributions on the Distribution Date in July 2004, and shall not have a Notional Amount thereafter.

            "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Master Servicer or the Special Servicer, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee or the Master Servicer, as the case may be.

            "Operating Statement Analysis": With respect to each Mortgaged Property and REO Property, a report substantially containing the content described in Exhibit P attached hereto.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor"), (c) qualification of the Grantor Trust as a grantor trust or (d) a resignation of the Master Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

            "Originator": Each of (i) the Mortgage Loan Seller with respect to the DDR/DRA Loan, the Courtyard Loan, the Worldwide Plaza Loan, the Valley View Loan and the Sun Communities Loan, and (ii) Lehman Brothers Realty Corporation with respect to the Prentiss Loan, the Arden Loan and the Villa Marina Loan.

            "Ownership Interest": Any record or beneficial interest in a Class R or Class LR Certificate.

            "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate through the date of payment or reimbursement.

            "P&I Certificates": The Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class C-2, Class D, Class E and Class F Certificates collectively.

            "Paying Agent": The paying agent appointed pursuant to Section 5.04.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class T, Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Certificates. With respect to any Class T, Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each

Rating Agency shall have confirmed in writing to the Master Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

            (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

           (ii)   Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must
                  (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

           (iv) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency

                  (or, if not rated by Moody's, DCR or S&P, otherwise acceptable to Moody's, DCR or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

            (v) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's, DCR or S&P, otherwise acceptable to Moody's, DCR or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

           (vi) debt obligations with maturities of not more than 365 days rated by each Rating Agency (or, if not rated by Moody's, DCR or S&P, otherwise acceptable to Moody's, DCR or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by Moody's, DCR or S&P, otherwise acceptable to Moody's, DCR or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

         (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated by each Rating Agency in its highest short-term unsecured debt ratings category (or, if not rated by Moody's, DCR or S&P, otherwise acceptable to Moody's, DCR or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

           (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Master Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided, however, that, in the judgment of the Master Servicer, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

            Notwithstanding the foregoing, to the extent that the Loan Documents with respect to a particular Mortgage Loan require the funds in the related Borrower Accounts to be invested in investments other than those itemized in clause (i) through (ix) above, the Master Servicer shall invest the funds in such Borrower Accounts in accordance with the terms of the related Loan Documents.

            "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person that is a Qualified Institutional Buyer other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

            "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(k).

            "Prentiss Loan": The Mortgage Loan identified as No. 4 on the Mortgage Loan Schedule.

            "Prepayment Assumption": The assumption that all of the Mortgage Loans (other than the DDR/DRA Loan) prepay on their respective Anticipated Repayment Dates and that the DDR/DRA Loan is repaid on its final maturity date..

            "Prepayment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Rate, resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the Due Date in such Collection Period.

            "Prepayment Premium": Payments received on a Mortgage Loan as the result of the receipt of certain Unscheduled Payments (other than an amount paid in connection with the release of the related Mortgaged Property through defeasance), which are intended to compensate the holder of the related Note for prepayment.

            "Principal Distribution Amount": For any Distribution Date and either Loan Group will be equal to the sum, without duplication, of:

            (i) the principal component of all Scheduled Payments (other than Balloon Payments) which become due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans or Worldwide Components, as applicable, in such Loan Group;

           (ii) the principal component of all Extended Scheduled Payments due on the related Due Date (if received, or advanced by the Master Servicer, the Special Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans or Worldwide Components, as applicable, in such Loan Group;

          (iii) the principal component of any payments (including any Balloon Payment) on any Mortgage Loan or Worldwide Component in such Loan Group received on or after the Maturity Date thereof in the related Collection Period;

           (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan or Worldwide Component in such Loan Group received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan or Worldwide Component;

            (v) the principal portion of the Repurchase Price with respect to each Mortgage Loan or Worldwide Component in such Loan Group received or applied during the related Collection Period from the Trust Fund pursuant to Section 2.03; and

           (vi) the Principal Shortfall, if any, for such Distribution Date and such Loan Group.

                  The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

            "Principal Prepayment": Any payment of principal made by a Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

            "Principal Shortfall": For any Distribution Date and any Loan Group, the amount, if any, by which (i) the Principal Distribution Amount for such Loan Group for the preceding Distribution Date, exceeds (ii) the aggregate amount actually distributed with respect to principal on such preceding Distribution Date in respect of such Principal Distribution Amount.

            "Private Global Certificate": As defined in Section 5.01 hereof.

            "Property Advance": As to any Mortgage Loan, any advance made by the Master Servicer, Special Servicer, the Trustee or the Fiscal Agent in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.04 or Section 3.22, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

            "Property Protection Expenses": Any costs and expenses incurred by the Master Servicer or the Special Servicer pursuant to Sections 3.04, 3.08, 3.10(f), 3.10(g), 3.10(i) and 3.17(b) or indicated herein as being a cost or expense of the Trust Fund or the Lower-Tier REMIC to be advanced by the Master Servicer or the Special Servicer, as applicable.

            "Prospectus": The Depositor's Prospectus Supplement dated October __, 1997 relating to the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D and Class E Certificates.

            "Public Global Certificate": Each of the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D and Class E Certificates so long as any such Class of Certificates is registered in the name of a nominee of the Depository.

            "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

            "Qualified Insurer": As used in Sections 3.08 and 5.08, in the case of (i) all policies not referred to in clause (ii) below, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant state and whose claims paying ability is rated (a) no less than one rating category less than the rating of the highest-rated Class of Certificates, but in no event less than "A", by S&P and at least one other nationally recognized statistical rating organizations and (b) at least AIX by Best's Rating Guide, and (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), shall have a claim paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "BBB" by DCR and S&P and "Baa3" by Moody's (or, if such company is not rated by DCR, rated at least in an equivalent category by at least two nationally recognized statistical rating organizations), unless in the case where such insurance is not rated by one or more Rating Agencies or where such insurance has a claims paying ability rated by one or more Rating Agencies in a rating category lower than required herein, each such Rating Agency has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by such Rating Agency (subject to the foregoing exceptions) or that has a lower claims paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates; provided, however, that Gulf Underwriters Insurance Company and Lexington Insurance Company shall be Qualified Insurers for so long as there is no downgrade, qualification or withdrawal of the ratings of such insurance companies from their ratings as of the Cut-Off Date.

            "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

            "Rated Final Distribution Date": The Distribution Date occurring in October 2034.

            "Rating Agency": Any of DCR, Moody's or S&P. References herein to the highest long-term unsecured debt rating category of DCR and S&P shall mean "AAA" and of Moody's shall mean "Aaa" and in the case of any other rating agency shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

            "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

            "Realized Loss": Either a Group 1 Realized Loss or a Group 2 Realized Loss.

            "Reassignment of Assignment of Leases, Rents and Profits": As defined in Section 2.01(viii).

            "Record Date": With respect to each Distribution Date and each Class of Certificates, other than the Group 2 Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; with respect to each Distribution Date and the Group 2 Certificates, the close of business on the 9th day of the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

            "Regular Certificates": The Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E and Class F Certificates.

            "Regulation D": Regulation D under the Act.

            "Related Certificates" and "Related Lower-Tier Regular Interest":
For any Class of Lower-Tier Regular Interests, the related Class of Certificates set forth below, and for any Class of Certificates (other than the Class X-1, Class X-2, Class T, Class R, and Class LR Certificates), the related Class of Lower-Tier Regular Interest set forth below:

                                           Related Lower-Tier
                Related Certificates       Regular Interest
                --------------------       ----------------
                Class A-1...............   Class LA-1
                Class A-2...............   Class LA-2
                Class A-3...............   Class LA-3
                Class B.................   Class LB
                Class C-1...............   Class LC-1
                Class C-2...............   Class LC-2
                Class D.................   Class LD
                Class E.................   Class LE
                Class F.................   Class LF

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

           (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

          (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

           (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": As defined in Section 3.17(b).

            "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

            "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

            "REO Property": A Mortgaged Property title to which has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

            "REO Status Report": A report substantially containing the content described in Exhibit M attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

            "Repurchase Price": With respect to a Mortgage Loan shall be equal to the sum of:

            (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the related Borrower (less any P&I Advances previously made on account of principal);

            (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest);

            (iii) the amount of any unreimbursed Advances (with interest thereon)and any unreimbursed servicing compensation (with interest thereon)and other reimbursable expenses relating to such Mortgage Loan; and

            (iv) any expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to a repurchase obligation.

            "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

            "Reserve Accounts": With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. To the extent not inconsistent with the related Mortgage Loan, each such Reserve Account shall be an Eligible Account.

            "Residual Certificates": The Class R and Class LR Certificates.

            "Responsible Officer": Any officer of the Asset-Backed Securities Trust Services Group of the Trustee or the Fiscal Agent (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee and the Fiscal Agent, as such list may from time to time be amended.

            "Restricted Certificate": As defined in Section 5.02(k).

            "Reuters Screen LIBOR Page" The display page designated as "LIBO" on the Reuters Monitor Money Rates Service.

            "Revised Mortgage Rate": With respect to any Mortgage Loan (other than the DDR/DRA Loan), the revised Mortgage Rate at which interest accrues on each such Mortgage Loan (in the absence of a default), following the related Anticipated Repayment Date.

            "Rule 144A": Rule 144A under the Act.

            "Rule 144A Global Certificates": As defined in Section 5.01.

            "S&P": Standard & Poor's Ratings Services, or its successor in interest.

            "Scheduled Final Distribution Date": The Distribution Date occurring in October 2031.

            "Scheduled Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) or any Worldwide Component and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate that is payable by the related Borrower on such Due Date under the related Note or Notes, but not including any Balloon Payment. The Scheduled Payment with respect to an REO Mortgage Loan is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Securities Legend": With respect to each Private Global Certificate, Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit F hereto.

            "Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of
(i) 1/12th of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such amount includes the compensation payable to the Master Servicer and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee to which the Master Servicer would otherwise be entitled to with respect to all the Mortgage Loans for such Distribution Date (but not the fees payable to the Special Servicer or the Trustee) shall be reduced up to the amount sufficient to fully offset such Prepayment Interest Shortfalls.

            "Servicing Fee Rate": A rate equal to 0.019% per annum.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Servicing Standard": With respect to the Master Servicer or Special Servicer shall mean the servicing of the Mortgage Loans by the Master Servicer or Special Servicer in the best interests of and for the benefit of all of the Certificateholders (as determined by the Master Servicer or Special Servicer as the case may be, in the exercise of its good faith and reasonable judgment) and in accordance with applicable law, the specific terms of the respective Mortgage Loans and this Agreement and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but in any case without regard to:

            (i) any known relationship that the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer may have with any Borrower or any other parties to this Agreement;

            (ii) the ownership of any Certificate by the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or Special Servicer, as applicable;

            (iii) the Master Servicer's or Special Servicer's obligation to make
                  Advances;

            (iv) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services hereunder or with respect to any particular transaction; or

            (v) the ownership, servicing or management for others or itself, by the Master Servicer or the Special Servicer of any other mortgage loans or properties.

            "Special Event Report": As defined in Section 3.20.

            "Special Servicer": GMACCM or any successor Special Servicer appointed as provided herein.

            "Special Servicer Event of Default": As defined in Section 7.01(b).

            "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee, the Special Servicing Rehabilitation Fee, and the Liquidation Fee which shall be due to the Special Servicer.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) 1/12th of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan.

            "Special Servicing Fee Rate": A rate equal to 0.35% per annum.

            "Special Servicing Rehabilitation Fee": As to any Mortgage Loan that has been a Specially Serviced Mortgage Loan, on the occasion that such Mortgage Loan has not been a Specially Serviced Mortgage Loan for three consecutive Collection Periods (or 12 consecutive Collection Periods in the case of any Mortgage Loan which became a Specially Serviced Mortgage Loan as a result of circumstances described in clauses (iii) through (vii) of the definition thereof), an amount equal to 0.75% of the highest Stated Principal Balance of such Mortgage Loan while it was a Specially Serviced Mortgage Loan; provided, however, that such Special Servicing Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of this Agreement.

            "Specially Serviced Mortgage Loan": Subject to Section 3.24, any Mortgage Loan with respect to which:

            (i) the related Borrower has not made two consecutive Scheduled Payments (and has not cured at least one such Delinquency by the next Due Date under the related Mortgage Loan);

           (ii) the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, individually or collectively, have made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed);

          (iii) the related Borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

           (iv) the Master Servicer has received notice that the Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

            (v) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan;

           (vi) a default of which (A) the Master Servicer has notice (other than a failure by the Borrower to pay principal or interest) and (B) which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided that a default requiring a Property Advance shall be deemed to materially and adversely affect the interests of the Certificateholders; or

          (vii) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced
                  Mortgage Loan:

                  (a)   with respect to the circumstances described in clause
                        (i) and (ii) above, when the Borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Scheduled Payments including pursuant to any workout of the Mortgage Loan;

                  (b)   with respect to the circumstances described in clause
                        (iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Master Servicer; or

                  (c)   with respect to the circumstances described in clause
                        (vi) above, when such default is cured;

provided, in any case, that at that time no circumstance identified in clauses
(i) through (vii) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

            "Startup Day": The day designated as such pursuant to Section 2.06(a) hereof.

            "Stated Principal Balance": With respect to any Mortgage Loan or Worldwide Component at any date of determination, an amount equal to (a) the principal balance as of the Cut-Off Date of such Mortgage Loan or Worldwide Component, minus (b) the sum of (i) the principal portion of each Scheduled Payment or, if applicable, Extended Scheduled Payment due on such Mortgage Loan or applied to such Worldwide Component after the Cut-Off Date and prior to such date of determination, if received from the Borrower or advanced by the Master Servicer, Trustee, or Fiscal Agent, (ii) all Balloon Payments, voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan or applied to such Worldwide Component, to the extent distributed to Certificateholders or applied to other payments required under this Agreement before such date of determination and
(iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan or Worldwide Component. The Stated Principal Balance of a Mortgage Loan or Worldwide Component with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan or Worldwide Component. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Special Servicer has made a Final Recovery Determination is zero.

            "Subordinate Certificates": Any of the Class B, Class C-1, Class D, Class E and Class F Certificates.

            "Sun Communities Loan": The Mortgage Loan identified as No. 8 on the Mortgage Loan Schedule.

            "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC or Lower-Tier REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

            "Telerate Page 3750": The display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

            "Terminated Party": As defined in Section 7.01(c).

            "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

            "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

            "Transferee Affidavit": As defined in Section 5.02(l)(ii).

            "Transferor Letter": As defined in Section 5.02(l)(ii).

            "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account and any REO

Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under the Interest Rate Cap Agreement.

            "Trust REMICs": The Lower-Tier REMIC and the Upper-Tier REMIC.

            "Trustee": LaSalle National Bank, a national banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of
(i) 1/12th of the Trustee Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan.

            "Trustee Fee Rate": A rate equal to 0.004% per annum.

            "Underwriter": Lehman Brothers Inc.

            "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, any Principal Prepayment, the purchase price of any Mortgage Loan that is purchased pursuant to Sections 3.18 or 9.01, and any other payments under or with respect to such Mortgage Loan not scheduled to be made, but excluding Prepayment Premiums, Excess Interest, Default Interest, the Repurchase Price paid for any Mortgage Loan pursuant to Section 2.03, and any amount paid in connection with the release of the related Mortgaged Properties through defeasance.

            "Updated Appraisal": An appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-Off Date and in accordance with MAI standards, the costs of which shall be paid as a Property Advance by the Master Servicer. Updated Appraisals shall be conducted by an MAI appraiser selected by the Master Servicer.

            "Upper-Tier Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Upper-Tier Distribution Account" and which must be an Eligible Account.

            "Upper-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests (including all proceeds thereof) and amounts held from time to time in the Upper-Tier Distribution Account.

            "U.S. Person": A person that is a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if (a) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, or (b) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

            "Valley View Loan": The Mortgage Loan identified as No. 7 on the Mortgage Loan Schedule.

            "Villa Marina Loan": The Mortgage Loan identified as No. 6 on the Mortgage Loan Schedule.

            "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class T, Class R and Class LR Certificates, (b) 1.00%, in the case of the Class X-1 Certificates; provided that the Voting Rights of the Class X-1 Certificates shall be reduced to zero upon the reduction of the Notional Amount of each such Class to zero (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"); (c) in the case of any of the Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class C-2, Class D, Class E and Class F Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Class X-2 Certificates shall have no Voting Rights. The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder's Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. Any Certificateholder may transfer its Voting Rights without transferring its ownership interest in the related Certificates provided that such Certificateholder provides notice of such transfer to the Trustee prior to the effectiveness of such transfer.

            "Watch List": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

            "Withheld Amounts": As defined in Section 3.25.

            "Worldwide Components": Individually and collectively, the three components of the Worldwide Plaza Loan, namely, the two fixed rate portions (the "Worldwide Plaza Fixed Component A," having a principal balance as of the Cut-Off Date of $118,576,031 and "Worldwide Plaza Fixed Component B," having a principal balance as of the Cut-Off Date of $105,000,000) and the floating rate portion (the "Worldwide Plaza LIBOR Component" having a principal balance as of the Cut-Off Date of $50,000,000), each as identified on the Mortgage Loan Schedule.

            "Worldwide Plaza Fixed Component A": As defined herein under the definition of Worldwide Components.

            "Worldwide Plaza Fixed Component B": As defined herein under the definition of Worldwide Components.

            "Worldwide Plaza LIBOR Component": As defined herein under the definition of Worldwide Components.

            "Worldwide Plaza Loan": The Mortgage Loan identified as No. 3 on the Mortgage Loan Schedule.

            SECTION 1.02. Certain Calculations.

            Unless otherwise specified herein, the following provisions shall apply:

            (a) All calculations of interest with respect to the Mortgage Loans shall be made in accordance with the terms of the related Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of the actual number of days in each month and a 360-day year.

            (b) The portion of any Insurance Proceeds and Net Liquidation Proceeds in respect of a Mortgage Loan allocable to principal shall equal the total amount of such proceeds minus (a) any portion thereof payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent pursuant to the provisions of this Agreement and (b) a portion thereof equal to the interest component of the Scheduled Payment or Extended Scheduled Payment, as the case may be, at the related Net Mortgage Rate from the date as to which interest was last paid by the Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received.

            (c) For purposes of distribution of Prepayment Premiums pursuant to
Section 4.01(c) on any Distribution Date, the Class of Certificates as to which any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Certificates on such Distribution Date in respect of principal shall consist first of scheduled payments included in the definition of Principal Distribution Amount and second of prepayments included in such definition.

            (d) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (e) Any amounts received in respect of a Mortgage Loan as to which a default has occurred shall be applied to Default Interest and other amounts due on such Mortgage Loan prior to the application to late fees.

            SECTION 1.03. Certain Constructions.

            For purposes of this Agreement, except where noted otherwise, references to the most or next most subordinate Class of Group 1 Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class D, Class E and Class F Certificates; provided, however, that for purposes of determining the most subordinate Class of Certificates, in the event that the Class A Certificates are the only Class of Group 1 Certificates outstanding (other than the Class X-1 Certificates), the Class A Certificates and the Class X-1 Certificates together will be treated as the most subordinate Class of Certificates. For purposes of this Agreement, each Class of Certificates other than the Class X-2, Class T, Class LR and Class R Certificates shall be deemed to be outstanding only to the extent its respective Certificate Principal Amount or Notional Amount has not been reduced to zero; provided, however, that notwithstanding the foregoing, solely for the purpose of distributing Excess Interest in accordance with the terms and priorities set forth in Section 4.01(e), any Class of Certificates entitled to distributions of Excess Interest shall continue to be deemed to be outstanding for so long as the Mortgage Loans with respect to which such Class is entitled to distributions of Excess Interest received therefrom (as set forth in Section 4.01(e)) remain outstanding. The Class X-2 Certificates shall only remain outstanding through and including the Distribution Date in July 2004, unless the Notional Balance thereof has previously been reduced to zero. For purposes of this Agreement, the Class T Certificates shall be deemed to be outstanding so long as there are any Certificates outstanding and the Class R and Class LR Certificates shall be deemed to be outstanding so long as the Trust REMICs have not been terminated pursuant to Section 9.01.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01. Conveyance of Mortgage Loans; Assignment of Loan Sale
                          Agreement.

            The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust and appoint the Trustee to be the Trustee of such trust and the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans other than interest and principal due on or prior to the Cut-Off Date. In connection with such transfer and assignment, the Depositor shall make a cash deposit to the Collection Account in an amount equal to the Cash Deposit. The Depositor, concurrently with execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Loan Sale Agreement. The Depositor shall cause the Reserve Accounts and Lock-Box Accounts to be transferred to and held in the name of the Master Servicer on behalf of the Trustee as successor to the applicable Originator.

            In connection with such transfer and assignment, the Depositor shall, on or prior to the Closing Date, deliver to, and deposit with, the Custodian (on behalf of the Trustee), with copies to the Master Servicer and Special Servicer, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original of the Note, endorsed without recourse to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as Trustee for the Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, without recourse" which Note and all endorsements thereon shall, unless the Mortgage Loan was originated by the related Originator, show a complete chain of endorsement from the related Originator to the Trustee;

            (ii) the original recorded Mortgage or counterpart thereof showing the related Originator as mortgagee or, if any such original Mortgage has not been returned from the applicable public recording office, a copy thereof certified to be a true and complete copy of the original thereof submitted for recording;

            (iii) an executed Assignment of Mortgage in suitable form for recordation in the state in which the Mortgaged Property is located to "LaSalle National Bank, as Trustee for the Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, without recourse";

            (iv) if the related security agreement is separate from the Mortgage, the original executed version or counterpart thereof of such security agreement and the assignment thereof to the Trustee;

            (v) a copy of the UCC-1 financing statement, together with an original executed UCC-2 or UCC-3 financing statement, in a form suitable for filing, disclosing the assignment to the Trustee of the security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan;

            (vi) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

            (vii) the original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements thereto;

            (viii)if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original executed version or counterpart thereof, together with an executed reassignment of such instrument to the Trustee (a "Reassignment of Assignment of Leases, Rents and Profits") in suitable form for recordation in the state in which the Mortgaged Property is located (which reassignment, however, may be included in the Assignment of Mortgage and need not be a separate instrument);

            (ix) copies of the original Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loan, if any, and copies of the original environmental indemnities, if any;

            (x) copies of the original Management Agreements, if any, for the Mortgaged Properties and any consents of manager;

            (xi) a copy of the related ground lease, if any, as amended, for the Mortgaged Properties, if any;

            (xii) if the related assignment of contracts is separate from the
                  Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

            (xiii)if any related Lock-Box Agreement is separate from the
                  Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related Originator's security interest in the Reserve Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

            (xiv) any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing; and

            (xv)  any other written agreements related to the Mortgage Loan.

            On or promptly following the Closing Date, the Trustee shall, to the extent possession thereof has been delivered to it by the Depositor (or its designee), at the expense of the Depositor, (1) record (a) each Assignment of Mortgage referred to in Section 2.01(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(viii) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and
(2) file each UCC-2 or UCC-3 financing statement referred to in Section 2.01(v) or (xiii) which has not yet been submitted for filing. The Trustee shall upon delivery promptly submit (and in no event later than the later of (i) five Business Days following the receipt of the related documents and (ii) thirty days after the Closing Date, in the case of clause 1(a) above and 60 days following the Closing Date in the case of clauses 1(b) and 2 above) for recording or filing, as the case may be, in the appropriate public recording office, each such document. In the event that any such document is lost or returned unrecorded because of a defect therein, the Depositor, or the Trustee, at the request and expense of the Depositor, shall use its best efforts to promptly prepare a substitute document for signature by the Depositor, and thereafter the Trustee shall cause each such document to be duly recorded. The Trustee shall, promptly upon receipt of the original recorded copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Depositor will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof. The Depositor shall promptly cause the UCC-1's referred to in Section 2.01(v), if not already filed, to be filed in the applicable public recording office and upon filing will promptly deliver to the Custodian the related UCC-1, with evidence of filing thereon. The Depositor shall pay all recording fees of the Trustee and shall reimburse the Trustee for all out-of-pocket expenses incurred and filing fees paid by the Trustee in connection with its obligations under this paragraph. Copies of such recorded or filed documents shall be delivered to the Master Servicer by the Depositor or the Trustee, as applicable.

            All original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor, the Trustee or the Master Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.

            SECTION 2.02. Acceptance by Custodian and the Trustee.

            If the Depositor cannot deliver any original or certified recorded document described in Section 2.01 on the Closing Date, the Depositor shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date, to deliver such original or certified recorded documents to the Custodian (unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Custodian and the Trustee in writing of such delay and shall deliver such documents to the Custodian promptly upon the Depositor's receipt thereof). By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees to review each Mortgage File within 45 days after the later of
(a) the Trustee's receipt of such Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents (other than the Environmental Reports referred to in clause (ix) of Section 2.01 which shall be delivered to the Master Servicer) referred to in Section 2.01 above (in the case of the documents referred to in Section 2.01(iv), (v), (vi), (vii) (in the case of any endorsement thereto) and (viii) and (x) through (xv), as identified to it in writing by the Depositor) and any original recorded documents referred to in the first sentence of this Section 2.02 included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule appear not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Depositor and the Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall, or shall cause the applicable Originator to, deliver an executed, recorded or undamaged document, as applicable, within 90 days of receipt of such notice or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property, the Depositor shall, or shall cause the Mortgage Loan Seller to, repurchase the related Mortgage Loan in the manner and within the time period provided in Section 2.03. None of the Master Servicer, the Special Servicer and the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report.

            The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

            SECTION 2.03. Representations and Warranties of the Depositor.

            (a)   The Depositor hereby represents and warrants that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                  (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement. The Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

                  (v) There is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement; and

                  (vi) The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

            (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan, except as disclosed in Exhibit Q, that as of the date specified below or, if no such date is specified, as of the Closing Date:

                  (i) Immediately prior to the transfer and assignment to the Trust Fund, each related Note and Mortgage was not subject to an assignment (other than to the Depositor) or pledge, and the Depositor had good title to, and was the sole owner of, such Mortgage Loan;

                  (ii) The Depositor has full right and authority to sell, assign and transfer such Mortgage Loan;

                  (iii) The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan subject to matters described in clause
                        (xi) below;

                  (iv) Each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related Borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (v) Each related Assignment of Leases and Rents, if any, creates a valid, first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property; no person other than the related Borrower owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

                  (vi) Each related assignment of Mortgage from the Depositor to the Trust Fund constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trust Fund and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Depositor to the Trust Fund, constitutes the legal, valid and binding assignment from the Depositor to the Trust Fund, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (vii) Since origination, and except as set forth in the
                        related Mortgage File, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded, and each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner that materially interferes with the security intended to be provided by such Mortgage;

                 (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and, as of the date of the origination of such Mortgage Loan, such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

                  (ix) The Depositor has not taken any action that would cause the representations and warranties made by each related Borrower in the Mortgage Loan not to be true;

                  (x) The Depositor has no knowledge that the representations and warranties made by each related Borrower in such Mortgage Loan are not true in any material respect;

                  (xi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Originator, its successors and assigns, or the holder of the related Note as to a valid and first priority lien on the related Mortgaged Property and the first priority lien of the Mortgage in at least the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement) after all advances of principal, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (C) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value, use or operation of the Mortgaged Property; the Depositor or its successors or assigns is the sole named insured of such policy, and such policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy, and the Depositor has not done anything, by act or omission, and the Depositor has no knowledge of any matter, that would impair or diminish the coverage of such policy; to the extent required by applicable law, the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

                  (xii) The proceeds of such Mortgage Loan have been fully
                        disbursed, and there is no requirement for future advances thereunder, and the Depositor covenants that it will not make any future advances under the Mortgage Loan to the related Borrower;

                 (xiii) Based on inspection reports contained in the related
                        Mortgage File, which have been performed within twelve months of the Closing Date, each related Mortgaged Property is free of any material damage for which amounts at least sufficient to cure such damage have not been reserved or that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair, and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

                  (xiv) Each of the related Borrowers is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business that if not obtained would have a material adverse effect on the conduct of its business or its ability to repay the related Mortgage Loan, and all such licenses, permits and authorizations are valid and in full force and effect, and if a related Mortgaged Property is improved by a hotel, the most recent inspection or review by the franchiser, if any, did not cite such Mortgaged Property for material violations of the related franchise agreement which have not been cured;

                  (xv) The Depositor has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date;

                  (xvi) Such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

                 (xvii) Such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan. Neither the Originator nor any of its affiliates has or is entitled to any preferred or any other direct equity interest in a Borrower;

                (xviii) The Mortgage Rate (exclusive of any default interest late charges, or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

                  (xix) No fraudulent acts were committed by the related
                        Originator during the origination process of any such Mortgage Loan;

                  (xx) All taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, are being appealed, or an escrow of funds in an amount sufficient to cover such payments has been established;

                  (xxi) All escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Seller or its agent, and there are no deficiencies in connection therewith;

                 (xxii) To the extent required under applicable law, as of the
                        Cut-off Date, the related Originator was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

                (xxiii) Except as disclosed in the Prospectus, each related
                        Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer, or reinsured by a reinsurer, meeting the requirements of the related Loan Documents, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance for a minimum of twelve months and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or Loan Agreement obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

                 (xxiv) There is no default, breach, violation or event of
                        acceleration existing under the related Mortgage or the related Note and, to the Depositor's knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

                  (xxv) Such Mortgage Loan has not been more than one month past due (as determined from the Due Date without giving effect to grace periods) since origination and as of the Cut-off Date was not one month or more past due;

                 (xxvi) Each related Mortgage contains customary and
                        enforceable provisions (subject to matters described in clause (iv) above) such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right to foreclose;

                (xxvii) In each related Mortgage, Loan Agreement or other
                        agreement assigned to the Trustee, the related Borrower represents and warrants that, except as set forth in certain environmental reports or other documents previously provided to the Rating Agencies and to the best of its knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related Borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including reasonable attorneys' fees and costs) paid, incurred or suffered by, any such party resulting from a breach of certain representations, warranties or covenants given by the Borrower in such Mortgage or Loan Agreement, subject to certain exceptions with respect to the culpability of the indemnified parties; a Phase I environmental report was conducted by a reputable environmental consultant in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of Hazardous Materials, except as disclosed in the Prospectus; to the extent such Phase I environmental report identified any material non-compliance, such material non-compliance either has been remediated or an escrow of funds sufficient to effect such remediation has been established; to the best of the Depositor's knowledge, each related Mortgaged Property, except as disclosed in the Prospectus, is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of Depositor's knowledge, except as disclosed in the Prospectus, no notice of violation of such laws has been issued by any governmental agency or authority; the Depositor has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

               (xxviii) Each related Mortgage or Loan Agreement contains
                        provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement or obtaining the prior written consent of the Mortgagee, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

                 (xxix) To Depositor's knowledge, and in reliance upon an
                        opinion of counsel, (A) when the related UCC financing statements are filed and indexed in the appropriate state and local offices for such filing and indexing, such filings shall be sufficient to perfect a lien on the Mortgaged Property described therein to the extent a security interest can be perfected under the UCC and (B) no re-filing of such financing statements will be necessary for the perfection of the lien intended to be created or the enforcement of such Mortgage Loan against the related Borrower, other than filing UCC continuation statements with the appropriate state and local offices as required under the law of the applicable state to continue the perfection of the liens perfected by UCC financing statements;

                  (xxx) (A) the Mortgage Loan is directly secured by one or more
                        Mortgages on commercial Real Property, and (B) the fair market value of such Real Property was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under
                        Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the Closing Date; provided that the fair market value of the Real Property must first be reduced by (x) the amount of any lien on the Real Property that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (1) and (2) shall be made on an aggregated basis) and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) shall be made on an aggregate basis);

                 (xxxi) With respect to each Mortgaged Property where the
                        estate of the related Borrower therein is a leasehold estate;

                        (A) the related lease or a memorandum thereof has been or will be duly recorded; such lease or an estoppel letter or lender protective agreement between the Depositor and the lessor under such lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and, to the best of Depositor's knowledge, there has been no material amendment or modification of such lease since its recordation, with the exception of written amendments or modifications which are part of the related Mortgage File;

                        (B) except as may be indicated in the related title insurance policy, to the best of Depositor's knowledge, the lessee's interest in the related lease and the leasehold estate created thereby is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage;

                        (C) the Depositor and, subsequent to any assignment of the related Mortgage, the Depositor's successors and assigns, have the right to succeed to the Borrower's interest in the related lease upon notice to, but without the consent of, the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date), provided, in the event that Depositor, or its successors and assigns, shall have succeeded to the interest of the Borrower, as lessee under the lease, by foreclosure of the related Mortgage or acceptance of an assignment in lieu thereof or other remedies available to the mortgagee, the consent of such lessor may be required for any subsequent assignment;

                        (D) as of the date the related Mortgage Loan was made, the related lease was in full force and effect and, to such lessor's knowledge, no default had occurred under such lease, nor, to such lessor's knowledge, was there any then existing condition which, but for the passage of time or the giving of notice, would have resulted in a default under the terms of such lease, and as of the date hereof, Depositor has received no written notice of a default or event of default on the part of a Borrower from the lessor of such Borrower's lease;

                        (E) the related lease or an estoppel letter or lender protective agreement requires the lessor thereunder to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such lease, estoppel letter or lender protective agreement; the mortgagee has provided the lessor with such notice;

                        (F) the related lease, estoppel letter or lender protective agreement provides a mortgagee with a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such lease) to cure any default under such lease, which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such lease;

                        (G) (1) the related lease has a term (including renewals, if exercised) which extends not less than ten years beyond the maturity date of the related Mortgage Note and (2) to the extent that the representation under the foregoing clause (1) is based on the existence of renewal options, the terms on which the related borrower has the right to enter into such renewals, and any conditions to the related borrower's right to enter into such renewals, are commercially reasonable;

                        (H) under the terms of the related lease, estoppel letter, lender protection agreement and the related Mortgage, taken together, any insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the lessor, mortgagee or a depository appointed pursuant to the terms of such lease having the right to hold and disburse such proceeds as the repair or restoration progresses, or (2) to the payment of the outstanding principal balance of the applicable Mortgage Loan together with any accrued interest thereon;

                        (I) the related lease does not impose restrictions on subletting of all or portions of the Mortgaged Property by lessee which would be viewed, as of the date of origination of such Mortgage Loan, as commercially unreasonable by the Depositor; and

                        (J) the related lease or an estoppel letter provides that in the event that a lessee in bankruptcy rejects any or all of its leases; the leasehold mortgagee will have the right to succeed to the ground lessee's position under the lease, provided that written notice has been sent to the lessor and all defaults with respect to the lease are cured.

                (xxxii) The Mortgage Loan Schedule is complete and accurate in all respects;

               (xxxiii) No advance of funds has been made, directly or
                        indirectly, by the Depositor to any borrower and no funds have been received from any person other than the borrower for or on account of payments due on a Note or Mortgage;

                (xxxiv) No Mortgage Loan is secured by collateral that is not included in the Trust Fund;

                 (xxxv) Each Mortgage Loan that is cross-collateralized is
                        cross-collateralized only with Notes included in the Trust Fund; and

                (xxxvi) Each Mortgaged Property that is located in a federally designated flood hazard area is covered by an insurance policy covering flood losses.

               (xxxvii) There is no pending material action, suit, proceeding, arbitration or governmental investigation against the Borrower or Mortgaged Property an adverse outcome of which would materially affect such Borrower's performance under the loan documents or the holders of the Certificates.

               (xxxviii)The origination, servicing and collection practices used by the Originators have been in all respects legal, proper and prudent and have met customary industry standards.

                (xxxix) The Note and Mortgage do not require the mortgagee to release any material portion of a Mortgaged Property from the lien of the Mortgage except upon payment in full of the loan or the payment of 125% (or in the case of the Prentiss Loan 115%) of the Allocated Loan Amount of the related Mortgaged Property.

            (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders and the Master Servicer.

            (d) Upon discovery by the Custodian, the Master Servicer, the Special Servicer, or the Trustee (a) of any breach of any representation or warranty contained in Section 2.03(b)(i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), (ix), (xi), (xii), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxii),
(xxiv), (xxix) or (xxx), (b) of any breach of any representation or warranty contained in Section 2.03(b) (x), (xiii), (xiv), (xxi), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxv), (xxxvi), (xxxvii), (xxxviii) or (xxxix) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein or (c) that any document required to be included in the Mortgage File does not conform to the requirements of Section 2.01, such Person shall give prompt notice thereof to the Depositor and each Rating Agency, and the Depositor shall either cure such breach or repurchase said Mortgage Loan at the Repurchase Price within 90 days of the receipt of notice of the breach (or with respect to the representation and warranty contained in Section 2(b)(xxx), discovery); it being understood and agreed that none of the Custodian, the Master Servicer, the Special Servicer or the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Mortgage Files, to the extent provided in Section 2.01); provided, however, that in the event that such breach or non-conformity is capable of being cured (other than a breach of Section 2.03(b)(xxx)) but not within such 90 day period and the Depositor has commenced and is diligently proceeding with the cure of such breach or non-conformity within such 90 day period (other than a breach that would cause a related Mortgage Loan to qualify as a Qualified Mortgage), the Depositor shall have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90 day period the Depositor shall have delivered an officer's certificate to the Trustee and the Master Servicer setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such breach will be cured within the additional 90 day period; and, provided, further, that in the event the Depositor fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

            (e) Upon receipt by the Master Servicer from the Depositor of the Repurchase Price for the repurchased Mortgage Loan, the Master Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to
Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Master Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this Section 2.03(e), release or cause to be released to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Master Servicer to vest in the Depositor any Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the Loan Sale Agreement as it relates to such Mortgage Loan that were initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Master Servicer shall have no further responsibility with regard to such Mortgage File.

            (f) In the event that the Depositor incurs any expense in connection with curing a breach of a representation or warranty pursuant to Section 2.03(d) which also constitutes a default under the related Mortgage Loan, the Depositor shall have a right, subrogated to that of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower. The Master Servicer shall use reasonable efforts in recovering, or assisting the Depositor in recovering, from the related Borrower the amount of any such expenses.

            SECTION 2.04. Representations, Warranties and Covenants of the
                          Master Servicer and Special Servicer.

            (a) The Master Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

            (i) The Master Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California; the Master Servicer is and throughout the term of this Agreement shall remain to the extent necessary duly authorized and qualified to transact in the state where any Mortgaged Property is located any and all business contemplated by this Agreement; the Master Servicer possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement and the Master Servicer's performance of and compliance with the terms hereof in the manner contemplated by this Agreement will not violate the Articles of Incorporation or By-Laws of the Master Servicer, or any other instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to the Master Servicer and will not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any contract, agreement, or other instrument to which the Master Servicer is a party or which may be applicable to any of its assets;

            (iii) The Agreement constitutes a valid, legal, and binding obligation of the Master Servicer enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

            (iv) The Agreement has been duly executed and delivered by the Master Servicer;

            (v) All consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Master Servicer have been obtained or made; and

            (vi) There is no pending action, suit or proceeding, arbitration or governmental investigation against the Master Servicer the outcome of which could reasonably be expected to materially affect the Master Servicer's performance under this Agreement.

            (b) The Special Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

            (i) The Special Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California; the Special Servicer is and throughout the term of this Agreement shall remain to the extent necessary duly authorized and qualified to transact in the state where any Mortgaged Property is located any and all business contemplated by this Agreement; the Special Servicer possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement and the Special Servicer's performance of and compliance with the terms hereof in the manner contemplated by this Agreement will not violate the Articles of Incorporation or By-Laws of the Special Servicer, or any other instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to the Special Servicer and will not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any contract, agreement, or other instrument to which the Special Servicer is a party or which may be applicable to any of its assets;

            (iii) The Agreement constitutes a valid, legal, and binding obligation of the Special Servicer enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

            (iv) The Agreement has been duly executed and delivered by the Special Servicer;

            (v) All consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Special Servicer have been obtained or made; and

            (vi) There is no pending action, suit or proceeding, arbitration or governmental investigation against the Special Servicer the outcome of which could reasonably be expected to materially affect the Special Servicer's performance under this Agreement.

            (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor and the Master Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto.

            SECTION 2.05. Execution and Delivery of Certificates; Issuance of
                          Lower-Tier Regular Interests .

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) the Trustee acknowledges the issuance of the Lower-Tier Regular Interests to the Depositor and the execution, authentication, and delivery of the Class LR Certificates to or upon the order of the Depositor, evidencing ownership of the entire Lower-Tier REMIC, in exchange for the Mortgage Loans (other than the Excess Interest and the Default Interest), receipt of which is hereby acknowledged, (ii) the Depositor hereby conveys all rights, title and interest in and to the Lower-Tier Regular Interests to the Trustee, and (iii) the Trustee acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Depositor, (A) in exchange for the Lower-Tier Regular Interests and Excess Interest, the Regular Certificates and the Class R Certificates, and (B) in exchange for the Default Interest, the Class T Certificates, in authorized denominations, registered in the names set forth in such order and duly authenticated by the Trustee evidencing ownership of the Upper-Tier REMIC and the undivided interests in the Grantor Trust set forth in
Section 2.06(b).

            SECTION 2.06. Miscellaneous REMIC and Grantor Trust Provisions.

            (a) The Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC-1, Class LC-2, Class LD, Class LE and Class LF Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class LR Certificates are hereby designated as the sole class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class X-2, Class C-2, Class D, Class E and Class F Certificates are hereby designated as representing beneficial interests in "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole class of "residual interests" in the Upper-Tier REMIC within the meaning of
Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates (other than the Class X-2 Certificates) is the Scheduled Final Distribution Date and the "latest possible maturity date" of the Class X-2 Certificates is the Distribution Date in July 2004 for purposes of Section 860G(a)(1) of the Code.

            (b) The Class T Certificates represent pro rata undivided beneficial interests in the Default Interest (subject to the liability of the Trust Fund to pay interest on Advances at the Advance Rate), proceeds therefrom and the Class T Distribution Account. The Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class D, Class E and Class F Certificates represent pro rata undivided beneficial interests in any Excess Interest with respect to certain of the Mortgage Loans as set forth in Section 4.01(e) and related portions of the Excess Interest Distribution Account, pro rata based on their initial Certificate Principal Amounts. The Class T Certificates do not represent regular or residual interests in either the Upper-Tier REMIC or the Lower-Tier REMIC.

            (c) None of the Depositor, the Trustee, the Master Servicer, the Fiscal Agent or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01. Master Servicer to Act as Master Servicer; Special
                          Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) The Master Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer or Special Servicer, as applicable, shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.09,
3.10 and 3.27, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Sections 3.09, 3.10, 3.26 and 3.27 or the definition of Extended Scheduled Payment hereof. The Master Servicer and Special Servicer shall service and administer the Mortgage Loans in accordance with applicable law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer any powers of attorney and other documents prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. Each of the Master Servicer and the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

            (b) Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of a Mortgage Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.

            (c) Each of the Master Servicer and the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that (i) any such agreement shall be consistent with the provisions of this Agreement, (ii) no sub-servicer retained by the Master Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Master Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Sections 3.09, 3.10 3.26, 3.27, or the definition of Extended Scheduled Payment and (iii) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c). Any sub-servicing agreement entered into by the Master Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, or by any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02.

            Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as the case may be, and such sub-servicer alone, and the Trustee, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.

            (d) If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer, or if the Trustee or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any sub-servicing agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c), subject to the right of termination by the Trustee set forth in Section 3.01(c). In such event, the Trustee or the successor Master Servicer or the successor Special Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer's or the Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such successor Master Servicer or successor Special Servicer, as applicable, except that the Master Servicer or Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee or the successor Master Servicer or successor Special Servicer, as applicable.

            In the event that the Trustee or any successor Master Servicer or successor Special Servicer, as applicable, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, upon request of the Trustee, or such successor Master Servicer or Special Servicer, as applicable, the Master Servicer or Special Servicer shall at its own expense deliver to the Trustee or such successor Master Servicer or Special Servicer, as applicable, all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or the successor Master Servicer or Special Servicer, as applicable.

            SECTION 3.02. Liability of the Master Servicer and Special Servicer.

            Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans. Each of the Master Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer or Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

            SECTION 3.03. Collection of Certain Mortgage Loan Payments.

            (a) The Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures. The Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Borrowers as required by the related Loan Documents and the terms hereof. Consistent with the foregoing, the Master Servicer or Special Servicer, as applicable, may in its discretion waive any late payment charge in connection with any delinquent Scheduled Payment with respect to any Mortgage Loan. In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.26 hereof.

            (b) In the event that the Master Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee.

            SECTION 3.04. Collection of Taxes, Assessments and Similar Items;
                          Escrow Accounts.

            (a) With respect to each Mortgage Loan (other than any REO Mortgage
Loan), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in its good faith business judgment that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances, with interest thereon at the Advance Rate, that it makes pursuant to the preceding sentence from amounts received on or in respect of the related Mortgage Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one Business Day after receipt. The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments pursuant to
Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires or permits it to be held in an account that is not an Eligible Account) and shall be entitled, "GMAC Commercial Mortgage Corporation, as Master Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I and Various Borrowers". Withdrawals from an Escrow Account may be made by the Master Servicer only:

            (i) to effect, in accordance with the terms of the related Mortgage Loan, timely payments of items constituting Escrow Payments for the related Loan Documents;

            (ii) to transfer funds to the Collection Account to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) for application to the restoration or repair of the related
                  Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

            (v) to pay from time to time to the related Borrower (A) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer and (B) any other funds required to be released to the related Borrowers pursuant to the related Loan Documents; and

            (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

            SECTION 3.05. Collection Account; Upper-Tier Distribution Account;
                          Lower-Tier Distribution Account; Class T Distribution Account; and Excess Distribution Account .

            (a) The Master Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

            (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments;

            (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments;

            (iii) all Prepayment Premiums;

            (iv) any amounts required to be deposited pursuant to Section 3.07(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v)   all Net REO Proceeds withdrawn from an REO Account pursuant to
                  Section 3.17(b) and all Net Insurance Proceeds and Net Liquidation Proceeds;

            (vi) any amounts received from Borrowers which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and

            (vii) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Sections 2.03(d) hereof.

            The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer and, to the extent permitted by applicable law, the Master Servicer shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing of any subsequent change thereof.

            (b) The Trustee shall establish and maintain (i) the Lower-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and (ii) the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Lower-Tier Distribution Account and Upper-Tier Distribution Account shall be established and maintained as Eligible Accounts. With respect to each Distribution Date, on or before such date the Trustee shall make the withdrawals from the Lower-Tier Distribution Account as set forth in Section 4.01 hereof, shall make the deposits into the Upper-Tier Distribution Account, as set forth in Section 4.01 hereof, and shall cause the amount of Available Funds (including P&I Advances) and Prepayment Premiums to be distributed in respect of the Certificates, pursuant to Section 4.01 hereof on such date.

            (c) The Trustee shall establish and maintain the Class T Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class T Certificates. The Class T Distribution Account shall be established and maintained as an Eligible Account. In addition, on or before the Master Servicer Remittance Date related to each Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Class T Distribution Account an amount equal to (i) the amount of the aggregate Default Interest received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from the Collection Account pursuant to clause (ii) and (iii) of
Section 3.06 or otherwise applied to pay the Advance Interest Amount in respect of Advances (such amount, if any, the "Net Default Interest" for such Distribution Date).

            (d) Prior to the Master Servicer Remittance Date relating to the Collection Period, if any, in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Certificateholders as set forth in Section 2.06(b). The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Master Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period.

            Following the distribution of Excess Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            (e) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07.

            SECTION 3.06. Permitted Withdrawals from the Collection Account.

            The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account, the Class T Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account, the amounts required to be deposited in the Lower-Tier Distribution Account, the Class T Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account pursuant to Sections 4.01(a)(i), 3.05(c),
                  3.25 and 3.05(d), respectively;

            (ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for Advances and any related Advance Interest Amounts (provided that the Trustee and the Fiscal Agent shall have priority with respect to such payment or reimbursement), the Master Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to
                  (x) any collections on or in respect of the particular Mortgage Loan or REO Property respecting which such Advance was made, or (y) any other amounts in the Collection Account in the event that such Advances have been deemed to be Nonrecoverable Advances or are not recovered from such recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

            (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee and Special Servicing Compensation (if any), respectively, in respect of the immediately preceding Interest Accrual Period, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan, and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account;

            (iv) to pay on or before each Distribution Date to the Depositor, the Mortgage Loan Seller or any other applicable Person as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to Section 2.03(d), Section 3.18 or Section 9.01, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

            (v) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Special Servicer, the Depositor or the Fiscal Agent, as applicable, for unpaid Servicing Fees, Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a) and (b), Section 3.10, Section 3.12(d), Section 3.17(a), Section 3.18(b), Section 6.03,
                  Section 7.04, Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section, it being acknowledged that this clause (v) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

            (vi) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

            (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

           (viii) to clear and terminate the Collection Account pursuant to
                  Section 9.01.

            The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(v) above.

            The Master Servicer shall pay to the Trustee, the Fiscal Agent or the Special Servicer from the Collection Account amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom as set forth above, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or the Fiscal Agent or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Master Servicer may conclusively rely on any such certificate and shall have no duty to recalculate the amounts stated therein.

            The Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts and their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Master Servicer or the Special Servicer, as applicable).

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account, the Class T Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account any and all amounts received by the Trustee in accordance with Section 3.06(i). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the foregoing clause (i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account, the Class T Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to Section 3.06(i), then the Trustee shall, to the extent that a Responsible Officer of the Trustee has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1790 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day.

            SECTION 3.07. Investment of Funds in the Collection Account, the REO
                          Account, the Interest Reserve Account, the Borrower Accounts, and Other Accounts.

            (a) The Master Servicer (or with respect to any REO Account, the Special Servicer) may direct any Depository institution maintaining the Collection Account and any Borrower Accounts (subject to the second succeeding sentence) and any REO Account (each, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Master Servicer or the Special Servicer, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, or Reserve Account (the "Borrower Accounts"), the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer, or the Special Servicer, with respect to any REO Accounts), as an independent contractor to the Trust

Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer), shall: (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

            (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable law or (ii) any REO Account, which shall be for the benefit of the Special Servicer, and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable. The Master Servicer (or with respect to any REO Account, the Special Servicer) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Borrower Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Borrower under the terms of the Mortgage Loan or applicable law.

            All amounts on deposit in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Class T Distribution Account shall be held uninvested.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class (provided that the Class T Certificateholders shall only have such ability with respect to the Class T Distribution Account) shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.

            SECTION 3.08. Maintenance of Insurance Policies and Errors and
                          Omissions and Fidelity Coverage.

            (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use reasonable best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a "replacement cost" rider, (ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other Loan Document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan. The Special Servicer shall maintain fire and hazard insurance with extended coverage on each REO Property (subject to the provisions of this Agreement concerning Nonrecoverable Advances) in an amount which is at least equal to one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Master Servicer shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, and if the Master Servicer does not maintain such insurance, the insurance required in the first sentence of this Section 3.08(a) or the required flood insurance described below (if the related Borrower fails to maintain such insurance), the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the availability of such insurance at commercially reasonable rates. The Special Servicer shall maintain, with respect to each REO Property (i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Loan Documents and the Servicing Standard, to be in the best interests of the Trust Fund, (ii) insurance providing coverage against 18 months (or such longer period of time as is consistent with the Loan Documents and the Servicing Standard) of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance for an REO

Property shall be from a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Loan Documents) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.06. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Borrower or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property) is located in a federally designated special flood hazard area, the Master Servicer will use its best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan, and if the related Borrower does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Loan and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If a Mortgaged Property is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination, is required to be maintained pursuant to the terms of the Mortgage Loan, the Master Servicer shall use its reasonable best efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates) and maintain earthquake insurance in respect thereof, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in the preceding sentences or, with respect to earthquake insurance, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall (subject to the provisions hereof relating to Nonrecoverable Advances) either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. In the case of any insurance otherwise required to be maintained pursuant to this Section that is not being so maintained because the Master Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Master Servicer or the Special Servicer, as applicable, shall deliver an Officers' Certificate to the Trustee, the Depositor and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Master Servicer or Special Servicer as a Property Advance and shall be reimbursable to the Master Servicer or Special Servicer with interest at the Advance Rate. The Master Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

            All insurance policies required hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee, and, unless otherwise required under the related Loan Documents, shall be issued by Qualified Insurers.

            (b) (I) If the Master Servicer or the Special Servicer, as applicable, obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Borrower has not maintained insurance required by the related Mortgage Loan or on all of the REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in
Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

            (II) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a), then the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of
Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) The Master Servicer and the Special Servicer shall each maintain a fidelity bond in the form and amount that would meet the servicing requirements of FNMA or FHLMC, whichever is greater, with the Trustee named as certificateholder or loss payee, as applicable thereunder. The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of FNMA or FHLMC, whichever is greater, with the Trustee named as certificateholder or loss payee, as applicable thereunder. The Master Servicer and the Special Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer pursuant to this Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

            SECTION 3.09. Enforcement of Due-On-Sale Clauses; Assumption
                          Agreements; Defeasance Provisions.

            (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or related Borrower, or

            (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or Special Servicer, as applicable, on behalf of the Trust Fund shall not be required to enforce such due-on-sale clause and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan if (x) such provision is not exercisable under applicable law or such exercise is reasonably likely to result in meritorious legal action by the related Borrower or (y) the Master Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or Special Servicer, as applicable, determines that granting of such consent would likely result in a greater recovery, the Master Servicer or Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon, provided, that
(a) the credit status of the prospective new Borrower is in compliance with the Master Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria (as evidenced in writing by the Master Servicer or Special Servicer) and the terms of the related Mortgage and (b) the Master Servicer or Special Servicer has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Master Servicer. The Master Servicer or Special Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (with a copy to the Master Servicer, if applicable,) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) Subject to Section 3.26(b), if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

            (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

                  then the Master Servicer or Special Servicer, as applicable, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clause and in connection therewith will not be required to
(i) accelerate the payments on the related Mortgage Loan or (ii) withhold its consent to such lien or encumbrance if in either case the Master Servicer or Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

            (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.27.

            (e) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance:

            (i) In the event such Mortgage Loan requires that the Master Servicer on behalf of the Trustee purchase the required U.S. government obligations, the Master Servicer shall, at the Borrower's expense, purchase such obligations in accordance with the terms of such Mortgage Loan and hold the same on behalf of the Trust Fund; provided, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable U.S. government obligations have been identified.

            (ii) The Master Servicer shall obtain an Opinion of Counsel (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the U.S. government obligations and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.

            (iii) The Master Servicer shall obtain a certificate at the related
                  Borrower's expense from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Agreement or Mortgage.

            (iv) To the extent required by the related Loan Documents, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Borrower's expense) obtain written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

            (v) If the Mortgage Loan permits the related Borrower or the lender or its designee to cause an accommodation borrower to assume such defeased obligations, the Master Servicer shall establish at the Borrower's cost and expense (and shall use its reasonable best efforts to cause the related Borrower to consent to such assumption) a special purpose entity to assume such obligations, the establishment of which will not, as evidenced in a writing of the Rating Agencies delivered to the Trustee, in and of itself, result in the downgrade, qualification or withdrawals of the ratings then assigned to the Certificates.

            SECTION 3.10. Realization Upon Defaulted Mortgage Loans.

            (a) Within 30 days after the occurrence of an Appraisal Reduction Event, the Master Servicer shall obtain an Updated Appraisal of the related Mortgaged Property or REO Property, as the case may be, the costs of which shall be a Property Advance to be advanced by the Master Servicer; provided, however, that with respect to the Appraisal Reduction Event enumerated in clause (v) in the definition of Appraisal Reduction Event, in the event that the Master Servicer is diligently proceeding to obtain an independent MAI appraisal but cannot do so within such 30-day period, the Master Servicer will have an additional 30 days to obtain an independent MAI appraisal; provided further, that the Master Servicer shall not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. The Master Servicer shall obtain annual letter updates to the Updated Appraisal or new Updated Appraisals, provided, that in the event that the Master Servicer receives notice or otherwise becomes aware pursuant to the financial and property reports, if any, collected from the related Borrower that net operating income with respect to any Mortgaged Property (calculated as provided in the related Loan Documents) has dropped by more than 10% for any fiscal year as compared to the previous fiscal year or the debt service coverage ratio of any Mortgaged Property (calculated as provided in the related Loan Documents) has fallen below 1.2 (based on such fiscal year's financial statements), the Master Servicer shall obtain a new Updated Appraisal.

            Following a default in the payment of any principal balance and accrued interest remaining unpaid on the maturity date of a Mortgage Loan, either (x) the Master Servicer shall continue to make P&I Advances in accordance with Section 3.10(j), or (y) the Special Servicer shall foreclose or elect to grant up to two consecutive one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the maturity date (or the first anniversary thereof in the case of the second extension), the related Borrower had made twelve consecutive Scheduled Payments (or Extended Scheduled Payments (as defined herein) in the case of the second extension) on or prior to their Due Dates, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, such determination to be evidenced by an Officer's Certificate delivered to the Rating Agencies and accompanied by all supporting documentation, (iii) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan, (iv) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties and (v) such extension requires the related Borrower to make Extended Scheduled Payments. The Special Servicer's determination to extend shall be made in the Special Servicer's good faith judgment, and may, but is not required to be, based on an Updated Appraisal or a letter update thereof.

            The Special Servicer will not agree to any extension of a Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date or, in the case of a Mortgage Loan secured by a leasehold interest (other than those Mortgage Loans secured by Mortgaged Properties with respect to which the related fee interest is also subject to the lien of the related Mortgage), the date that is ten years prior to the expiration of the leasehold interest securing such Mortgage Loan. If the related Borrower fails to make an Extended Scheduled Payment during the initial extension period, no further extensions will be granted. In no event will the Special Servicer be permitted to extend any Mortgage Loan at a rate lower than the Mortgage Rate.

            (b) In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Special Servicer shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Special Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Special Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(ii).

            If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and on behalf of the holders of the Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be a REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

            (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect; and

            (ii) Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest (not including Default Interest or Excess Interest) that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule. If such Net REO Proceeds exceed the Scheduled Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

            (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

            (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (d) Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement or to the Interest Rate Cap Agreement unless the Special Servicer or the Master Servicer, as the case may be, shall have obtained an Opinion of Counsel, at the expense of the Trust Fund, that obtaining such title will not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or result in the imposition of tax on either the Lower-Tier REMIC or the Upper-Tier REMIC.

            (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

            (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith; and

            (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

            (f) The environmental assessment contemplated by Section 3.10(e) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06.

            (g) If the Special Servicer determines pursuant to Section 3.10(e)(A) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(B) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, but only if the Trustee has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer and delivered to the Trustee, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. None of the Trustee, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(g) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Master Servicer and the Special Servicer with respect to such action or inaction. The Special Servicer shall advance the cost of any such compliance, containment, clean-up or remediation unless the Special Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

            (h) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Trustee.

            (i) The costs of any appraisal or annual letter update obtained pursuant to this Section 3.10 shall be paid by the Master Servicer as an Advance and shall be reimbursable from the Collection Account pursuant to Section 3.06.

            (j) Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation and agreement by the Master Servicer, may elect not to foreclose or institute similar proceedings or to modify the loan pursuant to Section 3.27 and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment in accordance with the Servicing Standard, after consultation and agreement by the Master Servicer, concludes (a) that the election not to foreclose or to modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances.

            SECTION 3.11. Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

            From time to time upon request of the Master Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the Lower-Tier Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Loan or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.12. Servicing Fees, Trustee Fees and Special Servicing
                          Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan and each Interest Accrual Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iii). The Master Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans any late payment charges, Assumption Fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, or similar items (but not including any Net Default Interest or Prepayment Premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts as additional compensation, including any late payment charges, with respect to a specific Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts (including any Default Interest) due with respect to such Mortgage Loan have been paid. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(iii) and 3.07(b) to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law) any interest or other income earned on deposits therein.

            Notwithstanding the foregoing, the aggregate Servicing Fee (minus the Trustee Fee) due to the Master Servicer with respect to any Distribution Date shall be reduced by the aggregate amount of any Prepayment Interest Shortfalls for the related Collection Period.

            As compensation for its activities hereunder, on each Distribution Date the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee, which shall be payable by the Master Servicer out of the aggregate Servicing Fee. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

            Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it, the Fiscal Agent, the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent in connection with their activities hereunder.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iii). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, (i) to the extent permitted by applicable law and the related Specially Serviced Mortgaged Loans, any Assumption Fees and loan modification or forbearance fees and (ii) any interest or other income earned on deposits in the REO Accounts.

            Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

            (c) In addition to the Special Servicing Fees provided for in this Agreement, and not in lieu thereof, the Special Servicer shall be entitled to the following fees and compensation:

            (i)   the Special Servicing Rehabilitation Fee; and

            (ii) the Liquidation Fee payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by the Mortgage Loan Seller or (ii) by the Master Servicer, the Depositor or the Certificateholders pursuant to Section 2.03 or Section 9.01.

            (d) The Master Servicer, Special Servicer, the Trustee , the Fiscal Agent, the Certificate Registrar, the Custodian, the Authenticating Agent and the Paying Agent shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(v).

            (e) No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer, Trustee or Fiscal Agent, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

            If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

            SECTION 3.13. Reports to the Trustee; Collection Account Statements.

            (a) The Master Servicer shall deliver to the Trustee no later than the fifth Business Day prior to each Distribution Date a preliminary report containing the information provided on the Master Servicer Remittance Report and by no later than 1:00 p.m. Central time on the second Business Day prior to each Distribution Date, the Master Servicer Remittance Report with respect to the related Distribution Date (which shall include, without limitation, the amount of Available Funds for such related Collection Period) including a written statement of anticipated P&I Advances for the related Distribution Date. The Master Servicer's responsibilities under this Section 3.13(a) with respect to REO Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.24.

            (b) Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the related Distribution Date and showing the aggregate amount of deposits into and withdrawals from the Collection Account since the previous Distribution Date for each category of deposit specified in Section 3.05 and each category of withdrawal specified in Section 3.06 for the related Collection Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Master Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

            (c) No later than 3:00 p.m. Central time on the Business Day preceding each Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical

Loss Estimate Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report. Such reports shall be presented in writing and on a computer readable medium reasonably acceptable to the Trustee. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least one Business Day prior to the related Master Servicer Remittance Date in the form required by Section 3.13(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer.

            (d) The Master Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Master Servicer:

                  (i) Quarterly, within thirty days of the Master Servicer's receipt of the related Borrower's operating statements and rent rolls, commencing with the first fiscal quarter ending after March 1, 1998, with respect to each Mortgage Loan and REO Mortgage Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Mortgage
            Loan), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with, if requested by the Trustee in response to any Certificateholder request, copies of the operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent requested by the Special Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding quarter year. The Master Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, which efforts shall include a letter sent to the related Borrower each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the Mortgage Loans.

                  (ii) Within thirty days after receipt by the Master Servicer
            (or within ten days of receipt by the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of any annual operating statements with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), an NOI Adjustment Worksheet for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit).

The Master Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the

Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Master Servicer and such updated report delivered to the Trustee within thirty days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property. The Master Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information.

            The Special Servicer will be required pursuant to Section 3.13(g) to deliver to the Master Servicer the information required pursuant to this Section 3.13(d) with respect to Specially Serviced Mortgage Loans and REO Mortgage within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

            (e) No later than 12:00 noon Central time on the Master Servicer Remittance Date, beginning in December 1997, the Master Servicer shall prepare and deliver to the Trustee and the Special Servicer, a Watch List of all Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a current Debt Service Coverage Ratio that is 80% or less of the Debt Service Coverage Ratio as of the Cut-Off Date or having a Debt Service Coverage Ratio that is less than 1.00x,
(ii) Mortgage Loans with respect to which the net operating income of the related Borrower has dropped by more than 10% for any fiscal year as compared to the previous fiscal year, (iii) the results of any property inspection of which the Master Servicer has knowledge and which has revealed any material damage or deterioration or the presence of any environmental condition with respect to any Mortgaged Property, which the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iv) any imminent or actual monetary default or other default on a Mortgage Loan the results of which the Master Servicer, after consultation with the Special Servicer, reasonably believes is likely to result in the acceleration of the indebtedness due under such Mortgage Loan, (v) Mortgage Loans which have come to the Master Servicer's attention in the performance of its duties under this Agreement that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding, (vi) Mortgage Loans that are at least one Collection Period delinquent in payment, (vii) Mortgage Loans that are within 60 days of maturity, (viii) any notice from a Borrower, or any knowledge otherwise obtained, regarding any litigation involving such Borrower or any related Mortgaged Property which the Master Servicer reasonably believes is likely to have an adverse effect on the Mortgaged Property or the ability of such Borrower to pay the amounts due under the related Mortgage Loan and (ix) any notice received from a Borrower, Manager or tenant of a Mortgaged Property, or any knowledge otherwise obtained, regarding the material default of such tenant under the terms of its lease or early termination by either the tenant or the Borrower of such lease, the bankruptcy of such tenant or its direct or indirect parent, the loss of a license or permit relating to the Mortgaged Property or other material adverse tenant activity.

            The Special Servicer shall report to the Master Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standards, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

            (f) At least six Business Days prior to each Master Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, a preliminary copy of the reports described below and at least one Business Day prior to each Master Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and each Rating Agency, and upon the request of any of the Trustee or the Depositor, to such requesting party, a final copy of the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; and (v) Comparative Financial Status Reports with respect to all Specially Serviced Mortgage Loans. Such reports shall be presented in writing and on a computer readable magnetic medium.

            (g) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of any of the Trustee, the Depositor or any other Rating Agency, to such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

                  (i) Quarterly, within twenty days of the Special Servicer's receipt of the related Borrower's operating statements and rent rolls, commencing with the first fiscal quarter ending after March 1, 1998, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and each REO Property, which efforts shall include a letter sent to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received.

                  (ii) Within 10 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Mortgage Loan, or at least six months of operating information with respect to any REO Property, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property. The Operating Statement Analysis report for each Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property is to be updated by the Special Servicer and such updated report delivered to the Master Servicer within ten days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Master Servicer within ten days after receipt of the necessary information.

      (h) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

            SECTION 3.14. Annual Statement as to Compliance.

            The Master Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before April 15 of each year, beginning with April 15, 1998, an Officers' Certificate stating, as to each signatory thereof, (i) that a review of the activities of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, (iv) that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans and other loans and (v) whether it has received any notice regarding qualification, or challenging the status, of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body.

            Copies of the annual officer's certificate may be obtained by any Certificateholder without charge upon written request to the Trustee.

            SECTION 3.15. Annual Independent Public Accountants' Servicing
                          Report.

            On or before April 15 of each year, beginning April 15, 1998, the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountants Statement") to the Trustee, the Depositor and each Rating Agency stating that
(i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public standards (rendered within one year of such report) with respect to those sub-servicers.

            Copies of the annual accountants' statement may be obtained by any Certificateholder without charge upon written request to the Trustee.

            SECTION 3.16. Access to Certain Documentation.

            The Master Servicer and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer. Nothing in this Section 3.16 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

            SECTION 3.17. Title and Management of REO Properties.

            (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property prior to the close of the third calendar year after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust
Fund), addressed to the Special Servicer and Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

            (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the Servicing Standard and the terms of this Agreement, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "Special Servicer, in trust for LaSalle National Bank, as Trustee, in trust for Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds, which shall be remitted pursuant to Section 3.18(e) to the Collection Account), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

      (i)   all insurance premiums due and payable in respect of any REO
            Property;

      (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

      (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

      (iv) any taxes imposed on the Upper Tier REMIC or Lower-Tier REMIC in respect of net income from foreclosure property in accordance with
            Section 4.05.

            To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five Business Days prior to the date that such amounts are due, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance; and if the Trustee fails to make any such Advance, the Fiscal Agent shall make such Advance, unless in either case, the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder. The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06. The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account on a monthly basis prior to the related Master Servicer Remittance Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. Notwithstanding the foregoing, the Special Servicer shall not:

      (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

      (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

      (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

      (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

      (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

      (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

      (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

      (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (c) With respect to each REO Property, when and as necessary, and no later than thirty days following the end of each calendar quarter, the Special Servicer shall deliver to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            SECTION 3.18. Sale of Specially Serviced Mortgage Loans and REO
                          Properties.

            (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with
Section 3.10, the Special Servicer shall deliver to the Trustee an Officers' Certificate to the effect that, pursuant to Section 3.10, the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer may then offer to sell to any Person any Specially Serviced Mortgage Loan which is in default or for which default is reasonably foreseeable or any REO Property or, subject to the following sentence, purchase any such Specially Serviced Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officers' Certificate and give the Trustee not less than five Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price therefor or, at its option, if it has received no offer (of at least three offers) at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at the Repurchase Price.

            In the absence of any such offer or purchase by the Special Servicer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a Person other than an Interested Person, or if such offer is determined to be a fair price by the Trustee in accordance with Section 3.18(b), if the highest offeror is an Interested Person; provided, that the Trustee shall be entitled to engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the highest offer is a fair price and, further provided, that if the highest offeror is an Interested Person such offer shall not be accepted if it is less than the Repurchase Price, unless the Rating Agencies have confirmed, in writing, that such acceptance will not, in itself, result in the qualification, downgrade or withdrawal of the then current ratings assigned to the Certificates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the Special Servicer or an Affiliate of the Special Servicer.

            In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell each Specially Serviced Mortgage Loan and any REO Property prior to the Rated Final Distribution Date.

            (b) In determining whether any offer received from an Interested Person represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer (if the highest offeror is not an Interested Person) or the Trustee shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, any Updated Appraisal previously obtained, the period and amount of any delinquency on the affected Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

            (c) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Master Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Master Servicer, the Depositor, the Fiscal Agent and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificate holder with respect to the purchase price therefor accepted by the Special Servicer, if the offeror is not an Interested Person (or the Trustee, if an Interested Person is an offeror).

            (d) The Special Servicer shall file information returns regarding the abandonment or foreclosure of Mortgaged Properties with the IRS at the time and in the manner required by the Code.

            (e) The proceeds of any sale pursuant to this Section 3.18 after deduction of the expenses of such sale incurred in connection therewith shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.05(a)(iv).

            SECTION 3.19. Additional Obligations of the Master Servicer;
                          Inspections; Successor Manager.

            (a) The Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (i) with an Allocated Loan Amount of (A) $5,000,000 or more at least once every 12 months and (B) less than $5,000,000 at least once every 24 months, in each case commencing in August 1998 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates) and (ii) if any Mortgage Loan
(A) becomes a Specially Serviced Mortgage Loan, (B) has a debt service coverage ratio (calculated as provided in the related Loan Documents) of less than 1.0 for the immediately preceding twelve-month period or (C) is delinquent for 60 days, the related Mortgaged Property shall be inspected by the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case any out-of-pocket costs incurred with respect to such inspection shall be treated as a Property Advance and borne by the Trust Fund.

            (b) With respect to each Mortgage Loan, the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall enforce the Trustee's rights with respect to the Manager under the related Loan Documents and Management Agreement. In the event the Master Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans) is entitled to terminate or cause the related Borrower to terminate the Manager, the Master Servicer or the Special Servicer, as the case may be, shall promptly give notice of its right to terminate the Manager to the Trustee (who shall copy the Certificateholders and the Rating Agencies), the related Originator, the Master Servicer or Special Servicer, as applicable, and the Depositor. After receipt of such notice, the most subordinate Class of Certificates then outstanding shall have the right to recommend termination of the Manager, and if so, to recommend a Successor Manager (meeting the requirements set forth below). Certificateholders representing Voting Rights of greater than 50% of such subordinate Class of Certificates will have ten Business Days from the receipt of such notice to respond to such notice. Upon receipt of a recommendation to terminate the Manager and appoint a Successor Manager, the Master Servicer or the Special Servicer, as the case may be, shall give notice of such recommendation to the Trustee (who shall copy the Certificateholders), and the Master Servicer or Special Servicer, as applicable, shall effect such recommendation unless: (i) within five Business Days of the receipt of notice of such recommendation, Certificateholders representing Voting Rights of greater than 50% of any Class of Certificates then outstanding which was assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager in which case the Master Servicer or the Special Servicer, as the case may be, shall procure a Successor Manager as set forth in the following sentence; or (ii) the Master Servicer or the Special Servicer, as the case may be, determines that effecting such recommendation to terminate is not consistent with the Servicing Standard and therefore the Master Servicer or the Special Servicer, as the case may be, elects not to effect such recommendation. If the Master Servicer or the Special Servicer, as the case may be, does not receive a required response (or if the response received is inconsistent) and the Master Servicer or Special Servicer, as the case may be, determines it is consistent with the Servicing Standard to terminate the Manager or in the event the Manager is otherwise terminated or resigns under the related Mortgage or Management Agreement, the Master Servicer or the Special Servicer, as the case may be, shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. A "Successor Manager" shall be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and a professional management corporation or business entity which (i) manages, and is experienced in managing, other comparable commercial properties, (ii) will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates by each Rating Agency, as confirmed in writing by each Rating Agency, and (iii) otherwise satisfies any criteria set forth in the Mortgage and related Loan Documents.

            SECTION 3.20. Reports to the Securities and Exchange Commission;
                          Available Information.

            (a) The Depositor shall prepare, sign, and electronically file at its own expense, any and all Exchange Act Reports as may be required with respect to the Certificates pursuant to this Agreement. The Trustee, the Special Servicer and the Master Servicer shall conform to the reporting obligations as set forth herein and in the event the Depositor notifies the Trustee, the Master Servicer and the Special Servicer in writing as to any change in the Exchange Act reporting requirements applicable to the Certificates, to any such changes as notified by the Depositor. The Master Servicer, the Special Servicer and the Trustee agree to provide such information to the Depositor and such entity as is designated by the Depositor pursuant to Section 3.20(f) in a timely fashion as may be requested by the Depositor, to the extent such information has been received by the Master Servicer, Special Servicer or the Trustee, as applicable, in connection with such Exchange Act Reports, so that such Exchange Act Reports may be timely filed by the Depositor. The Depositor shall retain the manually-signed copies of each Exchange Act Report and deliver a copy to the Trustee.

            On a monthly basis, prior to the filing by the Depositor of a Form 15, the Depositor will file on behalf of the Trust Fund within 15 days after the Distribution Date a Form 8-K that would include the following: (i) the Monthly Distribution Statement, and (ii) certain information received from the Borrowers under the Loan Documents to the extent received by the Depositor in electronic format in accordance with Section 3.20(f) as follows: (a) the most recent monthly operating statement received from each Borrower including a statement or specific notation of capital expenditures, leasing commissions, and tenant improvements; and (b) to the extent received since the filing of the immediately preceding Form 8-K filed pursuant to this paragraph with respect to each Mortgage Loan: (1) an officer's certificate of the Borrower, (2) occupancy reports, (3) tenant sales per square foot and rent per square foot by merchandise category, (4) all tenant notices, and (5) tenant change reports or listing of tenants that declared bankruptcy or had lease expirations that did not renew.

            On a quarterly basis, prior to the filing by the Depositor of a Form 15, the Depositor will file a Financial Report containing the information outlined in this paragraph, to the extent the Depositor receives the information set forth therein in electronic format in accordance with Section 3.20(f), within 45 days after the end of the relevant Borrower's fiscal quarter. Such Financial Report shall be with respect to those Borrowers that represent 10% or more of the aggregate Stated Principal Balance of the Mortgage Loans (on the date hereof, the DDR/DRA Loan, the Courtyard Loan, the Worldwide Plaza Loan, the Prentiss Loan and the

Arden Loan). Such Financial Report with respect to (i) those Mortgage Loans that represent 20% or more of the aggregate Stated Principal Balance of the Mortgage Loans (on the date hereof, the Courtyard Loan and the DDR/DRA Loan) shall consist of unaudited financial statements with respect to the Mortgaged Properties securing such Mortgage Loans, and (ii) those Mortgage Loans that represent 10% but less than 20% of the aggregate Stated Principal Balance of the Mortgage Loans (on the date hereof, the Worldwide Plaza Loan, the Prentiss Loan and the Arden Loan) shall consist of summarized quarterly financial information (substantially in the form set forth in Exhibits P hereto) as described in Rule 1.02(bb) of Regulation S-X with respect to the Mortgaged Properties securing such Mortgage Loan. In addition, to the extent received since the filing of the immediately preceding Financial Report filed pursuant to this paragraph with respect to the other Mortgage Loans, the Depositor shall promptly file the quarterly financial statements for each Borrower received pursuant to the Loan Documents.

            On an annual basis, prior to the filing by the Depositor of a Form 15, the Depositor will file a Financial Report containing the information outlined in this paragraph, to the extent the Depositor receives the information set forth therein in electronic format in accordance with Section 3.20(f), within 90 days after the end of the relevant Borrower's fiscal year end. Such Financial Report shall be with respect to those Borrowers that represent 10% or more of the aggregate Stated Principal Balance of the Mortgage Loans (on the date hereof, the Courtyard Loan, the DDR/DRA Loan, the Worldwide Plaza Loan, the Prentiss Loan and the Arden Loan). Such Financial Report with respect to (i) those Mortgage Loans that represent 20% or more of the aggregate Stated Principal Balance of the Mortgage Loans (on the date hereof, the DDR/DRA Loan and the Courtyard Loan) shall consist of audited financial statements with respect to the Mortgaged Properties securing such Mortgage Loans, and (ii) those Mortgage Loans that represent 10% but less than 20% of the aggregate Stated Principal Balance of the Mortgage Loans (on the date hereof, the Worldwide Plaza Loan, the Prentiss Loan and the Arden Loan) shall consist of summarized annual financial information (substantially in the form set forth in Exhibit I hereto) as described in Rule 1.02(bb) of Regulation S-X with respect to the Mortgaged Properties securing such Mortgage Loan. In addition, to the extent received since the filing of the immediately preceding Financial Report filed pursuant to this paragraph with respect to the other Mortgage Loans, the Depositor shall promptly file the annual audited financial statements for each Borrower received pursuant to the Loan Documents.

            The Master Servicer, the Special Servicer and the Trustee hereby agree to cooperate with the Borrowers and their accountants in obtaining any consents of accountants that are required to be filed with any financial statements being filed on a Form 10-K or Form 8-K.

            If information for any Financial Report is incomplete by the date on which required to be filed, the Depositor shall prepare and execute a Form 12b-25.

            None of the Master Servicer, the Special Servicer or the Trustee shall (i) file a Form ID with respect to the Depositor or (ii) cause the Trust Fund to stop filing reports, statements and information with the Commission pursuant to this Section unless directed to do so by the Depositor or the continued reporting is prohibited under the Exchange Act or any regulations thereunder. To the extent that the Certificates are held of record by less than 300 persons within the meaning of
Section 15(d) of the Exchange Act, the Depositor shall file on or before January 15, 1998, or within 15 days following the end of such later fiscal year in which the Certificates are held of record by less than 300 persons within the meaning of Section 15(d) of the Exchange Act, a Form 15 (a "Form 15") in accordance with the provisions of Rule 12h-3 under the Exchange Act, suspending the reporting obligations set forth herein.

            (b) The Master Servicer, prior to the filing of a Form 15 by the Depositor, shall promptly prepare and provide to the Trustee a report (each, a "Special Event Report") reporting (i) any notice from a Borrower or insurance company, or any knowledge otherwise obtained, regarding an upcoming voluntary or involuntary prepayment (including that resulting from a casualty or condemnation) or defeasance of all or part of the related Mortgage Loan (provided that a request by a Borrower or other Person for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan shall not, in and of itself, be deemed to be such notice); (ii) any imminent or actual monetary default or other default on a Mortgage Loan the results of which the Master Servicer, after consultation with the Special Servicer, reasonably believes is likely to result in the acceleration of the indebtedness due under such Mortgage Loan; (iii) the results of any property inspection of which the Master Servicer has knowledge and which has revealed any material damage or deterioration or the presence of any environmental condition with respect to any Mortgaged Property, which the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iv) any notice from a Borrower, or any knowledge otherwise obtained, regarding any litigation involving such Borrower or any related Mortgaged Property which the Master Servicer reasonably believes is likely to have an adverse effect on the Mortgaged Property or the ability of such Borrower to pay the amounts due under the related Mortgage Loan; (v) any notice received from a Borrower, Manager or tenant of a Mortgaged Property, or any knowledge otherwise obtained, regarding the material default of such tenant under the terms of its lease or early termination by either the tenant or the Borrower of such lease, the bankruptcy of such tenant or its direct or indirect parent, the loss of a license or permit relating to the Mortgaged Property or other material adverse tenant activity; (vi) any amendment, modification or waiver of a material provision of a Mortgage Loan of which the Master Servicer has knowledge; (vii) any event of which the Master Servicer has actual knowledge (other than an event covered by clause (i)) which would result in the release of any part of the Mortgaged Property; (viii) Mortgage Loans which have come to the Master Servicer's attention in the performance of its duties under this Agreement that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding; provided, however, that in the event that the Master Servicer after consulting with the Depositor and the Special Servicer determines in its good faith judgment that any of the preceding items will not materially affect the interests of the Certificateholders, the Master Servicer shall omit such item from the reporting obligation described above.

            With respect to any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer shall report to the Master Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any other known event with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

            (c) The Master Servicer shall collect on a monthly basis all information required pursuant to the Mortgage Loans. The Master Servicer shall from time to time contact the Borrowers regarding the delivery of financial information required by the Loan Documents commencing at least 15 days prior to the date on which each Borrower is obligated to provide the Master Servicer with quarterly and annual financial statements or reports so that such statements and reports will be delivered to the Master Servicer in a timely fashion. The Master Servicer will cause such information to be provided for the Depositor to enable the Depositor to comply with the Exchange Act reporting requirements in this
Section 3.20.

            (d) The Master Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed to the extent the Master Servicer deems such action to be necessary or appropriate), also make available any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies, the Certificateholders and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan. Consistent with the foregoing, the Master Servicer may, at its discretion, at the request of any of the Depositor, the Rating Agencies, the Trustee or any Certificateholder, but is not required to, prepare from information delivered by the Borrowers pursuant to any of the Loan Documents one or more reports in addition to the reports that the Master Servicer is required to furnish pursuant to this Agreement and may charge for such service a fee to any Person requesting a copy of any such additional report. The Master Servicer may, but is not required to, make information which is otherwise available to the public available on the Internet.

            (e) The Trustee shall deliver a copy of each Operating Statement Analysis and Annual Compliance Report to each Rating Agency. The Trustee shall also deliver a copy of each Special Event Report to each Rating Agency, Certificateholder, Beneficial Owner, if known, and the Depositor within one Business Day of receipt. The Trustee shall so deliver the foregoing information and reports and the Depositor shall file such Operating Statement Analysis and Annual Compliance Reports annually on Form 10-K and shall file such Special Event Reports on Form 8-K promptly upon the occurrence of the applicable event, in each case unless the Trust Fund is no longer filing Exchange Act Reports.

            The Master Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items: (i) all financial statements, occupancy information, rent rolls and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer, as applicable, and
(iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. The Master Servicer may require that such party execute a reasonable confidentiality agreement customary in the industry (and approved by the Depositor) with respect to such information.

            Copies of any and all of the foregoing items shall be available from the Master Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request at the requesting party's expense.

            (f) The Depositor shall designate, and pay the expenses of, a financial printer or other entity (which may be the Trustee) to prepare the materials required to be filed pursuant to this Section 3.20 for filing via the EDGAR system, and the Master Servicer and Special Servicer shall each cooperate fully with such entity and the Master Servicer and the Special Servicer shall provide the information required hereunder, to the extent made available by the related Borrowers, in a timely manner in order to allow the Depositor to file such materials at the times required hereunder.

            SECTION 3.21. Lock-Box Accounts, Escrow Accounts and Reserve
                          Accounts.

            The Master Servicer shall administer each Lock-Box Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents.

            SECTION 3.22. Property Advances.

            (a) The Master Servicer (or, to the extent provided in Section 3.22(b), the Trustee or the Fiscal Agent or, to the extent specifically provided for in this Agreement, the Special Servicer) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof.

            For purposes of distributions to Certificateholders and compensation to the Master Servicer, Special Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

            (b) The Master Servicer shall notify the Trustee and the Fiscal Agent, and the Special Servicer shall notify the Master Servicer, the Trustee and the Fiscal Agent, in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Master Servicer, and if the Master Servicer so fails, the Trustee), subject to the provisions of Section 3.22(c), shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this Section 3.22, the Fiscal Agent, subject to the provisions of
Section 3.22(c), shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

            (c) None of the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent (or the Master Servicer with respect to a Property Advance required to be made by the Special Servicer) shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer, as applicable, that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee, the Fiscal Agent and the Special Servicer, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            (d) The Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to
Section 3.06(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

            SECTION 3.23. Appointment of Special Servicer.

            (a) The Master Servicer is hereby appointed as the initial Special Servicer to service each Specially Serviced Mortgage Loan.

            (b) Certificateholders representing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates outstanding at any time shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer entitled to the same servicing compensation as its predecessor, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not have caused a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02. The Special Servicer may be removed by Certificateholders as aforesaid with respect to only one or more Mortgage Loans and remain the Special Servicer with respect to the remainder of the Mortgage Loans; provided that a successor Special Servicer is appointed, in respect of the Mortgage Loans that the Special Servicer would no longer be servicing, as provided in this Section 3.23.

            (c) The appointment of any such successor Special Servicer, shall not relieve the Master Servicer, the Trustee or the Fiscal Agent of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.23(a) above shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Master Servicer as Special Servicer following the occurrence of an Event of Default hereunder) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

            (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and each Rating Agency, as evidenced in writing and the Trustee has received written confirmation from each Rating Agency that such appointment would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on any Certificates.

            (e) Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.04(b) mutatis mutandis as of the date of its succession.

            SECTION 3.24. Transfer of Servicing Between Master Servicer and
                          Special Servicer; Record Keeping.

            (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer. If GMAC Commercial Mortgage Corporation ceases to be the Master Servicer or the Special Servicer, the then current Master Servicer and Special Servicer may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Master Servicer. The Special Servicer shall remit to the Master Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Master Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Borrower.

            Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer and, upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loans, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Master Servicer.

            (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

            (c) Not later than the Business Day preceding each date on which the Master Servicer is required to furnish a report under Section 3.13(a) to the Trustee, the Special Servicer shall deliver to the Master Servicer a written statement describing, on a Mortgage Loan by Mortgage Loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17 and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Master Servicer or Trustee reasonably requests to enable it to perform its duties under this Agreement.

            (d) Notwithstanding the provisions of the preceding subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall maintain accurate records with respect to the Specially Serviced Mortgage Loans and shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

            SECTION 3.25. Interest Reserve Account.

            The Trustee shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in January in a year which is not a leap year, the Master Servicer shall remit to the Trustee, in respect of the DDR/DRA Loan, the Prentiss Loan, the Arden Loan, the Villa Marina Loan and the Sun Communities Loan, for deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan or Worldwide Component as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Scheduled Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts").

            SECTION 3.26. Limitations on and Authorizations of the Master
                          Servicer and Special Servicer with Respect to Specific Mortgage Loans.

            (a) Notwithstanding anything contained elsewhere in this Agreement to the contrary, the Master Servicer or Special Servicer, as applicable, shall be subject to the following limitations or authorizations, as applicable, with respect to the specific Mortgage Loans identified below.

            (i) Upon the occurrence of an event of default under the Loan Documents with respect to the Worldwide Plaza Loan, the Master Servicer shall apply all funds received with respect to the Worldwide Plaza Loan in the following order: (a) to fund the tax and insurance escrow fund in accordance with the Servicing Standard, (b) to interest on the Worldwide Plaza Fixed Component A at the Mortgage Rate for the Worldwide Plaza Fixed Component A, (c) to interest on the Worldwide Plaza LIBOR Component at the Mortgage Rate for the Worldwide Plaza LIBOR Component, (d) to interest on the Worldwide Plaza Fixed Component B at the Mortgage Rate for the Worldwide Plaza Fixed Component B, (e) to principal on the Worldwide Plaza Fixed Component A, until the principal balance thereof is reduced to zero,
      (f) to principal on the Worldwide Plaza LIBOR Component, until the principal balance thereof is reduced to zero, (g) to principal on the Worldwide Plaza Fixed Component B, until the principal balance thereof is reduced to zero, (h) to Default Interest due with respect to the Worldwide Plaza Loan, and (i) to any other amounts due under the Worldwide Plaza Loan documents.

            (ii) In the event that the Worldwide Plaza Loan is the subject of an Appraisal Reduction Event, the Master Servicer shall apply any P&I Advances with respect to the Worldwide Plaza Loan in the following manner:
      (i) the interest portion of any such P&I Advance shall be applied first to the Worldwide Plaza Fixed Component A, second, to the Worldwide Plaza LIBOR Component and finally to the Worldwide Plaza Fixed Component B, and
      (ii) the principal portion of any such P&I Advance shall be applied first to the Worldwide Plaza Fixed Component A to the extent outstanding, second, to the Worldwide Plaza LIBOR Component to the extent outstanding, and finally to the Worldwide Plaza Fixed Component B.

            (iii) With respect to the Worldwide Plaza Loan, the Master Servicer shall not consent to any material financial modification to the leases for Cravath, Swaine & Moore and Ogilvy & Mathers without written confirmation from the Rating Agencies that such modification will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates.

            (iv) In the event that the Interest Rate Cap Provider is delinquent in making any of the payments required pursuant to the Interest Rate Cap Agreement, the Master Servicer shall immediately notify the Trustee and each Rating Agency of such delinquency.

            (v) With respect to the Sun Communities Loan, the Master Servicer shall not consent to the transfer of any interest in the borrower or the general partner of such borrower which results in the transferee owning more than a 49% interest in the borrower or general partner of the borrower (unless such transferee owned more than a 49% interest prior to such transfer) unless the Rating Agencies confirm that such transfer will not result in a qualification, downgrade or withdrawal of the ratings then applicable to the Certificates.

            (vi) With respect to the Sun Communities Loan, the Master Servicer shall not consent to the replacement of the property manager unless the Rating Agencies confirm that such transfer will not result in a qualification, downgrade or withdrawal of the ratings then applicable to the Certificates.

            (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by mortgagee, to incur additional indebtedness or to amend or modify the related Borrower's organizational documents, then the Master Servicer or the Special Servicer, as the case may be, may only consent to either such action, or grant a waiver with respect thereto, if the Master Servicer or the Special Servicer determines that such consent or waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than would not consenting to such action and the Master Servicer or the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of a waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. Any such consent or waiver shall also satisfy the criteria set forth in Section 3.09
(b), to the extent applicable.

            (c) In the event that Rating Agency confirmation is required in connection with any exercise of rights by the Master Servicer or the Special Servicer, as applicable, under any Mortgage Loan, the Master Servicer or Special Servicer, as the case may be, shall use its reasonable best efforts to cause the related Borrower to pay any fee required by the applicable Rating Agency for such confirmation. If the related Borrower does not pay such fee, and the Mortgage Loan is a Specially Serviced Mortgage Loan, such fee shall be paid by the Master Servicer or Special Servicer, as the case may be, as an Advance and shall be borne by the Trust Fund. If the Borrower does not pay such fee, and the Mortgage Loan is not a Specially Serviced Mortgage Loan, the Depositor shall pay such fee. Notwithstanding the reimbursement of any such amounts by the Trust Fund, the Master Servicer and the Special Servicer shall continue consistent with the Servicing Standard to endeavor to collect any such amounts from the related Borrower.

            (d) Prior to taking any enforcement action with respect to a Mortgage Loan secured in whole or in part by Mortgaged Properties located in a "one-action" state, the Master Servicer or Special Servicer, as applicable, shall consult with legal counsel admitted to practice in the relevant jurisdiction, the fees and expenses of which shall be an expense of the Trust Fund.

            (e) With respect to all Mortgage Loans that provide that the holder of the related Note may apply the monthly payment against principal, interest and any other sums due in the order as the holder shall determine, the Master Servicer shall apply such Scheduled Payment to interest (other than Excess Interest or Default Interest) under the related Mortgage Loan prior to application to principal or any other sums due.

            (f) With respect to each Mortgage Loan, neither the Master Servicer nor the Special Servicer (including in its capacity as a Certificateholder, if applicable), shall take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Scheduled Payment, other than requests for collection, until the Maturity Date of the related Mortgage Loan; provided, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Loan Documents.

            (g) The obligations of the Master Servicer and Special Servicer set forth in this Section 3.26 shall be subject to the operative documents with respect to the related Mortgage Loan, and the failure or inability of the related Borrower to comply with the Master Servicer's or the Special Servicer's direction shall not be deemed to be an Event of Default of the Master Servicer or the Special Servicer hereunder.

            (h) The Master Servicer or the Special Servicer, as applicable, shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related Borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer or the Special Servicer, as applicable, determines (taking into account the value and revenues of the related Mortgaged Property and the ability of the Borrower to pay the Mortgage Loan (including such Excess Interest)) that (1) in the absence of the waiver of such Excess Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related Maturity Date and (2) the waiver of the right to such accrued Excess Interest is reasonably likely to produce a larger (and not equivalent) payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. The Master Servicer shall have no liability to the Trust Fund, the Certificateholders or any other person so long as such determination is based on such criteria. In no event shall such waiver of such Excess Interest be effective prior to the date of actual prepayment in full (other than such waived Excess Interest), and such waiver shall in no event be effective if such prepayment is not made.

            (i) The Master Servicer shall send written notice to each Borrower and the related Manager and clearing bank that, if applicable, the Master Servicer and/or the Trustee has been appointed as the "Designee" of the "Lender" (or equivalent terminology) under any related Lock-Box Agreement.

            (j) For any Mortgage Loan and with respect to which, under the terms of the related Loan Documents, the mortgagee may, in its discretion, apply Insurance Proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Lock-out Period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interests of the Certificateholders.

            SECTION 3.27. Modifications.

            (a) During the term of a Mortgage Loan, the Special Servicer, may, consistent with the Servicing Standard, agree to modify a Specially Serviced Mortgage Loan to reduce the amount of principal (but, except as provided in this Section 3.27, not interest) payable monthly on such Mortgage Loan, provided that
(a) a material default in respect of payment on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation, such determination to be evidenced by an Officer's Certificate delivered to the Rating Agencies and accompanied by the Special Servicer's calculation of such net present value and any other documentation supporting such determination, (b) the Special Servicer terminates the related manager (unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of the related Mortgaged Properties); and (c) the Special Servicer may only agree to reductions of monthly payments of principal lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; provided, however, Certificateholders representing greater than 66-2/3% of all Voting Rights may direct the Special Servicer not to agree to any such modification. The Special Servicer shall promptly provide a copy of such proposed modification to the Master Servicer, the Rating Agencies and the Trustee. The Trustee shall, within two Business Days, notify, in writing, all of the Certificateholders that have Voting Rights of such proposed modification. For purposes of determining whether Certificateholders representing 66-2/3% of all Voting Rights have directed the Special Servicer not to agree to such modification, each Certificateholder shall have 15 days following the date of the Trustee's notice to respond to such notice, and any Certificateholder that has not responded within such time period shall be deemed to have consented to such modification.

            Additionally, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term or forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 66-2/3% of the Percentage Interests of the most subordinate

Class of Certificates then outstanding (or if the Certificate Principal Amount of such Class is less than 25% of the initial Certificate Principal Amount thereof, the next most subordinate Class) (the "Directing Class"), subject, however, to each of the following limitations, conditions and restrictions: (a) a material default in respect of such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation, such determination to be evidenced by an Officer's Certificate delivered to the Rating Agencies and accompanied by the Special Servicer's calculation of such net present value and any other documentation supporting such determination; (b) no reduction in the scheduled monthly payment of interest on any Mortgage Loan as a result of such modification, waiver or amendment may result in an Interest Shortfall to any Class other than the Directing Class, determined as of the date of such modification, waiver or amendment; (c) any reduction in the scheduled monthly payment of principal and/or interest on any Mortgage Loan must require that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan; (d) the Special Servicer may only agree to reductions of principal and/or interest lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three periods of twelve months or less each; (e) the Special Servicer may not reduce any Prepayment Premium or Lock-out Period other than in connection with the default of the related Mortgage Loan; (f) the Special Servicer may not at any time forgive principal of a Mortgage Loan to the extent that the amount forgiven, together with all amounts of principal previously forgiven pursuant to this paragraph would be in excess of (i) the Certificate Principal Amount of the Directing Class less the sum of (ii) the aggregate amount of Appraisal Reduction Amounts then outstanding and (iii) the aggregate amount of Interest Shortfalls then outstanding (other than with respect to the Directing Class with respect to Interest Shortfalls); and (g) the Special Servicer shall not permit any Borrower to add any real property collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an Independent Person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional real property collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations. Notwithstanding the foregoing, the Trustee shall promptly upon request provide the Special Servicer with such information as is in its possession and as is reasonably necessary to enable the Special Servicer to make the determinations required by clauses (b) and (f) above. If the Certificateholders representing 100% of the Percentage Interests of the second most subordinate Class of Certificates then outstanding consent to such modification, waiver or amendment, the Directing Class for purposes of the determinations made in clauses (b) and (f) shall include the second most subordinate Class of Certificates and the amount by which principal can be reduced shall not be in excess of 80% of the aggregate principal balance of both such Classes less the items specified in clause (f)(ii) and (f)(iii). A modification pursuant to this paragraph is not subject to the veto of Certificateholders set forth in the preceding paragraph of this Section.

            (b) Notwithstanding Section 3.27(a), the Master Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, but only if such modification, waiver or amendment (a) would not be "significant" as such term is defined in Code Section 1001, or Treasury Regulations Section 1.860G-2(b)(3), as determined by the Master Servicer or Special Servicer (and the Master Servicer or Special Servicer may rely on an Opinion of Counsel in making such determination), (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

            (c) The Master Servicer or Special Servicer, as applicable, shall provide copies of any modifications, waivers or amendments pursuant to this
Section 3.27 to each Rating Agency and to the Depositor.

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

            SECTION 4.01. Distributions.

            (a) On each Distribution Date, to the extent of Available Funds and Prepayment Premiums, amounts held in the Lower-Tier Distribution Account shall be withdrawn and distributed on the Lower-Tier REMIC Regular Interests as follows:

            (i) The amounts and timing of principal and interest payments on each Class of Lower-Tier REMIC Regular Interest will be identical to such amounts and timing on the corresponding Class of Related Certificates for such Distribution Date, except that, solely for this purpose, all calculations with respect to the Related Certificates shall be made as though (a) (I) the Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class D, Class E and Class F Certificate Interest Rates were equal to the Group 1 WAC Rate and (II) the Class C-2 Certificate Interest Rate were equal to the Net Mortgage Rate of the Worldwide Plaza LIBOR Component, and
      (b) the Notional Amounts of the Class X-1 and Class X-2 Certificates were zero at all times. The Certificate Principal Amount of each Class of Lower-Tier Regular Interests shall at all times be equal to the Certificate Principal Amount of its Class of Related Certificates, and the interest rate of each Class of Lower-Tier Regular Interests (other than the Class LC-2 Interest) shall be the Group 1 WAC Rate, and the interest rate of the Class LC-2 Interest shall be the Net Mortgage Rate of the Worldwide Plaza LIBOR Component.

            (ii) Any Prepayment Premium that is to be paid on a Regular Certificate on such Distribution Date shall be distributed pro rata to the Lower-Tier Regular Interests in proportion to their Certificate Balances outstanding as of such date.

            (iii) Realized Losses and other amounts specified in Section 4.01(g) shall be allocated to, and shall reduce the Certificate Principal Amount of, each Class of Lower-Tier Regular Interests without distribution on any Distribution Date, to the extent that the Certificate Principal Amount of such Class exceeds the Certificate Principal Amount of the corresponding Class of Related Certificates because of Realized Losses and other amounts specified in Section 4.01(g) allocated to such Related Certificates. Amounts recovered in respect of any amounts previously written off as Realized Losses and other amounts specified in Section 4.01(g) will be distributed on the Related Lower-Tier Regular Interests, to the extent that amounts recovered in respect of any amounts previously written off as Realized Losses and other amounts specified in Section 4.01(g) are distributed on the corresponding Related Certificates.

            (iv) On each Distribution Date, any amounts remaining in the Lower-Tier Distribution Account after the distributions set forth above in this Section 4.01(a)(i)-(iii) shall be distributed to the Class LR Certificates.

            (b) On each Distribution Date, amounts distributed on the Lower-Tier Regular Interests shall be deposited in the Upper-Tier Distribution Account. On each Distribution Date, Holders of each Class of Group 1 Certificates (and the Class R Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal, to the extent of Available Funds with respect to the Group 1 Loans, in the amounts and in the order of priority set forth below:

            (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2, Class A-3 and Class X-1 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the aggregate Interest Distribution Amounts of such Classes;

            (ii) Second, to the Class A-1 Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1, until the Certificate Principal Amount thereof is reduced to zero;

            (iii) Third, to the Class A-2 Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to the prior clause, until the Certificate Principal Amount thereof is reduced to zero;

            (iv) Fourth, to the Class A-3 Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (v) Fifth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            (vi) Sixth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (vii) Seventh, to the Class B Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Certificate Interest Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (viii) Eighth, to the Class C-1 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            (ix) Ninth, to the Class C-1 Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (x) Tenth, to the Class C-1 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Certificate Interest Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xi) Eleventh, to the Class D Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            (xii) Twelfth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xiii) Thirteenth, to the Class D Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Certificate Interest Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xiv) Fourteenth, to the Class E Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            (xv) Fifteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xvi) Sixteenth, to the Class E Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Certificate Interest Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

            (xvii) Seventeenth, to the Class F Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            (xviii) Eighteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

            (xix) Nineteenth, to the Class F Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 1 less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Certificate Interest Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            (xx) Twentieth, to the Class R Certificates, any amounts relating to the Group 1 Loans remaining in the Upper-Tier Distribution Account.

            Notwithstanding the foregoing, on each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priorities Second, Third and Fourth above, an amount equal to the aggregate of the Principal Distribution Amount will be distributed, first, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, plus interest thereon at the Certificate Interest Rate for such Classes compounded monthly from the date the Realized Loss was allocated to such Classes, pro rata, in accordance with the amount of such unreimbursed Realized Losses so allocated.

            On each Distribution Date, Holders of each Class of Group 2 Certificates (and the Class R Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal, to the extent of Available Funds with respect to the Group 2 Loan in the amounts and in the priority set forth below:

            (i) First, (a) through and including the Distribution Date in July 2004, pro rata, (I) to the Class C-2 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class and (II) to the Class X-2 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class and (b) after the Distribution Date in July 2004, to the Class C-2 Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

            (ii) Second, to the Class C-2 Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 2, until the Certificate Principal Amount thereof is reduced to zero;

            (iii) Third, to the Class C-2 Certificates for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount with respect to Loan Group 2 less the portion of such Principal Distribution Amount distributed as described in clause Second above, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Certificate Interest Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

            (iv) Fourth, to the Class R Certificates, any amounts relating to Group 2 Loan remaining in the Upper-Tier Distribution Account.

            All references to "pro rata" in the preceding clauses with respect to interest shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distributions of principal other than in reimbursement of Realized Losses shall mean pro rata based on Certificate Principal Amount, and with respect to distributions in reimbursement of Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

            (c) On any Distribution Date, Prepayment Premiums collected during the related Collection Period shall be distributed on the related Distribution Date to the holders of each Class of Group 1 Certificates entitled to distributions of principal on such Distribution Date in an aggregate amount up to the product of (a) such Prepayment Premium and (b) the Discount Rate Fraction for such Class of Certificates. The "Discount Rate Fraction" is a fraction (a) the numerator of which is equal to the excess of (x) the Certificate Interest Rate for such Class of Certificates over (y) the relevant Discount Rate and (b) the denominator of which is equal to the excess of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate; provided, that if there are two or more of such Classes of Certificates entitled to principal distributions on such Distribution Date, the Certificate Interest Rate for purposes of clause (a)(x) above will be the Certificate Interest Rate for the Class with the earlier payment priority and the portion of the Prepayment Premium calculated as described above, will be allocated among such Classes of Certificates entitled to principal distributions on a pro rata basis in accordance with the relative amount of principal distributions made thereto on such Distribution Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above shall be distributed to the holders of the Class X-1 Certificates.

            (d) On each Distribution Date the Trustee shall withdraw the amount of any Net Default Interest received in the related Collection Period from the Class T Distribution Account and shall distribute such amount to the holders of the Class T Certificates.

            (e) On each Distribution Date, any Excess Interest received during the related Collection Period shall be distributed to holders of Certificates as follows: (i) any Excess Interest received with respect to the Arden Loan and the Worldwide Fixed Components, to the holders of the Class A-2, Class A-3, Class B, Class C-1, Class D, Class E and Class F Certificates, pro rata, based on their initial Certificate Principal Amounts, (ii) any Excess Interest received with respect to the Prentiss Loan, the Villa Marina Loan and the Valley View Loan, to the holders of the Class A-3, Class B, Class C-1, Class D, Class E and Class F Certificates, pro rata, based on their initial Certificate Principal Amounts,
(iii) any Excess Interest received with respect to the Sun Communities Loan, to the holders of the Class C-1, Class D, Class E and Class F Certificates, pro rata, based on their initial Certificate Principal Amounts, (v) any Excess Interest received with respect to the Courtyard Loan, to the holders of the Class D, Class E and Class F Certificates, pro rata, based on their initial Certificate Principal Amounts, and (vi) any Excess Interest received with respect to the Worldwide Plaza LIBOR Component, to the holders of the Class C-2 Certificates.

            (f) The Certificate Principal Amount of each Class of P&I Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date, as a write-off, to the extent of any Realized Loss allocated to such Class on such Distribution Date. Any Group 1 Realized Losses will be applied to the Classes of Group 1 Certificates in the following order, until each is reduced to zero: first, to the Class F Certificates; second, to the Class E Certificates; third, to the Class D Certificates; fourth, to the Class C-1 Certificates; fifth, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2 and Class A-3 Certificates, based on their respective Certificate Principal Amounts. Any Group 2 Realized Losses to be applied on any Distribution Date will be applied directly to the Class C-2 Certificates until the Certificate Principal Amount thereof has been reduced to zero. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates described above in the reverse order of allocation of Realized Losses thereto.

            (g) Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee and Additional Trust Fund Expenses shall be allocated to each Class of Certificates in the following order, until each is reduced to zero: first, to the Class F Certificates; second, to the Class E Certificates; third, to the Class D Certificates; fourth, pro rata, to the Class C-1 and Class C-2 Certificates, based on their respective Certificate Principal Amounts; fifth, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2 and Class A-3 Certificates, based on their respective Certificate Principal Amounts.

            (h) Excess Prepayment Interest Shortfalls with respect to Loan Group 1 will be allocated to each Class of Group 1 Certificates, pro rata, based upon the amount of interest which would have otherwise been distributed to each such Class. Excess Prepayment Interest

Shortfalls with respect to the Group 2 Loan will be allocated to each Class of Group 2 Certificates, pro rata, based upon the amount of interest that would otherwise be distributable to each such Class.

            (i) All amounts distributable, or reductions allocable on account of Realized Losses, to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date
(a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            (j) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

                  (A) the Trustee reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                  (B) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificate, or on the Related Lower-Tier Regular Interests from and after such Distribution Date;

provided, however, that the Class T, Class R and Class LR Certificates shall remain outstanding until there is no other Class of Certificates outstanding.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(j). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.

            (k) Appraisal Reduction Amounts with respect to the Group 1 Loans will be allocated to the Group 1 Certificates in the following order of priority: first, to the Class F Certificates, until the Certificate Principal Amount thereof has been reduced to zero; second, to the Class E Certificates, until the Certificate Principal Amount thereof has been reduced to zero; third, to the Class D Certificates, until the Certificate Principal Amount thereof has been reduced to zero; fourth, to the Class C-1 Certificates, until the Certificate Principal Amount thereof has been reduced to zero; and finally to the Class B Certificates, until the Certificate Principal Amount thereof has been reduced to zero. Appraisal Reduction Amounts with respect to the Worldwide Plaza LIBOR Component will be allocated to the Class C-2 Certificates.

            SECTION 4.02. Statements to Certificateholders; Available
                          Information; Information Furnished to Financial Market Publisher.

            (a) On each Distribution Date, the Trustee shall, based on information provided by the Master Servicer or provided by the Special Servicer to the Master Servicer (with respect to a Specially Serviced Mortgage Loan, an REO Property or the servicing responsibilities of the Special Servicer set forth herein including the Special Servicer's obligation to make Advances) and subject to receipt thereof, prepare and forward by mail to each Holder of a Certificate, with copies to the Depositor, the Paying Agent, the Master Servicer, the Special Servicer, the Underwriter, the Rating Agencies, prospective investors in the Certificates (upon request) and up to three market reporting services designated by the Depositor, a statement as to such distribution (a "Monthly Distribution Statement") setting forth the information set forth on Exhibit H hereto, and including among other things, for each Class, as applicable:

            (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class R and Class LR Certificates) applied to reduce the respective Certificate Principal Amounts thereof;

            (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Excess Prepayment Interest Shortfalls and/or (B) Prepayment Premiums;

            (iii) the aggregate Certificate Principal Amount or Notional Amount, as the case may be, of each Class of Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Principal Amount (or, if applicable, the aggregate Notional Amount) of each such Class due to Realized Losses, Additional Trust Fund Expenses and/or and any other shortfalls in Available Funds set forth in Section 4.01(g);

            (iv) the Certificate Interest Rate applicable to each Class of Certificates for such Distribution Date;

            (v) the number of outstanding Mortgage Loans and the Stated Principal Balance of each Mortgage Loan and Worldwide Component at the close of business on the related Due Date;

            (vi) the number and aggregate Stated Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced;

            (vii) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the scheduled principal balance and the Stated Principal Balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property;

            (viii) as to any Mortgage Loan repurchased by the Depositor or the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

            (ix) with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent appraisal or valuation, and (C) the aggregate amount of Net Income and other revenues collected by the Special Servicer with respect to such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

            (x) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B) the Realized Loss attributable to such Mortgage Loan, (C) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (D) the date of the Final Recovery Determination;

            (xi) the aggregate amount of Principal Prepayments (other than Liquidation Proceeds and Insurance Proceeds) made during the related Collection Period and any Excess Prepayment Interest Shortfall for such Distribution Date;

            (xii) the aggregate amount of Property Advances and P&I Advances outstanding (net of reimbursed Advances) which have been made by the Master Servicer, the Special Servicer the Trustee, and the Fiscal Agent;

            (xiii) the aggregate amount of Servicing Fees, Special Servicing Fees, Liquidation Fees, Special Servicer Rehabilitation Fees and other servicing or special compensation retained by or paid to the Master Servicer and the Special Servicer during the related Collection Period;

            (xiv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Collection Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis; and

            (xv) the amount of Realized Losses, Additional Trust Fund Expenses, Interest Shortfalls, if any, with respect to the Mortgage Loans and any other shortfalls in Available Funds set forth in Section 4.01(g) incurred during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid).

            In the case of information furnished pursuant to subclauses (i),
(ii) and (xi) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Principal Amount or Notional Amount, as the case may be.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (except for a Class R or Class LR Certificate) a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

            On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Class R or Class LR Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

            (b) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to each Certificateholder, each prospective investor in a Certificate (upon request), the Depositor, the Master Servicer, the Special Servicer, the Underwriter, and each Rating Agency a report containing information regarding the Mortgage Loans as of the end of the related Collection Period (after giving effect to Principal Prepayments and other collections of principal required to be distributed on such Distribution Date), which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in the Prospectus under the caption "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the Borrowers to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format in the Prospectus and shall include a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Scheduled Payment, principal portion of the Scheduled Payment and any Prepayment Premium. Such loan-by loan listing shall be made available electronically in the form of the standard CSSA loan file and standard CSSA property file; provided, however, that the Trustee will provide Certificateholders with a written copy of such listing upon written request.

            (c) On each Distribution Date, the Trustee shall deliver or shall cause to be delivered by first class mail to each Certificateholder, each prospective investor in a Certificate (upon request), Beneficial Owner (if known), the Depositor, the Underwriter and each Rating Agency a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan Modification Report, the REO Status Report and a Watch List (indicating those Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans) provided by the Master Servicer to the Trustee pursuant to Section 3.13(c) and 3.13(e) on the Master Servicer Remittance Date. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least one Business Day prior to the related Master Servicer Remittance Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Master Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

            (d) Upon request, the Trustee shall deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Master Servicer and Special Servicer to the Depositor, the Underwriter, the Special Servicer and to any Certificateholder. In addition, the Trustee shall deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Master Servicer and Special Servicer to each Rating Agency and on September 30 of each year, commencing September 30, 1998, the Trustee shall deliver copies of the Operating Statement Analysis for each Mortgaged Property or REO Property that were prepared over the course of the previous four fiscal quarters (or with respect to September 1998, all of such statements prepared since the Closing Date) to each Rating Agency.

            (e) The Trustee shall make available at its offices, during normal business hours, upon not less than two Business Day's prior notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Master Servicer, the Special Servicer, either Rating Agency, and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or by the terms of any of the Mortgage Documents): (i) this Agreement and any amendments thereto; (ii) all Monthly Distribution Statements delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Master Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, collected by or on behalf of the Master Servicer or the Special Servicer in respect to each Mortgaged Property;
(vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the

Special Servicer; (vii) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; (viii) all Special Event Reports; and
(ix) any other materials relating in any manner to the Mortgage Loans, the Mortgaged Properties (including REO Properties) or the Certificates and not otherwise required to be provided hereunder that are in the possession of the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon request. The Trustee will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this Section 4.02(e) to make available any document is subject to the Trustee's receipt of such document.

            (f) On each Distribution Date, the Trustee shall make available to the Financial Market Publisher and the Underwriter, using the format and media mutually agreed upon by the Trustee, the Financial Market Publisher and the Underwriter, the following information regarding each Mortgage Loan and any other information reasonably requested by the Underwriter and available to the
Trustee:

      (i)   the Loan Number;

      (ii)  each related Mortgage Rate; and

      (iii) the principal balance as of such Distribution Date.

            In addition, on or within two Business Days following each Distribution Date, the Trustee shall make (x) certain information contained in the Monthly Distribution Statement available to Certificateholders through its ASAP System by Certificateholders dialing telephone number (312) 904-2200 and requesting statement No. 283.

            (g) The Trustee shall only be obligated to deliver or make available the statements, reports and information contemplated by Sections 4.02(a) through 4.02(f) to the extent it receives the necessary underlying information from the Master Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information and, if the Master Servicer is not the Special Servicer, the Master Servicer shall not be liable for any failure of the Special Servicer to provide such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            SECTION 4.03. Compliance with Withholding Requirements.

            Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to

Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

            SECTION 4.04. REMIC Compliance.

            (a) The parties intend that each of the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of each of the Upper-Tier REMIC and the Lower-Tier
REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for each of the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code and Section 4.07; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.05(a) is then required by the REMIC Provisions in order to maintain the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Upper-Tier REMIC and the Lower-Tier

REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R or Class LR Certificates shall be the tax matters person of the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause any of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow any of the Trust REMICs to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause) and (iii) not permit the creation of any "interests," within the meaning of the REMIC Provisions, in the Upper-Tier REMIC other than the Regular Certificates and the Class R Certificates or in the Lower-Tier REMIC other than the Lower-

Tier Regular Interests and the Class LR Certificates. None of the Master Servicer, the Special Servicer or the Depositor shall be responsible or liable for any failure by the Trustee to comply with the provisions of this Section
4.04. The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Master Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

            (b) The tax matter person, the Master Servicer and the Special Servicer each hereby covenants to perform its duties hereunder so as to maintain the status of the Trust REMICs as REMICs under the REMIC Provisions (and the Master Servicer and the Special Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within the Master Servicer's or the Special Servicer's possession or control). None of the tax matters person, the Master Servicer or the Special Servicer shall knowingly take (or cause the applicable REMIC to take) any action or fail to take (or fail to cause to be taken) any action within their respective control and the scope of their respective duties under this Agreement that, under the REMIC provisions, if taken or not taken, as the case may be, would (i) endanger the status of either Trust REMIC as a REMIC, or (ii) result in the imposition of a tax upon either Trust REMIC (including, but not limited to the tax on prohibited transactions as defined in Section 860F(a) of the Code) (any such endangerment or imposition, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party requesting such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to either Trust REMIC, or causing either Trust REMIC to take any action, that is not expressly permitted under the terms of this Agreement, the tax matters person, the Master Servicer and the Special Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action would cause an Adverse REMIC Event to occur.

            (c) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Depositor and the Class LR Certificateholders will exercise the right described in Section
9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the Mortgage Loan Seller or the Depositor pursuant to Article II hereof.

            SECTION 4.05. Imposition of Tax on the Trust Fund.

            In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC or Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code
Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(vi) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from the Collection Account in determining the amount of Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Upper-Tier REMIC or Lower-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(c) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Lower-Tier Distribution Account or the Upper-Tier Distribution Account, as the case may be). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates or to the Trustee in respect of the Lower-Tier Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. Neither the Master Servicer, the Special Servicer nor the Trustee shall be responsible for any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer or the Trustee or an act or omission of the Master Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Master Servicer or the Special Servicer.

            SECTION 4.06. Remittances; P&I Advances.

            (a) "Applicable Scheduled Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan has been extended (other than pursuant to Section 3.27) in accordance with the terms and conditions otherwise set forth in this Agreement, the lesser of (1) the Extended Scheduled Payment and (2) the Scheduled Payment on the Mortgage Loan prior to such extensions, and (B) if such Mortgage Loan is not described by the preceding clause (A) (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Scheduled Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer, the Trustee or the Fiscal Agent, notwithstanding the amount of such Applicable Scheduled Payment, interest shall be calculated at the Net Mortgage Rate plus the portion of the Trustee Fee related to such Mortgage Loan; and provided further that for purposes of determining the amount of any P&I Advance, the Scheduled Payment shall be as reduced pursuant to any modification of a Mortgage Loan pursuant to Section 3.27.

            (b) On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer (or the Trustee with respect to item
(iv) below) shall:

      (i) remit to the Trustee for deposit in the Lower-Tier Distribution Account an amount equal to the Prepayment Premiums received by the Master Servicer in the Collection Period preceding such Distribution Date;

      (ii) remit to the Trustee for deposit in the Lower-Tier Distribution Account an amount equal to the Available Funds (other than the amounts referred to in clauses (iii) and (iv) below);

      (iii) make a P&I Advance, by deposit into the Lower-Tier Distribution Account, in an amount equal to the sum of the Applicable Scheduled Payments for each Mortgage Loan to the extent such amounts were not received on such Mortgage Loan prior to 10:00 A.M. (New York City time), on the Master Servicer Remittance Date (and therefore are not included in the remittance described in the preceding clause (ii));

      (iv) if such Master Servicer Remittance Date occurs in March, remit to the Trustee for deposit in the Lower-Tier Distribution Account by withdrawal from the Interest Reserve Account an amount equal to the amounts described in clause (iii) of the definition of Available Funds.

            (c) The Master Servicer shall not be required or permitted to make an advance for Excess Interest, Default Interest, Prepayment Premiums or Balloon Payments. The amount required to be advanced in respect of Applicable Scheduled Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer, without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

            (d) Any amount advanced by the Master Servicer pursuant to Section 4.06(b)(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Master Servicer shall be entitled to reimbursement (with interest at the Advance Rate) thereof to the full extent as otherwise set forth in this Agreement.

            (e) If as of 11:00 A.M., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(b)(iii), the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.06, the Fiscal Agent shall make such P&I Advance not later than 2:00 p.m., New York City time, on such Business Day and, thereby, the Trustee shall not be in default under this Agreement.

            (f) None of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance as to any Scheduled Payment or Extended Scheduled Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer, the Trustee or Fiscal Agent, as applicable, determines that such advance will be a Nonrecoverable Advance. The Master Servicer shall be required to provide notice to the Trustee and the Fiscal Agent on or prior to the Master Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such Advance would be a Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such advance within the time periods required by Section 4.06(e) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in Section 4.06(e) that such advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            (g) The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06(ii) and the Master Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan.

            SECTION 4.07. Grantor Trust Reporting.

            The parties intend that the portions of the Trust Fund consisting of
(i) the Default Interest, proceeds therefrom and the Class T Distribution Account, and (ii) Excess Interest, proceeds therefrom and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Trust REMICs) shall be conducted so as to qualify such portion as, a "grantor trust" under Subpart E, Part I of Subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, (i) to the Holders of the Class T Certificates, income with respect to their allocable share of Default Interest and the amount of any interest paid on unreimbursed Advances to the Master Servicer, the Trustee and the Fiscal Agent, as applicable, therefrom pursuant to Section 3.06(ii) at the time or times and in the manner required by the Code and (ii) to the Holders of the Classes of Regular Certificates entitled thereto as set forth in Section 2.06(b), income with respect to their allocable share of Excess Interest at the time or times and in the manner required by the Code.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class X-1 Certificates, the Class B Certificates, the Class C-1 Certificates, the Class C-2 Certificates, the Class X-2 Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class T Certificates, the Class R Certificates and the Class LR Certificates.

            The Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class D, Class E, Class F, Class T, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-14, respectively. The Certificates of each Class (other than the Class T, Class LR and Class R Certificates) will be issuable in registered form only, in minimum denominations of authorized initial Certificate Principal Amount or Notional Amount, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the product of the Percentage Interest represented by such beneficial interest and the amount set forth on such schedule of the related Global Certificate, (ii) expressed in terms of initial Certificate Principal Amount or Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth below. With respect to the Class F Certificates, on the Closing Date, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver (i) Rule 144A global Class F Certificates (the "Private Global Certificates") in definitive, fully registered form without interest coupons, or (ii) one or more, if any, Individual Certificates, in each case substantially in the form of Exhibit A-11 hereto, respectively. Each Certificate will share ratably in all rights of the related Class. The Class T, Class R and LR Certificates will each be issuable in one or more Individual Certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

                                                            Aggregate
                                                          Denominations
                                                       of all Certificates
                                        Minimum             of Class
                                     Certificate     (in Initial Denomination
            Class                  Principal Amount     or Notional Amount)
            -----                  ----------------     -------------------
            A-1                    $    10,000.00           612,000,000
            A-2                    $    10,000.00           204,000,000
            A-3                    $    10,000.00           168,434,000
            B                      $    10,000.00           114,138,000
            C-1                    $    10,000.00            49,870,000
            C-2                    $    10,000.00            50,000,000
            D                      $    10,000.00           114,137,000
            E                      $    10,000.00            42,802,000
            F                      $    10,000.00            71,336,068
            X-1                    $   250,000.00         1,376,717,068
            X-2                    $   250,000.00            50,000,000

            The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above. The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

            Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.20 or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Trustee with the names of Beneficial Owners, the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except in the limited circumstances described below, Beneficial Owners of Public Global Certificates shall not be entitled to physical certificates for the Public Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in Section 5.02 and

Applicable Procedures, a Beneficial Owner of a Private Global Certificate may request that the Depositor, or an agent thereof, cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Depositor and the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

            Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

            The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Principal Amount or Notional Amount, as applicable, of the Global Certificate for any Class then outstanding advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owner or Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. Neither the Trustee, the Fiscal Agent, the Certificate Registrar, the Master Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Fiscal Agent, the Certificate Registrar, the Master Servicer, the Special Servicer, and the Depositor shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

            If the Trustee, its agents or the Master Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Master Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Master Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

            If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class F, Class T, Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Master Servicer and/or the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act which information shall be provided on a timely basis to the Trustee by the Master Servicer.

            Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-14 executed by the

Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02. Registration, Transfer and Exchange of Certificates.

            (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Trustee, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 5.02. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

            (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the applicable requirements of this Section 5.02, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this
Section 5.02.

            (c) In addition to the applicable provisions of this Section 5.02 and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions.

      (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Class F or Class T Certificates to a transferee that takes delivery in the form of an Individual Certificate:

            (A) The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A; and

            (B) The Certificate Registrar shall register the transfer of an Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (a) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, (b) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act and (c) the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.

      (ii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
            Section 5.02(c)(ii).

            (A) Transfers of a beneficial interest in a Private Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(B).

            (B) Transfers of a beneficial interest in a Private Global Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A).

            (C) Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless the Certificate Registrar has received an Opinion of Counsel stating that in accordance with applicable law the Securities Legend is not necessary (the cost of such Opinion of Counsel to be borne by the party requesting the removal of the Securities Legend), an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

      (iii) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Private Global Certificate, such transfer may be effected only in accordance with all applicable rules and procedures of the Depository applicable to transfers by their respective participants (the "Applicable Procedures"), and this Section 5.02(c)(iii). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Private Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with such beneficial interest, and (4) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Private Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of the Private Global Certificate.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

      (iv) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in the Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section
            5.02 and in accordance with the rules of the Depository and Applicable Procedures.

            (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized Denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

            (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant to Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors in accordance with the provisions set forth herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            (i) The Certificate Registrar may as a condition of the registration of any transfer of the Class F, Class T, Class R and Class LR Certificates require the transferor to furnish other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

            (j) Neither the Depositor, the Master Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify the Class F, Class T, Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Trustee and the Certificate Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (k) No transfer of any Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or
(ii) a collective investment fund in which such Plans are invested, an insurance company that is using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan to acquire any such Restricted Certificate, other than (with respect to any transfer of a Restricted Certificate that is a Class B, Class C-1, Class C-2, Class X-2, Class D, Class E or Class F Certificate) an insurance company investing the assets of its general account under circumstances whereby the purchase and holding of such Restricted Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. Each prospective transferee of a Restricted Certificate that takes the form of an Individual Certificate shall either (1) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (2) in the event the transferee is such a Person, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such a Person, the prospective transferee shall provide to the Depositor, the Trustee and the Certificate Registrar an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Restricted Certificates by or on behalf of a Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to Title I of ERISA,
Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in this Agreement, which opinion of counsel shall not be an expense of the Trustee, the Trust Fund, the Master Servicer, the

Special Servicer, the Certificate Registrar or the Depositor. The Certificate Registrar shall not register the transfer of an Individual Certificate that is a Restricted Certificate unless the transferee has provided the representation letter or opinion of counsel referred to in the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Person or entity referred to in (i) or (ii) above. Any transfer of a Restricted Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, shall be deemed absolutely null and void ab initio.

            (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

      (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

      (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (v) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(e) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(i) or (iii) are false.

      (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

            SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any

Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.04. Appointment of Paying Agent.

            The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for LaSalle National Bank, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A" by S&P and DCR and "AA2" by Moody's, or shall be otherwise acceptable to each Rating Agency.

            SECTION 5.05. Access to Certificateholders' Names and Addresses.

            (a) If any Certificateholder (for purposes of this Section 5.05, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

            (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            SECTION 5.06. Actions of Certificateholders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Master Servicer, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

            SECTION 5.07. Authenticating Agent.

            The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.07, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.07.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

            SECTION 5.08. Appointment of Custodians.

            The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from DCR and "Baa2" from Moody's, unless the Trustee shall have received prior written confirmation from each Rating Agency that the appointment of such Custodian would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian. The Custodian, if the Custodian is not the Trustee, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.08 shall be issued by a Qualified Insurer, or by any other insurer, that, as confirmed by each Rating Agency in writing to the Trustee, would not in and of itself result in the downgrade, withdrawal or qualification of any of the ratings assigned to any Class of Certificates.


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

            Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s), letters, affidavits and/or Opinions of Counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions.

                                   ARTICLE VI

         THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

            SECTION 6.01. Liability of the Depositor, the Master Servicer and
                          the Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement. Each of the Master Servicer and the Special Servicer shall indemnify the Depositor, and any employee, director or officer of the Depositor, and the Trust Fund and hold the Depositor and any employee, director or officer of the Depositor, and the Trust Fund harmless against any loss, liability or expense incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer or the Special Servicer, as the case may be, or by reason of negligent disregard of the Master Servicer's or Special Servicer's, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer or the Special Servicer, as the case may be, of any of its representations or warranties contained herein.

            SECTION 6.02. Merger or Consolidation of the Master Servicer.

            Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of California and will not jeopardize its ability to do business in each state in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

            SECTION 6.03. Limitation on Liability of the Depositor, the Master
                          Servicer and Others.

            Subject to Section 6.01, neither the Depositor, the Master Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer or the Special Servicer or any such Person against liability which would be imposed by reason of (i) any breach of warranty or representation, or other specific liability provided herein, with respect to such respective party or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties hereunder with respect to such respective party. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with, or relating to, this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations or duties hereunder, in each case by the Person being indemnified; (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement or (iii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein. Neither the Depositor nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Master Servicer or the Special Servicer may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

            SECTION 6.04. Limitation on Resignation of the Master Servicer or
                          Special Servicer.

            (a) Each of the Master Servicer and the Special Servicer may assign its respective rights and delegate its respective duties and obligations under this Agreement, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee and to the Depositor, (B) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under
Section 6.02, and (C) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment, sale, transfer or delegation will not be qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation; (iii) the Master Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; and (iv) the rate at which the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer, as applicable, hereunder.

            (b) Except as provided in this Section 6.04, the Master Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer's or Special Servicer's expense) to such effect delivered to the Trustee.

            No resignation or removal of the Master Servicer or the Special Servicer as contemplated herein shall become effective until the Trustee or a successor Master Servicer or Special Servicer shall have assumed the Master Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Master Servicer or Special Servicer shall be allocated to each Class of Certificates in the manner set forth in
Section 4.01(g).

            SECTION 6.05. Rights of the Depositor and the Trustee in Respect of
                          the Master Servicer and Special Servicer.

            The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Master Servicer and the Special Servicer shall furnish to the Depositor, the Master Servicer, the Special Servicer and the Trustee its most recent annual financial statements and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Master Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03 hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Neither the Depositor nor the Trustee and neither the Master Servicer, with respect to the Special Servicer, nor the Special Servicer, with respect to the Master Servicer, shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

            SECTION 6.06. Master Servicer or Special Servicer as Owner of a
                          Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and
(iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01. Events of Default.

            (a) "Master Servicer Event of Default", wherever used herein, means any one of the following events:

      (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Lower-Tier Distribution Account, Upper-Tier Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or the Class T Distribution Account, any amount required to be so remitted by the Master Servicer (including a P&I Advance) pursuant to, and at the time specified by the terms of this Agreement, which failure is not remedied by 11:00 a.m., New York City time, on the related Distribution Date (provided, however, that the Master Servicer will pay the Trustee interest on such late payment at the prime rate until such late payment is received by the Trustee); or

      (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties on the part of the Master Servicer contained in this Agreement, which continues unremedied for a period of 30 days (or 10 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to this Agreement) after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; provided that if such default is not capable of being cured within such 30 day period (or 10 day period, as applicable) and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; provided further that the failure of the Master Servicer to perform any covenant or agreement contained herein (other than as provided in clause (i) above) as a result of an inconsistency between this Agreement and any Loan Document shall not be a Master Servicer Event of Default hereunder; or

      (iii) confirmation in writing by any Rating Agency that not terminating the Master Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn, or downgraded; or

      (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

      (v) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

      (vi) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (vii) the Master Servicer shall fail to make any Property Advance required to be made by the Master Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Property Advance), which failure continues unremedied for a period of fifteen (15) days after the date on which such Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments); provided, however, that in the event the Trustee or the Fiscal Agent makes a required Property Advance pursuant to Section 3.22(b) due to the Master Servicer's failure to make a required Property Advance, such Event of Default shall occur immediately upon the making of such Property Advance by the Trustee or the Fiscal Agent;

then, and in each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Master Servicer; provided, however, that if an Event of Default as described in clauses (iv) through (vi) above occurs, the rights and obligations of the Master Servicer under this Agreement shall be automatically terminated.

            In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

            (b) "Special Servicer Event of Default", wherever used herein, means any one of the following events:

      (i) any failure by the Special Servicer to remit to the Collection Account any amount required to be so deposited by the Special Servicer pursuant to, and at the time specified, and in accordance with the terms of this Agreement; or

      (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements, or the material breach of any representations or warranties on the part of the Special Servicer contained in this Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Master Servicer, the Depositor, the Trustee or by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

      (iii) confirmation in writing by any Rating Agency that failure to remove the Special Servicer would, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates; or

      (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

      (v) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer, or of or relating to all or substantially all of its property; or

      (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Special Servicer; provided, however, that if an Event of Default as described in clauses (iv) through (vi) above occurs, the rights and obligations of the Special Servicer under this Agreement shall be automatically terminated.

            (c) In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, in the event it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Trustee with all documents and records requested by the Trustee to enable the Trustee to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

            SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer's or the Special Servicer's termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Master Servicer, the Special Servicer and the Trustee or the Fiscal Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee or the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is rated by each Rating Agency in one of its two highest long-term debt rating categories or if the Rating Agencies do not provide written confirmation that the succession of the Trustee, as Master Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution with a net worth of at least $15,000,000, the appointment of which will not result in a downgrade, qualification or withdrawal of the then current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

            (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            SECTION 7.04. Other Remedies of Trustee.

            During the continuance of any Master Servicer Event of Default or a Special Servicer Event of Default when the Master Servicer is also serving as Special Servicer, so long as such Master Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06. In addition, Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of all Classes of Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Master Servicer Event of Default or Special Servicer Event of Default, if applicable.

            SECTION 7.05. Waiver of Past Events of Default; Termination.

            The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including P&I Advances) to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs and expenses incurred by the Trustee in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer or the Special Servicer, as applicable, promptly upon demand therefor and if not reimbursed to the Trustee within 90 days of such demand, from the Trust Fund; provided, that the Trust Fund shall be reimbursed by the Master Servicer or the Special Servicer, as applicable, to the extent such amounts are reimbursed to the Trustee from the Trust Fund.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01.     Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.04, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall request a corrected instrument, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

            (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

      (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

      (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

      (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

      (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

      (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

      (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Master Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

            None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee, or the Fiscal Agent, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Fiscal Agent, respectively, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity).

            SECTION 8.02. Certain Matters Affecting the Trustee.

            (a)   Except as otherwise provided in Section 8.01:

                  (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such document;

                  (ii) The Trustee may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) (A) The Trustee shall be under no obligation to
                        institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and (C) provided, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer, as applicable, if an Event of Default shall have occurred and be continuing relating to the Master Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

            (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any of the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

            SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Master Servicer, or the Special Servicer, and the Trustee, the Fiscal Agent, the Master Servicer and Special Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Master Servicer and Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for its review thereof pursuant to Section 2.02); the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the

Depositor, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02) or any sub-Master Servicer or any Borrower; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to
Section 7.02) or any sub-Master Servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any sub-Master Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Lower-Tier Distribution Account, Upper-Tier Distribution Account, Class T Distribution Account, Excess Interest Distribution Account, Lock Box Account, Reserve Accounts, Interest Reserve Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee or Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent shall have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.

            SECTION 8.04. Trustee May Own Certificates.

            The Trustee, the Fiscal Agent and any agent of the Trustee or Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee, Fiscal Agent or such agent.

            SECTION 8.05. Payment of Trustee Fees and Expenses; Indemnification.

            (a) The Trustee or any successor Trustee shall be entitled, on each Distribution Date, to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which Trustee Fee shall be paid to the Trustee prior to the distribution on such Distribution Date of amounts to the Certificateholders. In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled.

            (b) The Trustee and the Fiscal Agent shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Fiscal Agent pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses" as described in clause (d) below, except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Fiscal Agent shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Fiscal Agent.

            The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

            (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Master Servicer and the Special Servicer (each, an "Indemnifying Party") shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer, any agent of the Master Servicer or sub-Master Servicer).

            (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses" shall include any fees, expenses and disbursement of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with (i) a default under any Mortgage Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01. The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

            (e) Notwithstanding anything herein to the contrary, this Section
8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Fiscal Agent, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

            (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

            SECTION 8.06. Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "BBB" by DCR and "Baa2" by Moody's (or at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" by S&P and DCR, "Aa2" by Moody's the rating on the unsecured long term debt of the Trustee must be at least "AA" by S&P and DCR, and "Aa2" by Moody's, or meet different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02); provided that, notwithstanding that the long-term unsecured debt of LaSalle National Bank and ABN AMRO Bank N.V. are not rated by S&P and DCR, LaSalle National Bank shall not fail to qualify as Trustee solely by virtue of the lack of such ratings until such time as either S&P or DCR shall notify the Trustee, the Master Servicer and the Special Servicer in writing that LaSalle National Bank is no longer exempt from the foregoing rating requirements imposed by this sentence. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to
(i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax from its own funds and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

            SECTION 8.07. Resignation and Removal of the Trustee.

            The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Master Servicer shall promptly appoint a successor Trustee, the appointment of which would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, and a successor Fiscal Agent (if necessary to satisfy the requirements contained in Section 8.06), the appointment of which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the Fiscal Agent deemed removed, and the successor Trustee and successor Fiscal Agent. If no successor Trustee and successor Fiscal

Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, and the Trustee has not elected to act pursuant to clauses (i), (ii) or (iii) of the penultimate sentence of Section 8.06, or upon a confirmation in writing by any Rating Agency that not terminating the Trustee, or the Fiscal Agent, as applicable, would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded, then the Depositor may remove the Trustee and the Fiscal Agent and promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and the successor Fiscal Agent. The Holders of Certificates entitled to at least 50% of the Voting Rights of all of the Certificates may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Trustee and, if necessary, successor Fiscal Agent by written instrument or instruments delivered thirty days prior to the date of such removal, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Trustee so removed, one complete set to the Fiscal Agent deemed removed, one complete set to the successor Trustee so appointed and one complete set to any successor Fiscal Agent so appointed. Upon any succession of the Trustee or the Fiscal Agent under this Agreement, the predecessor Trustee or Fiscal Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred.

            In the event of removal of the Trustee, the Fiscal Agent shall be deemed to have been removed.

            In the event that the Trustee or Fiscal Agent is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

            Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, successor Fiscal Agent as provided in Section 8.08.

            SECTION 8.08. Successor Trustee and Fiscal Agent.

            (a) Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein, provided that the appointment of such successor Trustee and successor Fiscal Agent shall not, as evidenced in writing by each Rating Agency, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 8.06.

            The Fiscal Agent may not resign except in the event of the resignation or removal of the Trustee, upon determination that it may no longer perform such obligations and duties under applicable law or upon written confirmation from the Rating Agencies that such resignation, without the appointment of a successor Fiscal Agent, will not in and of itself result in a downgrade qualification or withdrawal of the then current rating of any Class of Certificates. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Depositor and the Trustee. No resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent, if required by the Rating Agencies, acceptable to each Rating Agency, as evidenced in writing (which may be Trustee) shall have assumed the Fiscal Agent's obligations and duties under this Agreement.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

            (b) Any successor Trustee or Fiscal Agent appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

            SECTION 8.09. Merger or Consolidation of Trustee or Fiscal Agent.

            Any corporation into which the Trustee or Fiscal Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or business of the Fiscal Agent, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

            No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            SECTION 8.11. Fiscal Agent Appointed; Concerning the Fiscal Agent.

            (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent hereunder. The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth hereunder.

            (b) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance or for a breach of a representation or warranty contained herein; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Depositor, the Master Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and
(ii) the provisions of clause (ii) of Section 8.01(c) shall apply to the Fiscal Agent.

                                   ARTICLE IX

                 TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

            SECTION 9.01. Termination; Optional Mortgage Loan Purchase.

            (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

            (b) The Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund with respect to the Trust REMICs shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be sold for cash and that each such REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Master Servicer in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the REMICs or the Trust Fund, the Trustee shall be responsible for filing the final Tax Returns for the REMICs and applicable income tax or information returns for the Grantor Trust for the period ending with such termination, and shall maintain books and records with respect to the REMICs and the Grantor Trust for the period for which it maintains its own tax returns or other reasonable period.

            (c) The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

      (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

            Any Mortgage Loan purchased under the circumstances described in this subsection (c) will be purchased subject to a continuing right of (i) the holders of the Class T Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and (ii) the holders of the Classes of Certificates entitled to receive the Excess Interest with respect to such Mortgage Loan, as specified in Section 2.06(b), to receive from the purchaser(s), from time to time, payments corresponding to Excess Interest with respect to such Mortgage Loan.

            (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Principal Amount of each such Certificate or Lower-Tier Regular Interest, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01 or
(ii) if no such Regular Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Lower-Tier Distribution Account and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, in either case, following the later to occur of (A) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (B) the liquidation or disposition pursuant to Section 3.18 of the last asset held by the Trust Fund and (iii) to the holders of the Class T Certificates, of any amount remaining in the Class T Distribution Account to the holders of Certificates entitled to receive Excess Interest, as provided in Section 2.06(b), of any amount remaining in the Excess Interest Distribution Account.

            (e) Notice of any termination of the Trust Fund pursuant to this
Section 9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Master Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

            (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

            (ii)  specify the amount of any such final distribution, if known;
                  and

            (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

            If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

            (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.02. Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every

Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.03. Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 10.04. Notices.

            All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class T, Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

            If to the Trustee, to:

                        LaSalle National Bank
                        135 South LaSalle Street
                        Chicago, Illinois 60674-4107
                        Attention: Asset-Backed Securities
                        Trust Services Group, Structured Asset Securities Corporation,
                        Series  1997-LL I

            If to the Fiscal Agent, to:

                        ABN AMRO Bank, N.V.
                        c/o LaSalle National Bank
                        135 South LaSalle Street
                        Chicago, IL 60674-4107
                        Attention: Asset-Backed Securities
                        Trust Services Group, Series 1997-LL I

            If to the Depositor, to:

                        Structured Asset Securities Corporation
                        200 Vesey Street
                        New York, New York 10285
                        Attention:  Patricia Hall


            If to the Master Servicer or the Special Servicer, to:

                        GMAC Commercial Mortgage Corporation
                        650 Dresher Road
                        Horsham, Pennsylvania 19044
                        Attn:  Servicing Manager

            With a copy to:

                        General Counsel

            If to the Underwriter, to:

                        Lehman Brothers Inc.
                        200 Vesey Street
                        New York, New York 10285
                        Attention:  Larry Kravetz

            If to any Certificateholder, to:

                         the address set forth in the
                         Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

            SECTION 10.05. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.06. Notice to the Depositor and Each Rating Agency.

            (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i)   any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the merger, consolidation, resignation or termination of the
                  Master Servicer, Special Servicer, the Trustee or Fiscal
                  Agent;

            (iv)  the repurchase of Mortgage Loans pursuant to Section 2.03(d);

            (v)   the final payment to any Class of Certificateholders;

            (vi) any change in the location of the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account;

            (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer;

            (viii) any change in the lien priority of a Mortgage Loan;

            (ix) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property; and

            (x)   any material damage to a Mortgaged Property.

            (b) The Master Servicer (or the Trustee with respect to item (iv) below) shall promptly furnish to each Rating Agency copies of the following:

            (i)   each of its annual statements as to compliance described in
                  Section 3.14;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

            (iii) a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03;

            (iv) each report to Certificateholders described in Section 4.02 and Section 3.20 and any Special Event Report prepared pursuant to Section 3.20(b); and

            (v) each inspection report prepared in connection with any inspection conducted pursuant to Section 3.19(a).

            (c) The Master Servicer shall furnish each Rating Agency with such information with respect to the Trust Fund, any Mortgaged Property, a Borrower and a non-performing or Specially Serviced Mortgage Loan as such Rating Agency shall reasonably request and which the Master Servicer can reasonably obtain. The Rating Agencies shall not be charged any fee or expense in connection therewith.

            (d) Notices to each Rating Agency shall be addressed as follows:

                        Standard & Poor's Ratings Services
                        25 Broadway
                        New York, New York 10004
                        Attention: Commercial Mortgage Surveillance

                        Duff & Phelps Credit Rating Co.
                        55 E. Monroe Street, 38th Floor
                        Chicago, Illinois 60603
                        Attention: Structured Finance Commercial Real Estate Monitoring

                        Moody's Investor Services, Inc.
                        99 Church Street
                        New York, New York 10007
                        Attention: Managing Director

or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

            (e) To the extent reasonable, each of the foregoing notices and reports shall be delivered to the Rating Agencies in an electronic medium as may be requested by the Rating Agencies.

            SECTION 10.07. Amendment.

            This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions herein or therein that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the ratings assigned to each of the Classes of Certificates by each Rating Agency or (vi) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Master Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency. It shall not be necessary for the consent of Certificateholders under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

            Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer and/or the Trustee, the Master Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, will not cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) and will not cause the Grantor Trust to fail to qualify as a grantor trust. Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii),
(iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Fiscal Agent's own rights, duties or immunities under this Agreement.

            SECTION 10.08. Confirmation of Intent.

            It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of

Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, Lower-Tier Distribution Account, Upper-Tier Distribution Account, Class T Distribution Account and Excess Interest Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Delaware and Illinois Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

            SECTION 10.09. No Intended Third-Party Beneficiaries.

            No Person other than a party to this Agreement and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder.

            Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

            IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                        STRUCTURED ASSET SECURITIES
                                        CORPORATION,
                                            as Depositor

                                        By: /s/ Larry Kravetz
                                            ----------------------------------
                                        Name:  Larry Kravetz
                                        Title:  Vice President

                                        GMAC COMMERCIAL MORTGAGE
                                            CORPORATION,
                                            as Master Servicer and as Special
                                              Servicer

                                        By:  /s/ Kathryn Marquardt
                                            ----------------------------------
                                        Name:  Kathryn Marquardt
                                        Title:  Senior Vice President

                                        LASALLE NATIONAL BANK,
                                            as Trustee, Custodian, Certificate
                                            Registrar

                                        By: /s/ Russell M. Goldenberg
                                            ----------------------------------
                                        Name:  Russell M. Goldenberg
                                        Title:  Senior Vice President

                                        ABN AMRO BANK N.V.,
                                            as Fiscal Agent of the Trustee


                                        By: /s/ Mary C. Casey
                                            ----------------------------------
                                        Name:  Mary C. Casey
                                        Title:  Vice President

                                        ABN AMRO BANK N.V.,
                                            as Fiscal Agent of the Trustee


                                        By: /s/ Robert C. Smolka
                                            ----------------------------------
                                        Name:  Robert C. Smolka
                                        Title:  Group Vice President

                                   EXHIBIT A-1

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 1997-LL I, CLASS A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

               STRUCTURED ASSET MORTGAGE SECURITIES CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS A-1

Certificate Interest Rate:  6.790%

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class A-1 Certificates:                 in     October 2031
$612,000,000

CUSIP:  863572 PN7                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $[          ]

No.:  [       ]

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, Class R, and Class LR Certificates, (together with the Class A-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all

                  Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class A-1 Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE   NATIONAL   BANK,   not   in  its
                                    individual capacity but solely as Trustee

                                    By:______________________________________
                                                Authorized Officer



                          Certificate of Authentication

                          -----------------------------

            This is one of the Class A-1 Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE   NATIONAL   BANK,   not   in  its
                                    individual    capacity   but   solely   as
                                    Authenticating Agent


                                    By:_______________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto __________________________________________
______________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

______________________________________________________________________________
______________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
______________________________________________________________________________
Address of the Assignee(s) for the purpose of receiving notices and distributions:

            Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________.

            This information is provided by ______________________________ the Assignee(s) named above, or ____________________________________ as its (their)
agent.

                                    By:_______________________________________


                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                   EXHIBIT A-2

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 1997-LL I, CLASS A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

               STRUCTURED ASSET MORTGAGE SECURITIES CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS A-2

Certificate Interest Rate:  6.840%

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class A-2 Certificates:                 in     October 2031
$204,000,000

CUSIP:  863572 PP2                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $204,000,000

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, Class R, and Class LR Certificates, (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all

                  Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:______________________________________
                                                Authorized Officer



                          Certificate of Authentication

                          -----------------------------

            This is one of the Class A-2 Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent


                                    By:_______________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto __________________________________________
______________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

______________________________________________________________________________
______________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
______________________________________________________________________________
Address of the Assignee(s) for the purpose of receiving notices and distributions:

            Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________.

            This information is provided by ______________________________ the Assignee(s) named above, or ____________________________________ as its (their)
agent.

                                    By:_______________________________________


                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                   EXHIBIT A-3

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 1997-LL I, CLASS A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

               STRUCTURED ASSET MORTGAGE SECURITIES CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS A-3

Certificate Interest Rate:  6.900%

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class A-3 Certificates:                 in     October 2031
$168,434,000

CUSIP:  863572 PQ0                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $168,434,000

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, Class R, and Class LR Certificates, (together with the Class A-3 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all

                  Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class A-3 Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:______________________________________
                                                Authorized Officer


                          Certificate of Authentication

                          -----------------------------

            This is one of the Class A-3 Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent


                                    By:_______________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto __________________________________________
______________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class A-3 Certificate of the entire Percentage Interest represented by the within Class A-3 Certificates to the above-named Assignee(s) and to deliver such Class A-3 Certificate to the following address:

______________________________________________________________________________
______________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
______________________________________________________________________________
Address of the Assignee(s) for the purpose of receiving notices and distributions:

            Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________.

            This information is provided by ______________________________ the Assignee(s) named above, or ____________________________________ as its (their)
agent.

                                    By:_______________________________________


                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                   EXHIBIT A-4

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS X-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS X-1 CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X-1 CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X-1 CERTIFICATES IS EQUAL TO THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C-1, CLASS D, CLASS E, AND CLASS F CERTIFICATES AS SET FORTH IN THE POOLING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

THIS CLASS X-1 CERTIFICATE IS ISSUED ON OCTOBER 14, 1997, AT AN ISSUE PRICE OF [ ]% OF THE INITIAL CLASS X-1 NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL

ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THE CERTIFICATE INTEREST RATE HEREON PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF SCENARIO 1 (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT DATED OCTOBER 10, 1997 WITH RESPECT TO THE OFFERING OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS B, CLASS C-1, CLASS C-2, CLASS X-2, CLASS D, AND CLASS E CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X-1 NOTIONAL AMOUNT IS
APPROXIMATELY [   ]%; AND (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE,
COMPOUNDED MONTHLY, IS APPROXIMATELY [   ]%. THERE IS NO SHORT FIRST ACCRUAL
PERIOD.

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS X-1

Certificate Interest Rate:  0.956%

First Distribution Date:                Cut-Off Date:      October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Notional Amount of the                  Distribution Date:  Distribution Date
Class X-1 Certificates:                 in October 2031
$1,376,717,068

CUSIP:  863572 PR8                      Initial Notional
                                        Amount of this Certificate:
                                        $[                            ]

No.:  [       ]

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, Class R, and Class LR Certificates (together with the Class X-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-1 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to

Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all

                  Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage

Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class X-1 Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                          Certificate of Authentication

                          -----------------------------

            This is one of the Class X-1 Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class X-1 Certificate of the entire Percentage Interest represented by the within Class X-1 Certificates to the above-named Assignee(s) and to deliver such Class X-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
______________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
______________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ____________________ for the account of ____________________
account number ____________________________.

            This information is provided by ____________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                   EXHIBIT A-5

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-LL I, CLASS B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS  CLASS  B  CERTIFICATE   IS  SUBORDINATE  TO  CERTAIN  OTHER  CLASSES  OF
CERTIFICATES  TO THE EXTENT SET FORTH IN THE  POOLING  AGREEMENT  REFERRED  TO
HEREIN.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL

ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND
SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-LL I, CLASS B

Certificate Interest Rate:  6.950%

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class B Certificates:                   in October 2031
$114,138,000

CUSIP:  863572 PS6                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $114,138,000

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, Class R, and Class LR Certificates (together with the Class B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to

Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all

                  Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage

Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                          Certificate of Authentication

                          -----------------------------

            This is one of the Class B Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________
_____________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

_____________________________________________________________________________
_____________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
______________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
______________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                   EXHIBIT A-6

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS C-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CLASS C-1 CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL

ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND
SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS C-1

Certificate Interest Rate:  7.000%

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class C-1 Certificates:                 in October 2031
$49,870,000

CUSIP:  863572 PT4                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $49,870,000

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-2, Class X-2, Class D, Class E, Class F, Class T, Class R, and Class LR Certificates (together with the Class C-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C-1Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to

Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all

                  Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage

Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class C-1 Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                          Certificate of Authentication

                          -----------------------------

            This is one of the Class C-1 Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class C_1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class C-1 Certificate of the entire Percentage Interest represented by the within Class C-1 Certificates to the above-named Assignee(s) and to deliver such Class C-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
______________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
______________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                   EXHIBIT A-7

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS C-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE

ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA,
SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS C-2

Certificate Interest Rate:  6.055%

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class C-2 Certificates:                 in October 2031
$50,000,000

CUSIP:  863572 PU1                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $50,000,000

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class X-2, Class D, Class E, Class F, Class T, Class R, and Class LR Certificates (together with the Class C-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C-2 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C-2 and Class X-2 Certificates is the period commencing on and including the 12th day of the month preceding the month in which such Distribution Date occurs and ending on and including the eleventh day of the month which such Distribution Date occurs.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class C-2 Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                          Certificate of Authentication

                          -----------------------------

            This is one of the Class C-2 Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class C-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class C-2 Certificate of the entire Percentage Interest represented by the within Class C-2 Certificates to the above-named Assignee(s) and to deliver such Class C-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
______________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
______________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                   EXHIBIT A-8

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS X-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS X-2 CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X-2 CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X-2 CERTIFICATES THROUGH AND INCLUDING THE DISTRIBUTION DATE IN JULY 2004 IS EQUAL TO THE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS C-2 CERTIFICATES. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW. UNLESS THE NOTIONAL AMOUNT OF THE CLASS X-2 CERTIFICATES HAS BEEN REDUCED TO ZERO PRIOR TO SUCH DATE, THE CLASS X-2 CERTIFICATES WILL BE RETIRED FOLLOWING DISTRIBUTIONS ON THE DISTRIBUTION DATE IN JULY 2004.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CLASS X-2 CERTIFICATE IS ISSUED ON OCTOBER 14, 1997, AT AN ISSUE PRICE OF
[   ]% OF THE INITIAL CLASS X-2 NOTIONAL AMOUNT, INCLUDING

ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES.] ASSUMING THAT THE CERTIFICATE INTEREST RATE HEREON PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF SCENARIO 1 (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT DATED OCTOBER 10, 1997 WITH RESPECT TO THE OFFERING OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS B, CLASS C-1, CLASS C-2, CLASS X-2, CLASS D, AND CLASS E CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X-2 NOTIONAL AMOUNT IS APPROXIMATELY [ ]%; AND
(II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS
APPROXIMATELY [   ]%. THERE IS NO SHORT FIRST ACCRUAL PERIOD.

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS X-2

Certificate Interest Rate:  0.102%

First Distribution Date:                Cut-Off Date:      October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Notional Amount of the                  Distribution Date:  Distribution Date
Class X-2 Certificates:                 in October 2031
$50,000,000

CUSIP:  863572 PV9                      Initial Notional
                                        Amount of this Certificate:
                                        $50,000,000

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class C-2, Class X-1, Class D, Class E, Class F, Class T, Class R, and Class LR Certificates (together with the Class X-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-2 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Unless the Notional Amount of the Class X-2 Certificates has been reduced to zero prior to such date, the Class X-2 Certificates will be retired following distributions on the Distribution Date in July 2004.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C-2 and Class X-2 Certificates is the period commencing on and including the 12th day of the month preceding the month in which such Distribution Date occurs and ending on and including the eleventh day of the month which such Distribution Date occurs.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to

Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all

                  Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage

                  Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual  capacity  but  solely as Trustee

                                    By:_________________________________________
                                            Authorized Officer



                          Certificate of Authentication

                          -----------------------------

            This is one of the Class X-2 Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE  NATIONAL  BANK,  not in its
                                    individual  capacity  but  solely as
                                    Authenticating Agent

                                    By:_________________________________________
                                            Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ____________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class X-2 Certificate of the entire Percentage Interest represented by the within Class X-2 Certificates to the above-named Assignee(s) and to deliver such Class X-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
______________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
______________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ____________________ for the account of ____________________
account number ____________________________.

            This information is provided by ____________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                   EXHIBIT A-9

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-LL I, CLASS D

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CLASS D CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL

ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND
SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-LL I, CLASS D

Certificate Interest Rate:  7.150%

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class D Certificates:                   in October 2031
$114,137,000

CUSIP:  863572 PW7                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $114,137,000

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class E, Class F, Class T, Class R, and Class LR Certificates (together with the Class D Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to

Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all

                  Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage

                  Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class D Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                             Authorized Officer



                          Certificate of Authentication

                          -----------------------------

            This is one of the Class D Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                             Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                          DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
________________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
________________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                 EXHIBIT A-10

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                          SERIES 1997-LL I, CLASS E

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CLASS E CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL

ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND
SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                          SERIES 1997-LL I, CLASS E

Pass-Through Rate:  Lower of 7.300% or
Group 1 WAC Rate

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class E Certificates:                   in October 2031
$42,802,000

CUSIP:  863572 PX5                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $42,802,000

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class F, Class T, Class R, and Class LR Certificates (together with the Class E Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the ameodment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all

                  Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class E Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                        Certificate of Authentication

                        -----------------------------

            This is one of the Class E Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                          DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
________________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
________________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                 EXHIBIT A-11

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                          SERIES 1997-LL I, CLASS F

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CLASS F CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS, OR ALL THE EQUITY OWNERS OF WHICH ARE, INSTITUTIONAL "ACCREDITED INVESTORS" AS SUCH TERM IS DEFINED IN RULE 501(A)(1),(2),(3)

OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR (3) BY AN INITIAL INVESTOR THAT IS A QIB, TO AN INSTITUTIONAL ACCREDITED INVESTOR AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE
(A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA,
SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT, WHICH

OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                     STRUCTURED ASSET SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-LL I, CLASS F

Pass-Through Rate:  Lower of 7.300%
or  Group 1 WAC Rate.

First Distribution Date:                Cut-Off Date:  October 11, 1997
November 13, 1997

Aggregate Initial                       Scheduled Final
Certificate Principal Amount of the     Distribution Date:  Distribution Date
Class F Certificates:                   in October 2031
$ 71,336,068

CUSIP:  863572 PY3                      Initial Certificate Principal
                                        Amount of this Certificate:
                                        $ 71,336,068

No.:  1

            This certifies that CEDE & CO. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class T, Class R, and Class LR Certificates (together with the Class F Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structure Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling Agreement.

            Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to each Class of Group 1 Certificates is the period commencing on the tenth day of the month preceding the month in which such Distribution Date occurs and ending on the ninth day of the month which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Group 1 Certificates will be deemed to consist of 30 days.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all

                  Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class F Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                        Certificate of Authentication

                        -----------------------------

            This is one of the Class F Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class F Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class F Certificate of the entire Percentage Interest represented by the within Class F Certificates to the above-named Assignee(s) and to deliver such Class F Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                          DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
________________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
________________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                 EXHIBIT A-12

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                          SERIES 1997-LL I, CLASS T

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS, OR ALL THE EQUITY OWNERS OF WHICH ARE, INSTITUTIONAL "ACCREDITED INVESTORS" AS SUCH TERM IS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR (3) BY AN INITIAL INVESTOR THAT IS A QIB, TO AN INSTITUTIONAL ACCREDITED INVESTOR AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY THAT IS USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF

PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR
SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

                     STRUCTURED ASSET SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-LL I, CLASS T

Percentage Interest: 100%               Cut-Off Date:  October 11, 1997

No.:  1

CUSIP:  863572 QA4

            This certifies that [        ] is the registered owner of an
interest in a Trust Fund, including the distributions to be made with respect to the Class T Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class R, and Class LR Certificates (together with the Class T Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            This Certificate represents a pro rata undivided interest in the Default Interest, subject to the obligation to pay certain amounts as set forth in Section 3.05(c) of the Pooling and Servicing Agreement. Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of Net Default Interest then distributable, if any, allocable to the Class T Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the ameodment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class T Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                        Certificate of Authentication

                        -----------------------------

            This is one of the Class T Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class T Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class T Certificate of the entire Percentage Interest represented by the within Class T Certificates to the above-named Assignee(s) and to deliver such Class T Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                          DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
________________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
________________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                 EXHIBIT A-13

                   STRUCTURED ASSET SECURITIES CORPORATION
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                          SERIES 1997-LL I, CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY THAT IS USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH

PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(1) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN), (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PERSON" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

                     STRUCTURED ASSET SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-LL I, CLASS R

Percentage Interest: 100%

No.:  1

CUSIP:  863572 QC0

            This certifies that [        ] is the registered owner of an
interest in a Trust Fund, including the distributions to be made with respect to the Class R Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class R Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the

Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                        Certificate of Authentication

                        -----------------------------

            This is one of the Class R Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number

                          DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
________________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
________________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                  EXHIBIT A-14

                     STRUCTURED ASSET SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS LR

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY THAT IS USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH

PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(1) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN), (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PERSON" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

                     STRUCTURED ASSET SECURITIES CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-LL I, CLASS LR

Percentage Interest: 100%

No.:  1

CUSIP:  863572 QE6

            This certifies that [         ] is the registered owner of an
interest in a Trust Fund, including the distributions to be made with respect to the Class LR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class A-3, Class X-1, Class B, Class C-1, Class C-2, Class X-2, Class D, Class E, Class F, Class T, and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

            This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

            This Certificate represents a pro rata undivided beneficial interest in a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

            The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

            Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the second Business Day following the 10th day of each month (or, if the 10th day is not a Business Day, the third Business Day immediately following the 10th day of the month), commencing in November 1997 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class LR Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

            All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

            Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

            This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

            As provided in the Pooling Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Escrow Accounts, Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class T Distribution Account, and any REO Account including reinvestment income thereon; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Loan Sale Agreement; (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Escrow Accounts, and any Reserve Accounts, to the extent such interest belongs to the related Borrower); and (xii) all of the mortgagee's right, title and interest under any Interest Rate Cap Agreement.

            This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

            As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling Agreement.

            Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

            No fee or service shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

            The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; (v) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

            Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

            The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the

Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

            (iii) alter the Servicing Standard or the obligations of the Master
                  Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

            (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

            The Depositor may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Trustee and Master Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

            (i)   the sum of

                  (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                  (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                  (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired by the Trust Fund) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                  (D) the aggregate amount of unreimbursed Property Advances, and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

            (ii) the aggregate fair market value of the Mortgage Loans , and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

            The Master Servicer or, if the Master Servicer does not, any Holder of the most subordinate Class of Certificates then outstanding representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies the Depositor, or the Depositor and the Master Servicer, respectively, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Depositor nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

            The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

            Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as Trustee

                                    By:_______________________________________
                                                Authorized Officer



                        Certificate of Authentication

                        -----------------------------

            This is one of the Class LR Certificates referred to in the Pooling Agreement.

Dated: October 14, 1997

                                    LASALLE NATIONAL BANK, not in its
                                    individual capacity but solely as
                                    Authenticating Agent

                                    By:_______________________________________
                                                Authorized Officer

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class LR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Class LR Certificate of the entire Percentage Interest represented by the within Class LR Certificates to the above-named Assignee(s) and to deliver such Class LR Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: _________________             __________________________________________
                                    Signature by or on behalf of
                                    Assignor(s)

                                    ------------------------------------------
                                    Taxpayer Identification Number

                          DISTRIBUTION INSTRUCTIONS

            The Assignee(s) should include the following for purposes of distribution:_________________________________________________________________
________________________________________________________________________________

            Address of the Assignee(s) for the purpose of receiving notices and distributions:____________________________________________________________
________________________________________________________________________________

            Distributions, if being made by wire transfer in immediately available funds to ___________________________ for the account of _____________________________ account number __________________________.

            This information is provided by __________________________ the Assignee(s) named above, or ________________________________________________ as
its (their) agent.

                                    By:_______________________________________

                                       _______________________________________
                                       [Please print or type name(s)]

                                       _______________________________________
                                       Title:

                                       _______________________________________
                                       Taxpayer Identification Number

                                    EXHIBIT B

                             Mortgage Loan Schedule


--------------------------------------------------------------------------------------------------------------------------

                                    Cut-off Date    Cut-off Date             Cut-off Date     Original      Original Term
 Loan        Mortgage                  Annual         Mortgage      Default  Net Mortgage     Principal       to Final
 No.      Loan & Borrower           Payment (1)         Rate         Rate        Rate          Balance      Maturity Date
--------------------------------------------------------------------------------------------------------------------------
  1     DDR/DRA Loan         (a)   24,124,522.92        7.37800%      (2)       7.35900%    322,500,000.00        60
  2     Courtyard Loan       (b)   32,641,878.51        7.86500%      (3)       7.84600%    325,000,000.00       240
  3     Worldwide Plaza      (c)
        Loan
          Fixed Component A        15,289,844.64        7.92000%      (4)       7.90100%    120,000,000.00       240
          LIBOR Component           3,146,223.95   LIBOR +0.55%(6)    (7)       6.18725%     50,000,000.00       240
          Fixed Component B         8,431,500.00        7.92000%      (4)       7.90100%    105,000,000.00       240
  4     Prentiss Loan        (d)   13,839,359.26        7.57900%      (8)       7.56000%    180,000,000.00       359

  5     Arden Loan           (e)   13,342,777.78        7.52000%      (9)       7.50100%    175,000,000.00       383
  6     Villa Marina Loan    (f)    4,248,701.39        7.22500%     (10)       7.20600%     58,000,000.00       409

  7     Valley View Loan     (g)    4,079,787.50        7.89000%     (11)       7.87100%     51,000,000.00       413

  8     Sun Communities      (h)    3,639,831.14        7.01000%     (12)       6.99100%     45,000,000.00       360
        Loan
Total:                             122,784,427.09                                         1,431,600,000.00
                                   ==============                                         ================
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                            Cut-off Date                                   Cut-off Date                   Wtd. Avg.
                            Remaining Term      Final          Original     Remaining     Cut-off Date   Cut-off Date    Number of
 Loan        Mortgage         to Final         Maturity      Amortization  Amortization    Principal     Loan-to-Value   Mortgaged
 No.      Loan & Borrower   Maturity Date       Date            Term          Term          Balance        Ratio (%)     Properties
-----------------------------------------------------------------------------------------------------------------------------------
  1     DDR/DRA Loan             56        June 10, 2002       N/A           N/A       322,500,000.00      61.2         10
  2     Courtyard Loan          234       April 10, 2017       240           234       321,577,850.48      56.5         50
  3     Worldwide Plaza
        Loan
          Fixed Component A     237        July 10, 2017       240 (5)       237       118,576,031.19      65.8         1
          LIBOR Component       237        July 10, 2017       240 (5)       237       50,000,000.00       65.8
          Fixed Component B     237        July 10, 2017       N/A (5)       N/A       105,000,000.00      65.8
  4     Prentiss Loan           352         February 26,       N/A           N/A       180,100,000.00      60.9         54
                                                    2027
  5     Arden Loan              380        June 10, 2029       N/A           N/A       175,000,000.00      51.4         17
  6     Villa Marina Loan       408          October 10,       N/A           N/A       58,000,000.00       57.4         1
                                                    2031
  7     Valley View Loan        408          October 10,       N/A           N/A       51,000,000.00       53.3         1
                                                    2031
  8     Sun Communities         359        September 10,       360           359       44,963,186.60       60.3         7
        Loan                                        2027
-----------------------------------------------------------------------------------------------------------------------------------

(a) The Borrower's are: Community Centers One L.L.C., Community Centers Two L.L.C. and Shoppers World Community Center, L.P.
(b)   The Borrower is Courtyard by Marriott Limited Partnership.
(c)   The Borrower is BRE/Worldwide L.L.C.
(d)   The Borrower is Prentiss Properties Real Estate Fund, I, L.P.
(e)   The Borrower is Arden Realty Finance Partnership, L.P.
(f)   The Borrower is Macerich Marina Limited Partnership.
(g)   The Borrower is Macerich Valley View Limited Partnership
(h) The Borrowers are: Sun Communities Funding Limited Partnership and Miami Lakes Venture Associates.

(1) The Annual Payment for all the Mortgage Loans varies based upon: (i) the actual number of days in each interest accrual period and (ii) the scheduled amortization that is to occur for the loans requiring scheduled payments of principal.
(2) The default rate is equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (i) 11.378% or (ii) the prime rate plus 4%.
(3) The default rate is equal to the greater of (a) 2% plus 7.865% or the Courtyard Adjusted Interest Rate, as applicable, and (b) the prime rate, as defined in the Wall Street Journal.
(4) The default rate is equal to the lesser of (a) 4% plus 7.92% or the Worldwide Plaza Adjusted Interest Rate, as applicable, and (b) the maximum amount allowed by law.
(5) The principal portion of each monthly payment will be applied in the following order: first, to the reduction of the Fixed Component A, until such amount is paid in full; second, to the LIBOR Component until such amount is paid in full; and third, to the Fixed Component B until such amount is paid in full.
(6) Annual payment varies based upon one-month LIBOR rates. The Initial LIBOR rate is 5.65625; this reflects the rate adjustment of September 10, 1997.
(7) The default rate is equal to the lesser of (a) 4.55% plus one month LIBOR or the Worldwide Plaza Adjusted Interest Rate, as applicable, and (b) the maximum amount allowed by law.
(8) The default rate is equal to the lesser of (a) the maximum rate permitted by New York law and (b) the applicable interest rate (7.579% or if subsequent to the Anticipated Repayment Date then the "Prentiss Adjusted Interest Rate") on the loan plus 3%.
(9) The default rate is equal to the lesser of (a) the greater of (i) 10.52% (or after the Anticipated Repayment Date, the Adjusted Interest Rate plus 3%) and (ii) the prime rate that is published in The Wall Street Journal listing of "Money Rates" plus 2% and (b) the maximum rate allowed by law.
(10) The default rate is equal to the lesser of (a) 10.225% (or on and after the Villa Marina Anticipated Repayment Date. the Villa Marina Adjusted Interest Rate plus 3%) and (b) the maximum rate allowed to be collected under applicable law.
(11) The default rate is equal to the lesser of )a) 10.89% (or on and after the Valley View Anticipated Repayment Date, the Valley View Adjusted Interest Rate plus 3%) and (b) the maximum rate allowed to be collected under applicable law.
(12) The default rate is equal to the lesser of (a) the 12.01% and (b) the maximum rate allowed to be collected under applicable law.

                                   EXHIBIT C-1

   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                               1986, AS AMENDED

STATE OF NEW YORK       )

                        ) ss.:

COUNTY OF NEW YORK      )

            _______________________, being first duly sworn, deposes and says:

            1.____That he/she is a ___________________ of _____________________
(the "Purchaser"), a _______________ duly organized and existing under the laws of the State of _____________, on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is
________________.

            3. That the Purchaser of the Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement, dated as of October 11, 1997, by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

            9. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person."

            10. The Purchaser agrees to be bound by and to abide by the provisions of Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

            Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its ____________________ this ___th day of __________, 199__.


                                          [Purchaser]

                                          By:_______________________________
                                          Title:_____________________________
                                          Name:____________________________

            The above-named ___________________ personally appeared before me and is known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __th day of _________________, 199_.

                                          NOTARY PUBLIC
                                          COUNTY OF
                                          STATE OF

                                          My commission expires the __th day of
                                          _______________, 199_.

                                 EXHIBIT C-2

                          FORM OF TRANSFEROR LETTER

                                                                        [Date]

[CERTIFICATE REGISTRAR]


            Re:   Structured   Asset    Securities    Corporation,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 1997-LL I

Ladies and Gentlemen:


            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                          Very truly yours,

                                          ______________________

                                 EXHIBIT D-1

                   FORM OF INVESTMENT REPRESENTATION LETTER

LaSalle National Bank, as Trustee
and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60674-4107
Attention:  Asset-Backed Securities
            Trust Services Group


Structured Asset Securities Corporation
200 Vesey Street
New York, New York  10285
Attention:________________


            Re: Transfer of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Class[ ]

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of October 11, 1997 (the "Pooling and Servicing Agreement"), by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation., as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I (the "Certificates") in connection with the transfer by ________________ to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Principal Amount of Class
[_] Certificates, in certificated fully registered form, or, if applicable, a beneficial interest of such aggregate Certificate Principal Amount in a Private Global Certificate (either such interest, the "Transferred Interest"). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            [[For Institutional Accredited Investors only.]

            1. We are an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (as defined below)) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Transferred Interest, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We are acquiring the Transferred Interest purchased by us for our own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which we exercise sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.]

            [[For Qualified Institutional Buyers only.]

            1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A (as defined below) promulgated under the Securities Act (as defined below). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.]

            2. The Purchaser's intention is to acquire the Transferred Interest
(a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933 (the "Securities Act") or (ii) to "institutional accredited investors" meeting the requirements of Rule 501(a)(1),
(2), (3) or (7) of Regulation D promulgated under the Securities Act, or (iii) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Transferred Interest has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which may depend upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser acknowledges that the Transferred Interest has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Transferred Interest cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            4. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of the

Transferred Interest in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust Fund, the Certificate Registrar and all Certificateholders present and future.

            5. The Purchaser will not sell or otherwise transfer any portion of the Transferred Interest, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            6. Check one of the following:*

            ______ The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            ______ The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Interest. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Interest and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Transferred Interest and state that interest and original issue discount on the Transferred Interest is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

--------
*  Each Purchaser must include one of the two alternative certifications.

            Please make all payments due on the Transferred Interests:**

            ______ (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

            Account number __________ Institution ___________

            ______ (b) by mailing a check or draft to the following address:

            _________________________
            _________________________
            _________________________
            _________________________
            _________________________

            _______________

                                      Very truly yours,

                                      [The Purchaser]

                                      By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________


--------
** Only to be filled out by Purchasers of Individual Certificates. Please select (a) or (b).

                                 EXHIBIT D-2

                     FORM OF ERISA REPRESENTATIONS LETTER

LaSalle National Bank, as Trustee
and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois 60674-4107
Attention:  Asset Backed Securities
            Trust Services Group


Structured Asset Securities Corporation
200 Vesey Street
New York, New York  10285
Attention:________________


            Re: Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Class[ ]

Ladies and Gentlemen:

            __________________________ (the "Purchaser") intends to purchase from ____________________ (the "Seller") $_____________ initial Certificate
Principal Amount or _____% Percentage Interest of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, Class [_], CUSIP No. [____] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 11, 1997, by and among Structured Asset Securities Corporation, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the Certificate Registrar and the Trustee that:

            1. The Purchaser is neither (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any Federal, State or local law (a "Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), nor (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (with respect to any transfer of a Class B, Class C-1, Class C-2, Class X-2, Class D, Class E or Class F Certificate) an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or 1(b) above, except in the case of the Class R and Class LR Certificates, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Seller, the Trustee and the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Seller, the Trustee and the Certificate Registrar that the purchase or holding of the Certificates will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to Title I of ERISA, Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of ERISA or Section 4975 of the Code or a materially similar characterization under any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Seller, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Trust Fund, the Master Servicer, the Seller, the Trustee or the Certificate Registrar.

            IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on ______________ __, 19__.

                                          Very truly yours,

                                          ____________________________________

                                          By:_________________________________
                                          Name:______________________________

                                          Title:_______________________________

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information:

Name of Mortgagor: __________________
Master Servicer Loan No.: __________________
Custodian/Trustee
Name: __________________
Address: __________________
__________________
Custodian/Trustee Mortgage File No.: __________________
[Depositor]
Name: __________________
Address: __________________
__________________

            Certificates: Structured Asset Securities Corporation, Commercial
                          Mortgage Pass-Through Certificates, Series 1997-LL I

            The undersigned Master Servicer hereby acknowledges that it has received from LaSalle National Bank, as Trustee for the Holders of Structured Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-LL I, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 11, 1997, by and among the Trustee, ABN AMRO Bank N.V., as Fiscal Agent, Structured Asset Securities Corporation, as Depositor, and GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer.

            ( ) Promissory Note dated _________, 199__, in the original principal sum of $_____, made by _______, payable to, or endorsed to the order of, the Trustee.

            ( ) Mortgage   recorded  on   ____________   as  instrument  no.
________ in the County  Recorder's  Office of the County of  _________,  State
of  ___________  in  book/reel/docket   ___________  of  official  records  at
page/image ________.

            ( ) Deed of Trust  recorded  on  __________  as  instrument  no.
________  in the  County  Recorder's  Office  of the  County  of  ___________,
State of _______ in book/reel/docket ____________ of official records at page/image.

            ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _____________ as instrument no. _______ in the County Recorder's Office of the County of

_________, State of _______ in book/reel/docket __________ of official records at page/image _____________.

            ( ) Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

            ( )______________________________

            ( )______________________________

            ( )______________________________

            ( )______________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                          GMAC COMMERCIAL MORTGAGE CORPORATION

                                          By:_________________________________
                                          Title:_______________________________
                                          Date: _______________ __, 19__

                                  EXHIBIT F

                              SECURITIES LEGEND

            Subject to the Pooling and Servicing Agreement, the Rule 144A Global Certificates, Residual Certificates and Individual Certificates will bear a legend (the "Securities Legend") to the following effect:

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL INVESTOR THAT IS, OR ALL THE EQUITY OWNERS OF WHICH ARE, INSTITUTIONAL "ACCREDITED INVESTORS" AS SUCH TERM IS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR (3) BY AN INITIAL INVESTOR THAT IS A QIB, TO AN INSTITUTIONAL ACCREDITED INVESTOR AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

            Notwithstanding anything to the contrary, the Residual Certificates will not bear clause (A)(2) and clause (A)(3) of the Securities Legend.

                                  EXHIBIT G


                  MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

            This Mortgage Loan Purchase and Sale Agreement (this "Agreement") dated as of October 11, 1997 (the "Cut-off Date") is between Structured Asset Securities Corporation, a Delaware corporation (the "Company"), and Lehman Brothers Holdings Inc., a Delaware corporation (the "Seller"). The Seller agrees to sell, and the Company agrees to purchase, the mortgage loans (the "Mortgage Loans") described in, and set forth in, the Mortgage Loan Schedule attached as Exhibit B to the Pooling and Servicing Agreement dated as of October 11, 1997 (the "Pooling and Servicing Agreement"), among the Company, GMAC Commercial Mortgage, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent relating to the issuance of the Structured Asset Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 1997-LL I (the "Certificates"). Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Underwriting Agreement, dated October 10, 1997 (the "Underwriting Agreement"), by and between the Company and Lehman Brothers Inc. (in such capacity, the "Underwriter") or in the Purchase Agreement, dated October 14, 1997 (the "Purchase Agreement") by and between the Company and Lehman Brothers Inc. (in such capacity, the "Initial Purchaser").

            1.____Purchase Price; Purchase and Sale. The purchase price (the "Purchase Price") for the Mortgage Loans shall be an amount agreed upon by the parties in a separate writing, which amount shall be payable by the Company to the Seller on the Closing Date (except as provided below) in immediately available funds. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Cadwalader, Wickersham & Taft, New York, New York, at 10:00 a.m. New York time, on October 14, 1997 (the "Closing Date").

            On the Closing Date, the Company shall pay the Purchase Price to the Seller. As of the Closing Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Company all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal due on or with respect to the Mortgage Loans on or after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies. The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Company to the Custodian on behalf of the Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.

            2. Representations and Warranties. (a) The Seller hereby represents and warrants to the Company as of the Closing Date that:

                  (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to carry on its business as presently conducted by it;

                  (ii) The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                  (iii) Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement and all of the obligations of the Seller hereunder are the legal, valid and binding obligations of the Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Seller does not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement. The Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of this Agreement;

                  (v) There is no action, suit or proceeding pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Seller to carry out its obligations under this Agreement or have a material adverse effect on the financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement; and

                 (vi) The originator of each Mortgage Loan is approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National
                        Housing Act.

            (b) The Seller hereby represents and warrants with respect to each Mortgage Loan, except as disclosed in Exhibit A, that as of the date specified below or, if no such date is specified, as of the Closing Date:

                  (i) Immediately prior to the transfer and assignment to the Company, each related Note and Mortgage was not subject to an assignment (other than to the Seller) or pledge, and the Seller had good title to, and was the sole owner of, such Mortgage Loan;

                  (ii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan;

                  (iii) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan subject to matters described in clause (xi) below;

                  (iv) Each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related Borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (v) Each related Assignment of Leases and Rents, if any, creates a valid, first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property; no person other than the related Borrower owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

                  (vi) Each related assignment of Mortgage from the Seller to the Company constitutes the legal, valid and binding assignment of such Mortgage from the Seller to the Company and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Seller to the Company, constitutes the legal, valid and binding assignment from the Seller to the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (vii) Since origination, and except as set forth in the
                        related Mortgage File, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded, and each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner that materially interferes with the security intended to be provided by such Mortgage;

                 (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and, as of the date of the origination of such Mortgage Loan, such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

                  (ix) The Seller has not taken any action that would cause the representations and warranties made by each related Borrower in the Mortgage Loan not to be true;

                  (x) The Seller has no knowledge that the representations and warranties made by each related Borrower in such Mortgage Loan are not true in any material respect;

                  (xi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Originator, its successors and assigns, or the holder of the related Note as to a valid and first priority lien on the related Mortgaged Property and the first priority lien of the Mortgage in at least the original principal amount of such

                        Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement) after all advances of principal, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (C) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value, use or operation of the Mortgaged Property; the Seller or its successors or assigns is the sole named insured of such policy, and such policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy, and the Seller has not done anything, by act or omission, and the Seller has no knowledge of any matter, that would impair or diminish the coverage of such policy; to the extent required by applicable law, the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

                  (xii) The proceeds of such Mortgage Loan have been fully
                        disbursed, and there is no requirement for future advances thereunder, and the Seller covenants that it will not make any future advances under the Mortgage Loan to the related Borrower;

                 (xiii) Based on inspection reports contained in the related
                        Mortgage File, which have been performed within 12 months of the Closing Date, each related Mortgaged Property is free of any material damage for which amounts at least sufficient to cure such damage have not been reserved or that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair, and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

                  (xiv) Each of the related Borrowers is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business that if not obtained would have a material adverse effect on the conduct of its business or its ability to repay the related Mortgage Loan, and all such licenses, permits and authorizations are valid and in full force and effect, and if a related Mortgaged Property is improved by a hotel, the most recent inspection or review by the franchiser, if any, did not cite such Mortgaged Property for material violations of the related franchise agreement which have not been cured;

                  (xv) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date;

                  (xvi) Such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

                 (xvii) Such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan. Neither the Originator nor any of its affiliates has or is entitled to any preferred or any other direct equity interest in a Borrower;

                (xviii) The Mortgage Rate (exclusive of any default interest late charges, or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

                  (xix) No fraudulent acts were committed by the Originator
                        during the origination process of any such Mortgage
                        Loan;

                  (xx) All taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, are being appealed, or an escrow of funds in an amount sufficient to cover such payments has been established;

                  (xxi) All escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Seller or its agent, and there are no deficiencies in connection therewith;

                 (xxii) To the extent required under applicable law, as of the
                        Cut-off Date, the Originator was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

                (xxiii) Except as disclosed in the Prospectus Supplement dated
                        October 10, 1997 relating to the Certificates (the "Prospectus Supplement"), each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer, or reinsured by a reinsurer, meeting the requirements of the related Loan Documents, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance for a minimum of twelve months and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or Loan Agreement obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

                 (xxiv) There is no default, breach, violation or event of
                        acceleration existing under the related Mortgage or the related Note and, to the Seller's knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

                  (xxv) Such Mortgage Loan has not been more than one month past due (as determined from the Due Date without giving effect to grace periods) since origination and as of the Cut-off Date was not one month or more past due;

                 (xxvi) Each related Mortgage contains customary and
                        enforceable provisions (subject to matters described in clause (iv) above) such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right to foreclose;

                (xxvii) In each related Mortgage, Loan Agreement or other
                        agreement assigned to the Trustee, the related Borrower represents and warrants that, except as set forth in certain environmental reports or other documents previously provided to the Rating Agencies and to the best of its knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related Borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including reasonable attorneys' fees and costs) paid, incurred or suffered by any such party resulting from a breach of certain representations, warranties or covenants given by the Borrower in such Mortgage or Loan Agreement, subject to certain exceptions with respect to the culpability of the indemnified parties; a Phase I environmental report was conducted by a reputable environmental consultant in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of Hazardous Materials, except as disclosed in the Prospectus Supplement; to the extent such Phase I environmental report identified any material non-compliance, such material non-compliance either has been remediated or an escrow of funds sufficient to effect such remediation has been established; to the best of the Seller's knowledge, each related Mortgaged Property, except as disclosed in the Prospectus Supplement, is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of Seller's knowledge, except as disclosed in the Prospectus Supplement, no notice of violation of such laws has been issued by any governmental agency or authority; the Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

               (xxviii) Each related Mortgage or Loan Agreement contains
                        provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement or obtaining the prior written consent of the Mortgagee, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

                 (xxix) To Seller's knowledge, and in reliance upon an opinion of counsel, (A) when the related UCC financing statements are filed and indexed in the appropriate state and local offices for such filing and indexing, such filings shall be sufficient to perfect a lien on the Mortgaged Property described therein to the extent a security interest can be perfected under the UCC and (B) no re-filing of such financing statements will be necessary for the perfection of the lien intended to be created or the enforcement of such Mortgage Loan against the related Borrower, other than filing UCC continuation statements with the appropriate state and local offices as required under the law of the applicable state to continue the perfection of the liens perfected by UCC financing statements;

                  (xxx) (A) the Mortgage Loan is directly secured by one or more
                        Mortgages on commercial Real Property, and (B) the fair market value of such Real Property was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under
                        Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the Closing Date; provided that the fair market value of the Real Property must first be reduced by (x) the amount of any lien on the Real Property that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (1) and (2) shall be made on an aggregated basis) and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) shall be made on an aggregate basis);

                 (xxxi) With respect to each Mortgaged Property where the
                        estate of the related Borrower therein is a leasehold estate;

                        (A) the related lease or a memorandum thereof has been or will be duly recorded; such lease or an estoppel letter or lender protective agreement between the Seller and the lessor under such lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

                              and, to the best of Seller's knowledge, there has been no material amendment or modification of such lease since its recordation, with the exception of written amendments or modifications which are part of the related Mortgage File;

                        (B) except as may be indicated in the related title insurance policy, to the best of Seller's knowledge, the lessee's interest in the related lease and the leasehold estate created thereby is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage;

                        (C) the Seller and, subsequent to any assignment of the related Mortgage, the Seller's successors and assigns, have the right to succeed to the Borrower's interest in the related lease upon notice to, but without the consent of, the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date), provided, in the event that Seller, or its successors and assigns, shall have succeeded to the interest of the Borrower, as lessee under the lease, by foreclosure of the related Mortgage or acceptance of an assignment in lieu thereof or other remedies available to the mortgagee, the consent of such lessor may be required for any subsequent assignment;

                        (D) as of the date the related Mortgage Loan was made, the related lease was in full force and effect and, to such lessor's knowledge, no default had occurred under such lease, nor, to such lessor's knowledge, was there any then existing condition which, but for the passage of time or the giving of notice, would have resulted in a default under the terms of such lease, and as of the date hereof, Seller has received no written notice of a default or event of default on the part of a Borrower from the lessor of such Borrower's lease;

                        (E) the related lease or an estoppel letter or lender protective agreement requires the lessor thereunder to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such lease, estoppel letter or lender protective agreement; the mortgagee has provided the lessor with such notice;

                        (F) the related lease, estoppel letter or lender protective agreement provides a mortgagee with a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such lease) to cure any default under such lease, which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such lease;

                        (G) (1) the related lease has a term (including renewals, if exercised) which extends not less than ten years beyond the maturity date of the related Mortgage Note and (2) to the extent that the representation under the foregoing clause (1) is based on the existence of renewal options, the terms on which the related borrower has the right to enter into such renewals, and any conditions to the related borrower's right to enter into such renewals, are commercially reasonable;

                        (H) under the terms of the related lease, estoppel letter, lender protection agreement and the related Mortgage, taken together, any insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the lessor, mortgagee or a depository appointed pursuant to the terms of such lease having the right to hold and disburse such proceeds as the repair or restoration progresses, or (2) to the payment of the outstanding principal balance of the applicable Mortgage Loan together with any accrued interest thereon;

                        (I) the related lease does not impose restrictions on subletting of all or portions of the Mortgaged Property by lessee which would be viewed, as of the date of origination of such Mortgage Loan, as commercially unreasonable by the Seller; and

                        (J) the related lease or an estoppel letter provides that in the event that a lessee in bankruptcy rejects any or all of its leases; the leasehold mortgagee will have the right to succeed to the ground lessee's position under the lease, provided that written notice has been sent to the lessor and all defaults with respect to the lease are cured.

                (xxxii) The Mortgage Loan Schedule is complete and accurate in all respects;

               (xxxiii) No advance of funds has been made, directly or
                        indirectly, by the Seller to any borrower and no funds have been received from any person other than the borrower for or on account of payments due on a Note or Mortgage;

                (xxxiv) No Mortgage Loan is secured by collateral that is not included in the Trust Fund;

                 (xxxv) Each Mortgage Loan that is cross-collateralized is
                        cross-collateralized only with Notes included in the Trust Fund;

                (xxxvi) Each Mortgaged Property that is located in a federally designated flood hazard area is covered by an insurance policy covering flood losses;

               (xxxvii) There is no pending material action, suit, proceeding, arbitration or governmental investigation against the Borrower or Mortgaged Property an adverse outcome of which would materially affect such Borrower's performance under the loan documents or the holders of the Certificates;

              (xxxviii) The origination, servicing and collection practices used by the Originators have been in all respects legal, proper and prudent and have met customary industry standards; and

                (xxxix) The Note and Mortgage do not require the mortgagee to release any material portion of a Mortgaged Property from the lien of the Mortgage except upon payment in full of the loan or the payment of 125% (or in the case of the Prentiss Loan 115%) of the Allocated Loan Amount of the related Mortgaged Property.

            3. Notice of Breach; Cure and Repurchase. (a) Pursuant to the Pooling and Servicing Agreement, the Seller and the Company shall be given notice of (i) any breach of any representation or warranty contained in Section 2(b)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xii), (xv),
(xvi), (xvii), (xviii), (xix), (xx), (xxii), (xxiv), (xxix) or (xxx) and (ii) any breach of any representation or warranty contained in Section 2(b), (x),
(xiii), (xiv), (xxi), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxv), (xxxvi), (xxxvii), (xxviii) and (xxxix) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein.

                  (b) Within 90 days of the receipt of the notice (or with respect to the representation and warranty contained in Section 2(b)(xxx), discovery) of a breach provided for in clause (a), the Seller shall either (i) repurchase the related Mortgage Loan at the

Repurchase Price or (ii) promptly cure such breach in all material respects; provided, however, that in the event that such breach (other than a breach of Section 2(b)(xxx)) is capable of being cured but not within such 90 day period and the Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period, the Seller shall have an additional 90 days to complete such cure, provided, further, that with respect to such additional 90 day period the Seller shall have delivered an officer's certificate to the Trustee and the Securities setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90 day period; and provided, further, that in the event that the Seller fails to complete the cure of such breach within such additional 90 day period, the Repurchase Price shall also include interest at the Advance Rate on any Advance made by the Servicer in respect of the Mortgage Loan to which such breach related. Upon any such repurchase of a Mortgage Loan by the Seller, the Company shall execute and deliver such instruments of transfer or assignment presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the rights with respect thereto under the applicable Originator's Mortgage Loan Purchase Agreement (including, without limitation, the rights and remedies with respect to representations and warranties made by the Originator thereunder relating to such Mortgage Loan), and shall deliver the related Mortgage File to Seller or its designee after receipt of the related repurchase price.

                  (c) The Seller hereby acknowledges the assignment by the Company to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Holders of the Certificates, of the representations and warranties contained herein and of the obligation of the Seller to repurchase a Mortgage Loan pursuant to this Section. The Trustee or its designee may enforce such obligation as provided in Section 9 hereof.

            4. Opinions of Counsel. The Seller hereby covenants to the Company to, simultaneously with the execution hereof, deliver or cause to be delivered to the Company opinions of counsel as to various corporate matters in form satisfactory to the Company.

            5. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement, at or prior to the Closing Date.

            6. Successor Borrowers. The Company hereby agrees that in the event that the Seller is obligated to establish, or at its option may establish an entity to succeed to the obligations of a Borrower upon the defeasance with respect to the related Mortgage Loan, the Company shall, or shall cause the Servicer under the Pooling and Servicing Agreement to, establish such a successor entity, in each case in accordance with the provisions of the related Loan Documents.

            7. Costs. The Company shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement and the Purchase Agreement, including without limitation (a) any recording fees or fees for title policy endorsements and continuations, (b) the expenses of preparing, printing and reproducing the Prospectus Supplement, the Private Placement Memorandum, the Underwriting Agreement, the Purchase Agreement, the Pooling and Servicing Agreement and the Certificates and (c) the cost of delivering the Certificates to the office of the Underwriter or the purchaser of the Certificates, as applicable, insured to the satisfaction of the Underwriter or such purchaser, as applicable.

            8. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3 World Financial Center - 200 Vesey Street, New York, New York 10285 attention of Patricia Hall or, if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at 3 World Financial Center - 200 Vesey Street, New York, New York 10285 attention of Larry Kravetz.

            9. Trustee Beneficiary. The representations, warranties and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by or on behalf of, the Trustee and the Holders of Certificates to the same extent that the Company has rights against the Seller under this Agreement in respect of representations, warranties and agreements made by the Seller herein and such representations and warranties shall survive delivery of the respective Mortgage Files to the Trustee until the termination of the Pooling and Servicing Agreement.

            10. Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on the Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in
Section 10.07 of the Pooling and Servicing Agreement. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 9 hereof.

            11. Third Party Beneficiary. Lehman Brothers, Inc. is an intended third party beneficiary of the representations and warranties of the Seller set forth in Section 2 hereof.

            IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                                   STRUCTURED ASSET SECURITIES CORPORATION



                                   By:_______________________________
                                      Name:
                                      Title:


                                   LEHMAN BROTHERS HOLDINGS INC.



                                   By: _______________________________
                                       Name:
                                       Title:

                                  EXHIBIT A
                (to Mortgage Loan Purchase and Sale Agreement)


                 Exceptions to Representations and Warranties

   Clause of
 Section 2(b):                             Exception:
---------------  ---------------------------------------------------------------

(xiv)            No certificates of occupancy were obtainable for the Villa
                 Marina Property.

(xx) With respect to the DDR/DRA Properties known as the Broadway Marketplace Property, the Perimeter Pointe Property, and the Shoppers World Property, affirmative insurance has been provided in the related title policy to cover such taxes and governmental assessments.

(xxi) Such amounts required under the DDR/DRA loan are provided for as the requirement of the minimum balance in the operating accounts for the DDR/DRA Borrowers.

(xxvii) One of the Mortgaged Properties securing the Prentiss Loan known as the Pacific Gateway Center Property was formerly part of the site of a synthetic rubber manufacturing plant (the "Plant") and owned and operated by, among others, Shell Oil Company ("Shell") and related wastes were disposed of near the Pacific Gateway Center Property. In connection with a conveyance of this disposal area back to Shell by an affiliate of the Prentiss Borrower, Shell agreed to indemnify the Prentiss affiliate and any successors in interest against (i) any costs of remediation of the affected areas and (ii) any suit for damages for personal injury or property damage brought by neighboring landowners. Environmental studies have detected the presence of groundwater contamination and limited soil contamination on parcels near the disposal area, including parcels that form a part of the Pacific Gateway Center Property. On September 25, 1997, the Prentiss Borrower was notified that an undefined area associated with the operation of the Plant will be listed on the NPL of Superfund sites effective October 27, 1997. In addition, the Pacific Gateway Center Property is located near an existing Superfund site and contaminants associated with this site have been detected in the groundwater in the vicinity of the Pacific Gateway Center Property. Pursuant to an agreement (the "Shell Indemnity") between Shell and an affiliate of the Prentiss Borrower, Shell has agreed to (i) indemnify and hold harmless any successor of the affiliate of the Prentiss Borrower and any subsequent purchasers, tenants and lenders, from any liability relating to clean up or remediation costs for the affected area or for any contamination resulting from the interrelationship of the nearby Superfund site and the affected area and (ii) indemnify and hold harmless any successor of the Prentiss Borrower from any liability arising out of any third party tort claims for personal injury or property damage. (Shell has confirmed that the Prentiss Borrower and LB Realty and its successors in interest (and their successors in interest) are indemnified parties under the Shell Indemnity.) In addition, the Prentiss Borrower and the Prentiss L.P. have entered into an indemnification agreement, whereby they have agreed to indemnify LB Holdings for environmental liabilities that might arise with respect to the Pacific Gateway Center Property to the extent LB Holdings and its successors in interest do not recover under the Shell Indemnity.

(xxvii) With respect to the Courtyard Loan, the Courtyard Borrower is not required to indemnify the mortgagee and its successors and assigns from any liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the gross negligence or willful misconduct of the mortgagee or its successors and assigns (or with respect to the Courtyard Properties located in Georgia, resulting from the sole negligence or willful misconduct of mortgagee or its successors and assigns).

(xxxi)(G)(1) With respect to the Arden Loan, the lease covering an immaterial portion of the property known as 222 South Harbor Boulevard, which consists of the parking facility for such property, has a term of five years beyond the maturity date of the Arden Loan.

(xxxi)(J) With respect to the ground lease entered into in connection with an immaterial portion of the Arden property known as 222 South Harbor Boulevard, the estoppel letter provides that the leasehold mortgagee will have the right to enter into a new lease with the lessor on the same terms and conditions as such ground lease.

                                    Exhibit H

                     Structured Asset Securities Corporation
               GMAC Commercial Mortgage Corporation, as Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-LLI

                           ABN AMRO Acct: 99-9999-99-9

ABN AMRO                                              Statement Date:11/13/97
LaSalle National Bank                                 Payment Date:  11/13/97
                                                      Prior Payment:       NA
Administrator:                                        Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                           WAC:
   135 S. LaSalle                                     WAMM:
   Street  Suite 1740
   Chicago, IL  60603

================================================================================
                                                       Number Of Pages
                                                       ---------------

             Table of Contents                                1

             REMIC Certificate Report                         1

             Other Related Information                        2

             Asset Backed Facts Sheets                        1

             Delinquency Loan Detail                          1

             Mortgage Loan Characteristics                    2

             Loan Level Listing                               1


             Total pages Included In This Package             9

             Specially Serviced Loan Detail               Appendix A
             Modified Loan Detail                         Appendix B
             Realized Loss Detail                         Appendix C
================================================================================

                     Structured Asset Securities Corporation
               GMAC Commercial Mortgage Corporation, as Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-LLI

                           ABN AMRO Acct: 99-9999-99-9

ABN AMRO                                              Statement Date:11/13/97
LaSalle National Bank                                 Payment Date:  11/13/97
                                                      Prior Payment:       NA
Administrator:                                        Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                           WAC:
   135 S. LaSalle                                     WAMM:
   Street  Suite 1740
   Chicago, IL  60603

--------------------------------------------------------------------------------------------------------------------------------
                Original     Opening     Principal   Principal     Negative     Closing     Interest     Interest   Pass-Through
    Class         Face       Balance      Payment     Adj. or    Amortization   Balance     Payment     Adjustment   Rate (2)
    CUSIP       Value(1)    Per $1,000  Per $1,000      Loss      Per $1,000  Per $1,000   Per $1,000   Per $1,000     Next
               Per $1,000                            Per $1,000                                                       Rate(3)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
                 0.00         0.00        0.00         0.00         0.00        0.00         0.00         0.00
================================================================================================================================
                                                                           Total P&I Payment 0.00
                                                                           ======================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

===============================================================================================================================


                     ----------------------------------------------------------------------------------------

                     Certificate    Excess       Unpaid                                 App.        Yield
                        Class       Prepay      Interest                             Reduction     Maint.
                                   Interest                                          Cap. Amt.    Premiums
                                  Shortfall
                     ----------------------------------------------------------------------------------------



                     ----------------------------------------------------------------------------------------
                        Totals:      0.00         0.00        0.00         0.00         0.00        0.00
                     ----------------------------------------------------------------------------------------


              ------------------------------------------------------------------------------------------------------
                                                            Advances
                  Prior Outstanding          Current Month              Recovered            Advance Outstanding
               Principal     Interest    Principal    Interest    Principal    Interest    Principal     Interest
              ------------------------------------------------------------------------------------------------------

Servicer:
Trustee:
Fiscal Agent:

              ------------------------------------------------------------------------------------------------------
   Totals:        0.00         0.00        0.00         0.00         0.00        0.00         0.00         0.00
              ------------------------------------------------------------------------------------------------------

                                        Current Period Collected Servicing Fees:
                                        Current Period Special Servicing Fees:
                                        Additional Servicing Compensation


===============================================================================================================================

                                                                    Page 3 of 20


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

================================================================================================================================
              Summary of REO Property:

              ------------------------------------------------------------------------------------------------------
                                                     Principal                   Date of      Amount    Agg. Other
                    Property Name       Date of REO   Balance     Book Value      Final     of Proceeds    Rev.
                                                                                 Recovery                Collected
              ------------------------------------------------------------------------------------------------------


              ------------------------------------------------------------------------------------------------------
                Totals:                                 0.00         0.00                      0.00        0.00
              ------------------------------------------------------------------------------------------------------


      Appraised value of estate acquired through foreclosure or ---------------
      grant of a deed in lieu of foreclosure:
                                                                ----------------
              Summary of Appraisal
              Reductions:

              ------------------------------------------------------------------------------------------------------
                                                     Principal     Appraisal                 Appraisal    Date of
                    Property Name       Loan Number   Balance      Reduction                   Date      Reduction
                                                                    Amount
              ------------------------------------------------------------------------------------------------------


              ------------------------------------------------------------------------------------------------------
                Totals:                                 0.00         0.00                                  0.00
              ------------------------------------------------------------------------------------------------------






===============================================================================================================================


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

-------------------------------------------------------------------------------------------------------------------------------
Distribution     Delinq 1       Delinq 2      Delinq 3+   Foreclosure/   Modifications  Prepayments  Cur Weighted
                  Month          Months        Months     BankruptREO                                     Avg.
            -------------------------------------------------------------------------------------------------------------------
   Date       #    Balance   #    Balance  #    Balance  #    Balance    #    Balance  #    Balance  #    Balance  Coupon Remit
==============================================================================================================================
   11/13/97      0       0       0      0      0      0      0      0        0      0      0      0      0      0
             0.00%  0.000%   0.00% 0.000%  0.00% 0.000%  0.00% 0.000%    0.00% 0.000%  0.00% 0.000%  0.00% 0.000%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

                  Note: Foreclosure and REO Totals are Included
                 in the Appropriate Delinquency Aging Category


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

===============================================================================================================================
                       Paid                 Outstanding    Out.                     Special
  Disclosure Doc       Thru       Current       P&I      Property     Advance       Servicer   Foreclosure  Bankruptcy     REO
     Control #         Date         P&I     Advances**  Protection  Description(1)  Transfer       Date         Date       Date
                                  Advance                Advances                    Date
===============================================================================================================================










===============================================================================================================================
A.  P&I Advance - Loan Grace Period         1.  P&I Advance - Loan delinquent   3.  P&I Advance - Loan delinquent 3 months
                                            1 month
B.  P&I Advance - Late Payment but < one    2.  P&I Advance - Loan delinquent   4.  Matured Balloon/Assumed Scheduled Payment
month delinq                                2 months
===============================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                              Distribution of Principal Balances

-----------------------------------------------------------------------------------------------------------------------------
          (2) Current Scheduled Balances                 Number of Loans       (2) Scheduled Balance     Based on Balance
=============================================================================================================================
                  $0  to       $500,000
            $500,000  to     $1,000,000
          $1,000,000  to     $1,500,000
          $1,500,000  to     $2,000,000
          $2,000,000  to     $2,500,000
          $2,500,000  to     $3,000,000
          $3,000,000  to     $3,500,000
          $4,500,000  to     $4,000,000
          $5,000,000  to     $6,000,000
          $6,000,000  to     $7,000,000
          $7,000,000  to     $8,000,000
          $8,000,000  to     $9,000,000
          $9,000,000  to    $10,000,000
         $10,000,000  to    $11,000,000
         $11,000,000  to    $12,000,000
         $12,000,000  to    $13,000,000
         $13,000,000  to    $14,000,000
         $14,000,000  to    $15,000,000
         $15,000,000  &          Above
=============================================================================================================================
                        Total:                                          0                        0                 0.00%
-----------------------------------------------------------------------------------------------------------------------------

            Average Schedule Balance is        0
            Maximum Schedule Balance is        0
            Minimum Schedule Balance is        0

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                Distribution of Property Types

------------------------------------------------------------------------------------------------------------------------------
         Property Types                  Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------








=============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                           Distribution of Mortgage Interest Rates

------------------------------------------------------------------------------------------------------------------------------
 Current Mortgage Interest Rate          Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------

      7.000%   or  less
      7.000%   or 7.125%
      7.125%   or 7.375%
      7.375%   or 7.625%
      7.625%   or 7.875%
      7.875%   or 8.125%
      8.125%   or 8.375%
      8.375%   or 8.625%
      8.625%   or 8.875%
      8.875%   or 9.125%
      9.125%   or 9.375%
      9.375%   or 9.625%
      9.625%   or 9.875%
      9.875%   or10.125%
     10.125%   &  Above
=============================================================================================================================
             Total:                             0                               0                           0.00%
------------------------------------------------------------------------------------------------------------------------------

            W/Avg Mortgage Interest Rate is         0.000%
            Maximum Mortgage Interest Rate is       0.000%
            Minimum Mortgage Interest Rate is       0.000%

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                   Geographic Distribution

------------------------------------------------------------------------------------------------------------------------------
      Geographic Location                Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------
           California
            Maryland
            Virginia
            Georgia
            Florida
           New Jersey
            Arizona
          Pennsylvania
             Texas
          Rhode Island
         North Carolina
            New York
            Kentucky
              Utah
          Connecticut


=============================================================================================================================
             Total:                             0                               0                           0.00%
------------------------------------------------------------------------------------------------------------------------------


                                                                   Page 10 of 20

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                        Loan Seasoning

------------------------------------------------------------------------------------------------------------------------------
        Number of years                  Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------






=============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                        Weighted Average Seasoning is                     0.0

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                              Distribution of Amortization Type

------------------------------------------------------------------------------------------------------------------------------
       Amortization Type                 Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------






==============================================================================================================================
             Total:                             0                               0                           0.00%
------------------------------------------------------------------------------------------------------------------------------

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                       Distribution of Remaining Term Fully Amortizing
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Fully Amortizing Mortgage Loans          Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------
       60 months or less
        61 to 120 months
       121 to 180 months
       181 to 240 months
       241 to 360 months
==============================================================================================================================
             Total:                             0                               0                           0.00%
------------------------------------------------------------------------------------------------------------------------------
                                                                        Weighted Average Months to Maturity is              0

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                         Distribution of Remaining Term Balloon Loans

------------------------------------------------------------------------------------------------------------------------------
     Balloon Mortgage Loans              Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------

       12 months or less
        13 to 24 months
        25 to 36 months
         37 to 48 months
        49 to 60 months
        61 to 120 months
       121 to 180 months
       181 to 240 months
==============================================================================================================================
             Total:                             0                               0                           0.00%
------------------------------------------------------------------------------------------------------------------------------
                                                                        Weighted Average Months to Maturity is              0

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                     Distribution of DSCR

------------------------------------------------------------------------------------------------------------------------------
Debt Service Coverage Ratio (1)          Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------

    0.000   or   less
    0.500   to  0.625
    0.625   to  0.750
    0.750   to  0.875
    0.875   to  1.000
    1.000   to  1.125
    1.125   to  1.250
    1.250   to  1.500
    1.500   to  1.625
    1.625   to  1.750
    1.750   to  1.875
    1.875   to  2.000
    2.000   to  2.125
    2.125   &   above
            Unknown
==============================================================================================================================
             Total:                             0                               0                           0.00%
------------------------------------------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.
(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                          NOI Aging
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
            NOI Date                     Number of Loans              (2) Scheduled Balance            Based on Balance
------------------------------------------------------------------------------------------------------------------------------

         1 Year or Less
          1 to 2 Years
        2 Years or More
            Unknown
==============================================================================================================================
             Total:                             0                               0                           0.00%
------------------------------------------------------------------------------------------------------------------------------

(2) Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculations.


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                      Loan Level Detail

==================================================================================================================================
            Appraisal  Property                             Operating   Ending                                              Loan
Disclosure  Reduction    Type    Maturity                   Statement  Principal   Note   Scheduled            Prepayment  Status
Control #    Amounts     Code      Date      DSCR      NOI    Date      Balance    Rate      P&I    Prepayment    Date      Code(1)
==================================================================================================================================





=================================================================================================================================

*     NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy and methodology used to determine such figures
=================================================================================================================================
(1) Legend   A.  P&I Adv - in      1.  P&I Adv -            3.  P&I Adv -             5.  Prepaid in   7.  Foreclosure   9.  REO
                 Grace Period          delinquent 1 month       delinquent 3+ months      Full
             B.  P&I Adv - < one   2.  P&I Adv -            4.  Mat.                  6.  Specially    8.  Bankruptcy    10. DPO
                 month delinq          delinquent 2 months      Balloon/Assumed P&I       Serviced
                                                                                                       11. Modification
=================================================================================================================================


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                Specially Serviced Loan Detail

==============================================================================================================================
            Beginning                                  Specially
Disclosure  Scheduled  Interest  Maturity  Property     Serviced
Control #    Balance     Rate      Date      Type     Status Code(1)                             Comments
==============================================================================================================================








==============================================================================================================================
      (1)  Legend
          1)  Request for waiver of          4)  Loan with Borrower       7)  Loans Paid Off
              Prepayment Penalty                 Bankruptcy
          2)  Payment default                5)  Loan in Process of       8)  Loans Returned to Master Servicer
                                                 Foreclosure
          3)  Request for Loan Modification  6)  Loan now REO Property
              or Workout
==============================================================================================================================


                                                                      Appendix A


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                     Modified Loan Detail

===============================================================================================================================
 Disclosure  Modification
 Control #      Date                                           Modification Description
-------------------------------------------------------------------------------------------------------------------------------







===============================================================================================================================

                                                                      Appendix B


ABN AMRO                                     Structured Asset Securities Corporation                    Statement Date:11/13/97
LaSalle National Bank                   GMAC Commercial Mortgage Corporation, as Servicer               Payment Date:  11/13/97
                                          Commercial Mortgage Pass-Through Certificates                 Prior Payment:       NA
Administrator:                                           Series 1997-LLI                                Record Date:   10/31/97
   Amy Bulger (800)
   246-5761                                        ABN AMRO Acct: 99-9999-99-9
   135 S. LaSalle
   Street  Suite 1740
   Chicago, IL  60603

                                                     Realized Loss Detail

===============================================================================================================================
                                        Beginning                   Gross      Aggregate       Net         Net
    Dist.      Disclosure   Appraisal   Scheduled      Gross      Proceeds    Liquidation  Liquidation  Proceeds    Realized
    Date       Control #      Date       Balance     Proceeds     as a % of   Expenses *    Proceeds    as a % of     Loss
                                                                    Sched                                Sched.
                                                                  Principal                              Balance
-------------------------------------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------------------------------------
Current Total                              0.00        0.00                      0.00        0.00                    0.00
Cumulative                                 0.00        0.00                      0.00        0.00                    0.00
===============================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..


                                                                      Appendix C

                                                                   EXHIBIT I


                 FORM OF COMPARATIVE FINANCIAL STATUS REPORT
                   Structured Asset Securities Corporation
         Commercial Mortgage Pass-Through Certificates, Series 1997-LLI
                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

---------------------------------------------------------------------------------------------------------------
    S4        S57     S58                  P7        P8                S72       S69     S70      S65   S66
---------------------------------------------------------------------------------------------------------------
                                                                               Original Underwriting
---------------------------------------------------------------------------------------------------------------
                                                                                    Information
---------------------------------------------------------------------------------------------------------------
                                                                                    Basis Year
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
Prospectus                   Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
    ID       City    State     Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
                              yy/mm                                   yy/mm
---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or with out information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:                                  $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                        Received
---------------------------------------------------------------------------------------------------------------
Financial Information:                                                Loans                Balance
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
Current Full Year:
---------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------
Prior Full Year:
---------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------
Quarterly Financials:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
    S4          P65       P64     P59     P61    P63      P58        P57    P52      P54    P56
------------------------------------------------------------------------------------------------
                 2nd Preceding Annual Operating                   Preceding Annual Operating
------------------------------------------------------------------------------------------------
                          Information                                Information
------------------------------------------------------------------------------------------------
             as of ___________            Normalized      as of ___________          Normalized
------------------------------------------------------------------------------------------------

             Financial                                    Financial
Prospectus   Info as of    %     Total     $     (1)      Info as of  %    Total      $      (1)
    ID          Date      Occ   Revenue   NOI    DSCR        Date    Occ  Revenue    NOI    DSCR
             yy/mm                                        yy/mm
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Total:                    WA    $         $      WA                  WA   $          $      WA
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

================================================================================================
                  Required
------------------------------------------------------------------------------------------------
                    Loans          Balance
------------------------------------------------------------------------------------------------
               #          %       $       %
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    S4          P72       P73     P66     P68    P70      (2)
-------------------------------------------------------------------------------
                         Trailing Financial               Net Change
-------------------------------------------------------------------------------
                              Information
-------------------------------------------------------------------------------
                       Month Reported   "Actual"          Preceding & Basis
-------------------------------------------------------------------------------

                                                                   %
Prospectus   FS Start  FS End     Total     $     (%)       %    Total       (1)
    ID         Date      Date    Revenue   NOI    DSCR     Occ    Rev        DSC
             yy/mm     yy/mm
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total:                    WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                           EXHIBIT J


                     FORM OF DELINQUENT LOAN STATUS REPORT

                    Structured Asset Securities Corporation
         Commercial Mortgage Pass-Through Certificates, Series 1997-LLI
                          DELINQUENT LOAN STATUS REPORT
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
      S4              S55             S61          S57        S58   S62 or S63      P8           P7            P37            P39
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (a)           (b)            (c)
------------------------------------------------------------------------------------------------------------------------------------

                   Short Name                                                      Paid       Scheduled     Total P&I        Total
  Prospectus         (When         Property                          Sq Ft or      Thru         Loan         Advances       Expenses
      ID          Appropriate)       Type         City       State     Units       Date        Balance       To Date        To Date
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification,
      DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan,
      TBD - To Be Determined etc...)
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      S4          P38                    P25       P10        P11       P58       P54       P55                               P74
------------------------------------------------------------------------------------------------------------------------------------
             (d)         (e)=a+b+c+d                                                                              (f)
------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                            Value
               Advances                Current   Current                                                       using NOI
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity   LTM NOI                       Cap Rate     & Cap     Valuation
      ID        Escrow)    Exposure      P&I      Rate       Date      Date     LTM NOI  LTM DSCR   Assigned     Rate        Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     Structured Asset Securities Corporation
         Commercial Mortgage Pass-Through Certificates, Series 1997-LLI
                          DELINQUENT LOAN STATUS REPORT
                           as of ____________________


------------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61   S57   S58     P75                               P77      P79               P42     P76
-----------------------------------------------------------------------------------------------------------------------------------
                                                       (g)=(.92*f)-e  (h)=(g/e)
-----------------------------------------------------------------------------------------------------------------------------------
                                             Appraisal
             Short Name                        BPO or   Loss using    Estimated                           Expected
Prospectus     (When     Property City State Internal    92% Appr.    Recovery  Transfer Closing Date NOI FCL Sale  Workout
    ID      Appropriate)   Type               Value**   or BPO (f)       %        Date    Date    Filed     Date   Strategy Comments
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abreviated etc...
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is going in more than on
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------

                                                           EXHIBIT K


                  FORM OF HISTORICAL LOAN MODIFICATION REPORT

                    Structured Asset Securities Corporation
         Commercial Mortgate Pass-Through Certificates, Series 1997-LLI
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________

---------------------------------------------------------------------------------------------------------------------------
      S4            S57       S58       P49        P48        P7*          P7*        P50*                P50*      P25*
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                                                            Balance    Balance at
                                                             When          the
                                       Mod /                Sent to     Effective              # Mths
  Prospectus                         Extention  Effect      Speical      Date of       Old    for Rate     New      Old
      ID           City      State     Flag       Date     Servicer   Rehabilitation  Rate     Change     Rate      P&I
===========================================================================================================================
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------
Information is as of modification each line it should not change in the future only new modifications should be added.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
Total For All Loans:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
---------------------------------------------------------------------------------------------------------------------------
                                                # of Loans            $ Balance
---------------------------------------------------------------------------------------------------------------------------
Modifications:
---------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
---------------------------------------------------------------------------------------------------------------------------
Total:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
---------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
---------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      S4            P25*       P11*        P11*                    P47
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                             (2) Est.
                                                                              Future
                                                      Total #                Interest
                                                       Mths        (1)        Loss to
                                                       for      Realized      Trust $
  Prospectus        New        Old         New        Change     Loss to       (Rate
      ID            P&I      Maturity    Maturity     of Mod     Trust $    Reduction)            COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                                           EXHIBIT L



                    FORM OF HISTORICAL LOSS ESTIMATE REPORT

                     Structural Asset Securities Corporation
                  Commercial Mortgage Pass-Through Certificates
                                Series 1997-LLI
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

-----------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61     S57    S58   P45/P7       P75                            P45        P7        P37       P39+P38
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (c)=b/a     (a)                 (b)        (d)       (e)        (f)         (g)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Latest
                                                             Appraisal
             Short Name                              %          or       Effect             Net Amt
Prospectus      (When     Property               Received     Brokers   Date of   Sales    Received  Scheduled  Total P&I     Total
    ID      Appropriate)    Type    City  State  From Sale    Opinion    Sale     Price    from Sale  Balance    Advanced   Expense
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    S4
---------------------------------------------------------------------------------------------------------
                 (h)      (i)=d-(f+g+h)   (k)=i-e               (m)       Date     (n)=k+m     (o)=n/e
---------------------------------------------------------------------------------------------------------

                                                       Date               Minor
                                                       Loss                Adj     Total Loss  Loss % of
Prospectus     Servicing                Actual Losses Passed  Minor Adj   Passed      with     Scheduled
    ID        Fees Expense Net Proceeds  Passed thru   thru    to Trust    thru    Adjustment   Balance
=========================================================================================================

---------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated
---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                                           EXHIBIT M


                           FORM OF REO STATUS REPORT

                    Structured Asset Securities Corporation
               Commercial Mortgage Pass-Through, Series 1997-LLI
                               REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
      S4              S55         S61     S57     S58     S62 or    P8        P7          P37          P39         P38
-------------------------------------------------------------------------------------------------------------------------
                                                           S63               (a)          (b)          (c)         (d)
-------------------------------------------------------------------------------------------------------------------------
  Prospectus      Short Name     Prope   City    State    Sq Ft    Paid   Scheduled      Total        Total       Other
      ID             (When        rty                       or     Thru      Loan         P&I       Expenses     Advances
                 Appropriate)    Type                     Units    Date    Balance      Advances     To Date     (Taxes &
                                                                                        To Date                  Escrow)

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      S4                         P25         P11        P58       P54                  P74                     P75
---------------------------------------------------------------------------------------------------------------------
                 (e)=a+b+c+d                                                                       (f)
---------------------------------------------------------------------------------------------------------------------
  Prospectus         Total     Current    Maturity      LTM       LTM       Cap     Valuation     Value     Appraisal
      ID           Exposure    Monthly      Date        NOI      NOI /     Rate        Date       using       BPO or
                                 P&I                   Date       DSC     Assign                  NOI &      Internal
                                                                                                 Cap Rate    Value**

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
      S4
-----------------------------------------------------------------------------------------------------
               (g)=(.92*f)-(h)=(g/e)
-----------------------------------------------------------------------------------------------------
  Prospectus         Loss      Estimated    Transfer      REO        Pending    Pending
      ID             using      Recovery      Date     Aquisition    Closing     Offers     Comments
                      92%          %                      Date        Date
                   Appr. or
                    BPO (f)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int -
    Internal Value

                                                           EXHIBIT N



                               FORM OF WATCH LIST

                    Structured Asset Securities Corporation
         Commercial Mortgage Pass-Through Certificates, Series 1997-LLI
                              SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4         S55         S61      S57   S58     P7      P8     P11      P54
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Short Name   Property   City  State Scheduled Paid  Maturity   LTM                Comment / Reason on Watch List
    ID        (When       Type                   Loan    Thru    Date     DSCR
           Appropriate)                         Balance  Date
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                         $
------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                                           EXHIBIT O


                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                     Structured Asset Securities Corporation
         Commercial Mortgage Pass-Through Certificates, Series 1997-LLI

                       NOI ADJUSTMENT WORKSHEET FOR "year"

                           as of ____________________

 PROPERTY OVERVIEW
                                     -------------
      LB Control Number
                                     -------------
      Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------
      Year Built/Year Renovated
                                     -----------------------------------------
      Year of Operations                 Borrower  Adjustment    Normalized
                                     -----------------------------------------
      Occupancy Rate *
                                     -----------------------------------------
      Average Rental Rate
                                     -----------------------------------------
                                     * Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:
      Number of Mos.Annualized          "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                 Adjustment                Normalized
      Statement Classification          Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Effective Gross Income                      $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------
   Total Operating Expenses                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Operating Expense Ratio
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Net Operating Income                        $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   Total Capital Items                         $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. After Capital Items                  $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
Debt Service (per Servicer)                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------
Cash Flow after debt service                   $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Source of Financial Data:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

                                                           EXHIBIT P



                  Form of OPERATING STATEMENT ANALYSIS REPORT

                    Structured Asset Securities Corporation
         Commercial Mortgage Pass-Through Certificates, Series 1997-LLI

                        OPERATING STATEMENT ANALYSIS REPORT

                           as of ____________________


 PROPERTY OVERVIEW
                                 --------------
      LB Control Number
                                 --------------
                                               -------------
      Current Balance/Paid to Date
                                 ---------------------------------------------------------------------------------------------------
      Property Name
                                 ---------------------------------------------------------------------------------------------------
      Property Type
                                 ---------------------------------------------------------------------------------------------------
      Property Address, City, State
                                 ---------------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                --------------------------
      Year Built/Year Renovated
                                 -----------------------------------------------------------------
      Year of Operations          Underwriting     1994         1995        1996      Trailing
                                 -----------------------------------------------------------------
      Occupancy Rate *
                                 -----------------------------------------------------------------
      Average Rental Rate
                                 -----------------------------------------------------------------
                                 * Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:                                                                             No. of Mos.
                                                                                    --------------
      Number of Mos.                                         Prior Year  Current Yr.
                                 ------------------------------------------------------------------------------------------
      Period Ended               Underwriting      1994         1995        1996    97 Trailing**  1996-Base   1996-1995
                                                                                    --------------
      Statement Classification     Base Line    Normalized   Normalized  Normalized  as of / /97  Variance     Variance
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                 ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                 ------------------------------------------------------------------------------------------
      Other Income
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Effective Gross Income                   $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                 ------------------------------------------------------------------------------------------
                                 Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                 Servicer
                                 ** Servicer will not be expected to "Normalize" these YTD numbers.
  OPERATING EXPENSES:
                                 ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                 ------------------------------------------------------------------------------------------
      Property Insurance
                                 ------------------------------------------------------------------------------------------
      Utilities
                                 ------------------------------------------------------------------------------------------
      General & Administration
                                 ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                 ------------------------------------------------------------------------------------------
      Management Fees
                                 ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                 ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                 ------------------------------------------------------------------------------------------
      Professional Fees
                                 ------------------------------------------------------------------------------------------
      Other Expenses
                                 ------------------------------------------------------------------------------------------
      Ground Rent
                                 ------------------------------------------------------------------------------------------
   Total Operating Expenses                 $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Operating Expense Ratio
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Net Operating Income                     $0.00        $0.00        $0.00      $0.00         $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
      Leasing Commissions
                                 ------------------------------------------------------------------------------------------
      Tenant Improvements
                                 ------------------------------------------------------------------------------------------
      Replacement Reserve
                                 ------------------------------------------------------------------------------------------
   Total Capital Items                      $0.00        $0.00        $0.00      $0.00         $0.00                  $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   N.O.I. After Capital Items               $0.00        $0.00        $0.00      $0.00         $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
Debt Service (per Servicer)                 $0.00        $0.00        $0.00      $0.00         $0.00
                                 ------------------------------------------------------------------------------------------
Cash Flow after debt service                $0.00        $0.00        $0.00      $0.00         $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Source of Financial Data:
                                 ------------------------------------------------------------------------------------------
                                 (ie. operating statements, financial statements, tax return, other)
Notes and  Assumptions:
===========================================================================================================================

The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage  Nursing Home: 1)Private  2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                                    EXHIBIT Q


                  Exceptions to Representations and Warranties

   Clause of
 Section 2(b):                             Exception:
--------------------------------------------------------------------------------

(xiv)            No  certificates  of occupancy  were  obtainable for the Villa
                 Marina Property.

(xx) With respect to the DDR/DRA Properties known as the Broadway Marketplace Property, the Perimeter Pointe Property, and the Shoppers World Property, affirmative insurance has been provided in the related title policy to cover such taxes and governmental assessments.

(xxi) Such amounts required under the DDR/DRA loan are provided for as the requirement of the minimum balance in the operating accounts for the DDR/DRA Borrowers.

(xxvii) One of the Mortgaged Properties securing the Prentiss Loan known as the Pacific Gateway Center Property was formerly part of the site of a synthetic rubber manufacturing plant (the "Plant") and owned and operated by, among others, Shell Oil Company ("Shell") and related wastes were disposed of near the Pacific Gateway Center Property. In connection with a conveyance of this disposal area back to Shell by an affiliate of the Prentiss Borrower, Shell agreed to indemnify the Prentiss affiliate and any successors in interest against (i) any costs of remediation of the affected areas and (ii) any suit for damages for personal injury or property damage brought by neighboring landowners. Environmental studies have detected the presence of groundwater contamination and limited soil contamination on parcels near the disposal area, including parcels that form a part of the Pacific Gateway Center Property. On September 25, 1997, the Prentiss Borrower was notified that an undefined area associated with the operation of the Plant will be listed on the NPL of Superfund sites effective October 27, 1997. In addition, the Pacific Gateway Center Property is located near an existing Superfund site and contaminants associated with this site have been detected in the groundwater in the vicinity of the Pacific Gateway Center Property. Pursuant to an agreement (the "Shell Indemnity") between Shell and an affiliate of the Prentiss Borrower, Shell has agreed to (i) indemnify and hold harmless any successor of the affiliate of the Prentiss Borrower and any subsequent purchasers, tenants and lenders, from any liability relating to clean up or remediation costs for the affected area or for any contamination resulting from the interrelationship of the nearby Superfund site and the affected area and (ii) indemnify and hold harmless any successor of the Prentiss Borrower from any liability arising out of any third party tort claims for personal injury or property damage. (Shell has confirmed that the Prentiss Borrower and LB Realty and its successors in interest (and their successors in interest) are indemnified parties under the Shell Indemnity.) In addition, the Prentiss Borrower and the Prentiss L.P. have entered into an indemnification agreement, whereby they have agreed to indemnify LB Holdings for environmental liabilities that might arise with respect to the Pacific Gateway Center Property to the extent LB Holdings and its successors in interest do not recover under the Shell Indemnity.

(xxvii) With respect to the Courtyard Loan, the Courtyard Borrower is not required to indemnify the mortgagee and its successors and assigns from any liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the gross negligence or willful misconduct of the mortgagee or its successors and assigns (or with respect to the Courtyard Properties located in Georgia, resulting from the sole negligence or willful misconduct of mortgagee or its successors and assigns).

(xxxi)(G)(1) With respect to the Arden Loan, the lease covering an immaterial portion of the property known as 222 South Harbor Boulevard, which consists of the parking facility for such property, has a term of five years beyond the maturity date of the Arden Loan.

(xxxi)(J) With respect to the ground lease entered into in connection with an immaterial portion of the Arden property known as 222 South Harbor Boulevard, the estoppel letter provides that the leasehold mortgagee will have the right to enter into a new lease with the lessor on the same terms and conditions as such ground lease.


                                       2